                                                                    EXHIBIT 10.5

                                                                  EXECUTION COPY

                                  $760,000,000

                                CREDIT AGREEMENT

                                     AMONG

                            PMD GROUP HOLDINGS INC.,

                                 PMD GROUP INC.

                                      WITH

                             BANKERS TRUST COMPANY,

                            AS ADMINISTRATIVE AGENT,

                           CREDIT SUISSE FIRST BOSTON,

                              AS SYNDICATION AGENT

                                       AND

                          VARIOUS LENDING INSTITUTIONS


                          DATED AS OF FEBRUARY 28, 2001

                                TABLE OF CONTENTS

                                                                                                      PAGE
ARTICLE I    DEFINITIONS AND ACCOUNTING TERMS                                                            1
   1.1       Definitions............................................................................     1
   1.2       Accounting Terms; Financial Statements.................................................    48

ARTICLE II   AMOUNT AND TERMS OF CREDIT                                                                 49
   2.1       The Commitments........................................................................    49
   2.2       Notes..................................................................................    54
   2.3       Minimum Amount of Each Borrowing; Maximum Number of Borrowings.........................    54
   2.4       Borrowing Options......................................................................    55
   2.5       Notice of Borrowing....................................................................    55
   2.6       Conversion or Continuation.............................................................    56
   2.7       Disbursement of Funds..................................................................    57
   2.8       Pro Rata Borrowings....................................................................    58
   2.9       Letters of Credit......................................................................    58

ARTICLE III  INTEREST AND FEES                                                                          66
   3.1       Interest...............................................................................    66
   3.2       Fees...................................................................................    68
   3.3       Computation of Interest and Fees.......................................................    68
   3.4       Interest Periods.......................................................................    69
   3.5       Compensation for Funding Losses........................................................    70
   3.6       Increased Costs, Illegality, Etc.......................................................    70
   3.7       Replacement of Affected Lenders........................................................    73

ARTICLE IV   REDUCTION OF COMMITMENTS; PAYMENTS AND PREPAYMENTS                                         74
   4.1       Voluntary Reduction of Commitments.....................................................    74
   4.2       Mandatory Reductions of Commitments....................................................    75
   4.3       Voluntary Prepayments..................................................................    76
   4.4       Mandatory Prepayments..................................................................    77
   4.5       Application of Prepayments; Waiver of Certain Prepayments..............................    80
   4.6       Method and Place of Payment............................................................    82
   4.7       Net Payments...........................................................................    83

ARTICLE V    CONDITIONS OF CREDIT                                                                       86
   5.1       Conditions Precedent to the Initial Borrowing..........................................    86
   5.2       Conditions Precedent to All Credit Events..............................................    93

ARTICLE VI   REPRESENTATIONS AND WARRANTIES                                                             94
   6.1       Corporate Status.......................................................................    95
   6.2       Corporate Power and Authority..........................................................    95
   6.3       No Violation...........................................................................    95
   6.4       Governmental and Other Approvals.......................................................    95

                                TABLE OF CONTENTS

                                                                                                      PAGE
   6.5       Financial Statements; Financial Condition;
             Undisclosed Liabilities Projections; etc...............................................    96
   6.6       Litigation.............................................................................    98
   6.7       True and Complete Disclosure...........................................................    98
   6.8       Use of Proceeds; Margin Regulations....................................................    98
   6.9       Tax Returns and Payments...............................................................    99
   6.10      Compliance With ERISA..................................................................    99
   6.11      Security Documents.....................................................................   100
   6.12      Documents..............................................................................   101
   6.13      Ownership of Property..................................................................   101
   6.14      Capitalization.........................................................................   101
   6.15      Subsidiaries...........................................................................   102
   6.16      Compliance With Law, Etc...............................................................   103
   6.17      Investment Company Act.................................................................   103
   6.18      Public Utility Holding Company Act.....................................................   103
   6.19      Environmental Matters..................................................................   103
   6.20      Labor Relations........................................................................   104
   6.21      Intellectual Property, Licenses, Franchises and Formulas...............................   104
   6.22      Employment and Management Agreements...................................................   104
   6.23      Certain Fees...........................................................................   105
   6.24      Asbestos Matters.......................................................................   105

ARTICLE VII  AFFIRMATIVE COVENANTS                                                                     105
   7.1       Financial Statements...................................................................    105
   7.2       Certificates; Other Information........................................................    106
   7.3       Notices................................................................................    108
   7.4       Conduct of Business and Maintenance of Existence.......................................    109
   7.5       Payment of Obligations.................................................................    109
   7.6       Inspection of Property, Books and Records..............................................    110
   7.7       ERISA..................................................................................    110
   7.8       Maintenance of Property, Insurance.....................................................    111
   7.9       Environmental Laws.....................................................................    112
   7.10      Interest Rate Protection...............................................................    113
   7.11      Use of Proceeds........................................................................    113
   7.12      Additional Security; Further Assurances................................................    113
   7.13      End of Fiscal Years; Fiscal Quarters...................................................    115
   7.14      Maintenance of Corporation Separateness................................................    115
   7.15      Foreign Subsidiaries Security..........................................................    115

ARTICLE VIII NEGATIVE COVENANTS                                                                         116
   8.1       Liens..................................................................................    116
   8.2       Indebtedness...........................................................................    117

                                TABLE OF CONTENTS

                                                                                                      PAGE
   8.3       Fundamental Changes....................................................................    120
   8.4       Asset Sales............................................................................    120
   8.5       Dividends or Other Distributions.......................................................    122
   8.6       Issuance of Stock......................................................................    123
   8.7       Loans, Investments and Acquisitions....................................................    123
   8.8       Transactions with Affiliates...........................................................    125
   8.9       Sale-Leasebacks........................................................................    125
   8.10      Lines of Business......................................................................    125
   8.11      Fiscal Year............................................................................    125
   8.12      Limitation on Voluntary Payments and Modifications of Indebtedness;
             Modifications of Certificate of Incorporation, By-Laws and Certain
             Other Agreements; etc..................................................................    125
   8.13      Limitation on Certain Restrictions on Subsidiaries.....................................    126
   8.14      Accounting Changes.....................................................................    127

ARTICLE IX   FINANCIAL COVENANTS                                                                        127
   9.1       Maintenance of Consolidated Net Worth..................................................    127
   9.2       Consolidated Capital Expenditures......................................................    128
   9.3       Interest Coverage Ratio................................................................    129
   9.4       Leverage Ratio.........................................................................    130
   9.5       Minimum Consolidated EBITDA............................................................    131

ARTICLE X    EVENTS OF DEFAULT                                                                          132
   10.1      Events of Default.......................................................................   132
   10.2      Rights Not Exclusive...................................................................    136

ARTICLE XI   THE ADMINISTRATIVE AGENT                                                                   136
   11.1      Appointment............................................................................    136
   11.2      Nature of Duties.......................................................................    136
   11.3      Exculpation, Rights Etc................................................................    137
   11.4      Reliance...............................................................................    137
   11.5      Indemnification........................................................................    138
   11.6      Administrative Agent In Its Individual Capacity........................................    138
   11.7      Notice of Default......................................................................    138
   11.8      Holders of Obligations.................................................................    139
   11.9      Resignation by Administrative Agent....................................................    139

ARTICLE XII  MISCELLANEOUS                                                                              139
   12.1      No Waiver; Modifications in Writing....................................................    139
   12.2      Further Assurances.....................................................................    141
   12.3      Notices, Etc...........................................................................    141
   12.4      Costs, Expenses and Taxes; Indemnification.............................................    142

                                TABLE OF CONTENTS

                                                                                                      PAGE
   12.5      Confirmations..........................................................................    144
   12.6      Adjustment; Setoff.....................................................................    144
   12.7      Execution in Counterparts..............................................................    145
   12.8      Binding Effect; Assignment; Addition and Substitution of Lenders.......................    146
   12.9      CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL...................................    149
   12.10     Release of Collateral..................................................................    150
   12.11     GOVERNING LAW..........................................................................    150
   12.12     Severability of Provisions.............................................................    150
   12.13     Transfers of Notes.....................................................................    151
   12.14     Registry...............................................................................    151
   12.15     Headings...............................................................................    152
   12.16     Termination of Agreement...............................................................    152
   12.17     Confidentiality........................................................................    152
   12.18     Concerning the Collateral and the Loan Documents.......................................    153
   12.19     Effectiveness..........................................................................    155

ARTICLE XIII HOLDINGS GUARANTY                                                                          155
   13.1      The Guaranty...........................................................................    155
   13.2      Insolvency.............................................................................    155
   13.3      Nature of Liability....................................................................    155
   13.4      Independent Obligation.................................................................    156
   13.5      Authorization..........................................................................    156
   13.6      Reliance...............................................................................    157
   13.7      Subordination..........................................................................    157
   13.8      Waiver.................................................................................    157
   13.9      Nature of Liability....................................................................    158

                         INDEX OF EXHIBITS AND SCHEDULES
                                    EXHIBITS

                                                                                                      PAGE
Exhibit 2.1(c)     Form of Swing Line Loan Participation Certificate
Exhibit 2.2(a)-1   Form of Term A Dollar Note Exhibit 2.2(a)-2 Form of Term B Dollar Note
Exhibit 2.2(a)-3   Form of Term A Euro Note Exhibit 2.2(a)-4 Form of Term B Euro Note
Exhibit 2.2(a)-5   Form of Domestic Revolving Note
Exhibit 2.2(a)-6   Form of Multicurrency Revolving Note
Exhibit 2.2(a)-7   Form of Swing Line Note
Exhibit 2.5        Form of Notice of Borrowing
Exhibit 2.6        Form of Notice of Conversion or Contribution
Exhibit 2.9(c)     Form of Letter of Credit Request
Exhibit 4.7(d)     Form of Officer's Certificate Pursuant to Section 4.7(d)
Exhibit 5.1(b)(i)  Form of Borrower Security Agreement
Exhibit 5.1(b)(ii) Form of Subsidiary Security Agreement
Exhibit 5.1(c)     Form of Pledge Agreement
Exhibit 5.1(e)     Form of Opinion of Counsel
Exhibit 5.1(f)     Form of Officer's Certificate
Exhibit 5.1(g)     Form of Secretary's Certificate
Exhibit 5.1(n)     Form of Solvency Certificate
Exhibit 5.1(o)     Form of Form of Appointment of Agent
Exhibit 5.1 (w)    Form of Subsidiary Guaranty
Exhibit 6.5(e)     The Projections
Exhibit 7.2(b)     Form of Officer's Certificate Pursuant to Section 7.2(b)
Exhibit 8.7(a)     Transaction Steps
Exhibit 12.8(c)    Form of Assignment and Assumption Agreement


                                    SCHEDULES

Schedule 1.1(a)    Commitments
Schedule 1.1(b)    Agreed EBITDA
Schedule 1.1(c)    Calculation of Additional Cost
Schedule 5.1(s)    Waivers under Transaction Documents
Schedule 6.3       Approvals and Consents
Schedule 6.5(a)    Pro Forma Balance Sheet
Schedule 6.5(d)    Indebtedness
Schedule 6.5(e)    Projections
Schedule 6.11(c)   Real Property
Schedule 6.14      Capitalization/Organization of Borrower and Holdings
Schedule 6.15      Capitalization/Organization of Subsidiaries

                                TABLE OF CONTENTS

                                                                                                      PAGE
Schedule 6.22      Employment and Management Agreements
Schedule 7.8       Insurance
Schedule 8.7       Existing Investments
Schedule 8.8       Transaction with Affiliates
Schedule 8.13(a)   Existing Restrictions on Subsidiaries

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is dated as of February 28, 2001 and is made by and among PMD Group Inc., a Delaware corporation ("BORROWER"), PMD Group Holdings Inc., a Delaware corporation ("HOLDINGS"), the undersigned financial institutions, including Bankers Trust Company, in their capacities as lenders hereunder (collectively, the "LENDERS," and each individually, a "LENDER"), and Bankers Trust Company, as administrative agent ("ADMINISTRATIVE AGENT") for the Lenders, Credit Suisse First Boston, as syndication agent for the Lenders ("SYNDICATION AGENT") and together with Bankers Trust Company each a joint lead arranger and joint book manager.

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, Borrower has requested that the Lenders (i) make term loans to Borrower in the aggregate Dollar Equivalent principal amount of $635 million; and (ii) provide revolving credit facilities to Borrower in an aggregate Dollar Equivalent amount not to exceed $125 million at any time outstanding; PROVIDED, HOWEVER, that the revolving credit facilities shall not be drawn on the Effective Date;

     WHEREAS, the proceeds of the term loans described above will be used by Borrower to finance the PMD Group Acquisition;

     WHEREAS, the proceeds of the revolving credit facilities described above will be used by Borrower for ongoing working capital and general corporate purposes; and

     WHEREAS, the Lenders are willing to extend commitments to make the term loans and revolving credit loans to Borrower for the purposes specified above and only on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and, among other things, (i) the assignment of and the grant of a security interest in the Collateral by Borrower in favor of Administrative Agent for the benefit of the Lenders pursuant to the Security Agreements and (ii) the granting of mortgages by Borrower in the Mortgaged Property pursuant to the Mortgages, the parties hereto agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     1.1 DEFINITIONS. As used herein, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "ACCOUNTS RECEIVABLE" means presently existing and hereafter arising or acquired accounts receivable, notes, drafts, acceptances, general intangibles, choses in action and other forms of obligations and receivables relating in any way to Inventory or arising from the sale of Inventory or the rendering of services by Borrower or its Subsidiaries, or howsoever otherwise arising, including the right to payment of any interest or finance charges with respect thereto and all proceeds of insurance with respect thereto, together with all of Borrower's or its Subsidiaries' rights as an unpaid vendor, all pledged assets, guaranty claims, liens and security interests held by or granted to Borrower or its Subsidiaries to secure payment of any Accounts Receivable and all books, customer lists, ledgers, records and files (whether written or stored electronically) relating to any of the foregoing.

         "ACQUISITION" means (i) the purchase by a Person of all or a significant part of a business conducted by another Person or (ii) the merger, consolidation or amalgamation of any Person with any other Person.

         "ADDITIONAL SECURITY DOCUMENTS" means all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to
SECTION 7.12 with respect to additional Collateral.

         "ADJUSTED TOTAL DOMESTIC REVOLVING LOAN COMMITMENT" means at any time the Total Domestic Revolving Commitment less the aggregate Domestic Revolving Commitments of all Defaulting Lenders.

         "ADJUSTED WORKING CAPITAL" means the difference between (i) Consolidated Current Assets and (ii) Consolidated Current Liabilities excluding from Consolidated Current Liabilities all short-term borrowings, the current portion of long-term indebtedness and the current portion of Capitalized Lease Obligations.

         "AEA" means AEA Investors Inc., a Delaware corporation, and its successors.

         "AFFILIATE" means, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls (including but not limited to all directors and officers of such Person) or is controlled by or is under common control with such Person provided that neither BT nor CSFB shall be deemed to be an Affiliate of Borrower. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise and (i) for purposes of the definition of "Change of Control", an Affiliate of DLJMB shall include Credit Suisse Group, any Affiliate of Credit Suisse Group and any fund that is managed by Credit Suisse Group or any Affiliate of Credit Suisse Group and (ii) with respect to AEA, shall include its current, former and future employees, individual stockholders, directors and officers and (a) trusts for the benefit of such Persons or the spouses, issue, parents or other relatives of such Persons, (b) entities controlling or controlled by such Persons and (iii) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation.

         "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and any successor Administrative Agent in such capacity.

         "AGREEMENT" means this Credit Agreement, as the same may at any time be amended, supplemented or otherwise modified in accordance with the terms hereof and in effect.

         "ALTERNATIVE CURRENCY" means, with respect to Multicurrency Revolving Loans, Sterling and any currency of participating member states of the European Monetary Union, as of the date hereof, which is freely transferable and convertible into Dollars and Euros.

         "ALTERNATIVE CURRENCY BORROWING" means a Borrowing consisting of Alternative Currency Loans.

         "ALTERNATIVE CURRENCY LOANS" means Loans which are denominated in an Alternative Currency.

         "APPLICABLE CURRENCY" means as to any particular payment or Loan, the currency in which such payment or Loan is denominated, which shall be either Dollars, an Alternative Currency or Euros.

         "APPLICABLE BASE RATE MARGIN" means at any date, (i) with respect to Domestic Revolving Loans and Term A Dollar Loans, the applicable percentage set forth in the following table under the column Applicable Base Rate Margin for Domestic Revolving Loans and Term A Dollar Loans opposite the Most Recent Leverage Ratio as of such date and (ii) with respect to Term B Dollar Loans, the applicable percentage set forth under the column Applicable Base Rate Margin for Term B Dollar Loans opposite the Most Recent Leverage Ratio as of such date:

----------------------------------  ---------------------------------  ----------------------
                                     APPLICABLE BASE RATE MARGIN FOR    APPLICABLE BASE RATE
             MOST RECENT               DOMESTIC REVOLVING LOANS AND          MARGIN FOR
           LEVERAGE RATIO                  TERM A DOLLAR LOANS          TERM B DOLLAR LOANS
----------------------------------  ---------------------------------  ----------------------
         Less than 2.5 to 1                      1.00%                         2.25%
----------------------------------  ---------------------------------  ----------------------
Equal to or greater than 2.5 to 1                1.25%                         2.25%
      but less than 3.0 to 1
----------------------------------  ---------------------------------  ----------------------
Equal to or greater than 3.0 to 1                1.50%                         2.25%
      but less than 3.5 to 1
----------------------------------  ---------------------------------  ----------------------
Equal to or greater than 3.5 to 1                1.75%                         2.50%
      but less than 4.0 to 1
----------------------------------  ---------------------------------  ----------------------
Equal to or greater than 4.0 to 1                2.00%                         2.50%
      but less than 4.5 to 1
----------------------------------  ---------------------------------  ----------------------
Equal to or greater than 4.5 to 1                2.25%                         2.75%
----------------------------------  ---------------------------------  ----------------------

The Applicable Base Rate Margin for Term B Dollar Loans shall be reduced by .25% in the event that the Borrower receives senior debt ratings of Ba2 and BB from S&P and Moody's respectively.

         "APPLICABLE COMMITMENT FEE PERCENTAGE" means at any date, the applicable percentage set forth in the following table opposite the Most Recent Leverage Ratio as of such date:

-----------------------------------  -----------------------
         MOST RECENT                  APPLICABLE COMMITMENT
        LEVERAGE RATIO                   FEE PERCENTAGE
-----------------------------------  -----------------------
        Less than 2.5 to 1                    0.375%
-----------------------------------  -----------------------
 Equal to or greater than 2.5 to 1            0.500%
     but less than 3.0 to 1
-----------------------------------  -----------------------
 Equal to or greater than 3.0 to 1            0.500%
     but less than 3.5 to 1
-----------------------------------  -----------------------
 Equal to or greater than 3.5 to 1            0.500%
     but less than 4.0 to 1
-----------------------------------  -----------------------
 Equal to or greater than 4.0 to 1            0.500%
     but less than 4.5 to 1
-----------------------------------  -----------------------
 Equal to or greater than 4.5 to 1            0.500%
-----------------------------------  -----------------------

         "APPLICABLE EUROCURRENCY MARGIN" means at any date, (i) with respect to Domestic Revolving Loans, Multicurrency Revolving Loans, Term A Dollar Loans and Term A Euro Loans, the applicable percentage set forth in the following table under the column Applicable Eurocurrency Margin for Domestic Revolving Loans, Multicurrency Revolving Loans, Term A Dollar Loans and Term A Euro Loans opposite the Most Recent Leverage Ratio on such date and (ii) with respect to Term B Dollar Loans and Term B Euro Loans, the applicable percentage set forth in the following table under the column Applicable Eurocurrency Margin for Term B Dollar Loans and Term B Euro Loans opposite the Most Recent Leverage Ratio on such date:

------------------------------------  --------------------------------  ---------------------
                                       APPLICABLE EUROCURRENCY MARGIN       APPLICABLE
                                        FOR DOMESTIC REVOLVING LOANS,    EUROCURRENCY MARGIN
                                       MULTICURRENCY REVOLVING LOANS,     FOR TERM B DOLLAR
          MOST RECENT                     TERM A DOLLAR LOANS AND            LOANS AND
        LEVERAGE RATIO                      TERM A EURO LOANS             TERM B EURO LOANS
------------------------------------  --------------------------------  ---------------------
       Less than 2.5 to 1                         2.00%                         3.25%
------------------------------------  --------------------------------  ---------------------
 Equal to or greater than 2.5 to 1                2.25%                         3.25%
      but less than 3.0 to 1
------------------------------------  --------------------------------  ---------------------
 Equal to or greater than 3.0 to 1                2.50%                         3.25%
      but less than 3.5 to 1
------------------------------------  --------------------------------  ---------------------

                                       4

------------------------------------  --------------------------------  ---------------------
                                       APPLICABLE EUROCURRENCY MARGIN       APPLICABLE
                                        FOR DOMESTIC REVOLVING LOANS,    EUROCURRENCY MARGIN
                                       MULTICURRENCY REVOLVING LOANS,     FOR TERM B DOLLAR
          MOST RECENT                     TERM A DOLLAR LOANS AND            LOANS AND
        LEVERAGE RATIO                      TERM A EURO LOANS             TERM B EURO LOANS
------------------------------------  --------------------------------  ---------------------
------------------------------------  --------------------------------  ---------------------
 Equal to or greater than 3.5 to 1                2.75%                         3.50%
      but less than 4.0 to 1
------------------------------------  --------------------------------  ---------------------
 Equal to or greater than 4.0 to 1                3.00%                         3.50%
      but less than 4.5 to 1
------------------------------------  --------------------------------  ---------------------
 Equal to or greater than 4.5 to 1                3.25%                         3.75%
------------------------------------  --------------------------------  ---------------------

The Applicable Eurocurrency Margin for Term B Dollar Loans and Term B Euro Loans shall be reduced by .25% in the event that the Borrower receives senior debt ratings of Ba2 and BB from S&P and Moodys, respectively.

         "ASSET DISPOSITION" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of all or any part of an interest in shares of Capital Stock of a Subsidiary of Holdings (other than directors' qualifying shares and similar arrangements required by Requirements of Law), property or other assets (each referred to for the purposes of this definition as a "disposition", which term shall include any event constituting a Recovery Event) by Borrower or any of its Subsidiaries, PROVIDED THAT a disposition permitted by SECTION 8.3, any Investment permitted by SECTIONS 8.7(G) AND (H), and any asset sale permitted by SECTION 8.4(C) THROUGH (G) shall not constitute an Asset Disposition for purposes of this definition.

         "ASSIGNEE" has the meaning assigned to that term in SECTION 12.8(C).

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of EXHIBIT 12.8(C) annexed hereto and made a part hereof made by any applicable Lender, as assignor, and such Lender's assignee in accordance with SECTION 12.8.

         "ATTORNEY COSTS" means all reasonable fees and disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services, including all reasonable disbursements of internal counsel.

         "ATTRIBUTABLE DEBT" means as of the date of determination thereof in connection with a Sale and Leaseback Transaction occurring after the Effective Date, the net present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the then remaining term of any applicable lease.

         "AVAILABLE DOMESTIC REVOLVING COMMITMENT" means, as to any Lender at any time an amount equal to the excess, if any, of (a) such Lender's Domestic Revolving Commitment over (b) the sum of (i) the aggregate Effective Amount of then outstanding

Domestic Revolving Loans made by such Lender and (ii) such Lender's Domestic Revolver Pro Rata Share of the Effective Amount of LC Obligations and Swing Line Loans then outstanding.

         "AVAILABLE LIQUIDITY" means the sum of (i) the Total Available Domestic Revolving Commitment PLUS the Dollar Equivalent of the Total Available Multicurrency Revolving Commitment and (ii) cash, Cash Equivalents and the Dollar Equivalent of Foreign Cash Equivalents.

         "AVAILABLE MULTICURRENCY REVOLVING COMMITMENT" means, as to any Lender at any time an amount equal to the excess, if any, of (i) such Lender's Multicurrency Revolving Commitment over (ii) the aggregate principal Euro Equivalent amount then outstanding of Multicurrency Revolving Loans made by such Lender.

         "AVAILABLE UNRESTRICTED SUBSIDIARY INVESTMENT BASKET" means an amount equal to the Unrestricted Subsidiary Investment Basket less the sum of the aggregate outstanding amount of Investments made in Unrestricted Subsidiaries pursuant to SECTION 8.7(l).

         "BAILEE LETTER" means a letter in favor of Administrative Agent and the Lenders which is executed by each bailee, warehouseman or consignee which may now or in the future hold any Collateral in its possession, in form and substance satisfactory to Administrative Agent.

         "BANKRUPTCY CODE" means Title I of the Bankruptcy Reform Act of 1978, as amended, as set forth in Title 11 of the United States Code, as hereafter amended.

         "BASE RATE" means the greater of (i) the rate most recently announced by BT at its principal office as its "prime rate", which is not necessarily the lowest rate made available by BT or (ii) the Federal Funds Rate plus 1/2 of 1% per annum. The "prime rate" announced by BT is evidenced by the recording thereof after its announcement in such internal publication or publications as BT may designate. Any change in the interest rate resulting from a change in such "prime rate" announced by BT shall become effective without prior notice to Borrower as of 12:01 a.m. (New York City time) on the Business Day on which each change in such "prime rate" is announced by BT. BT may make commercial or other loans to others at rates of interest at, above or below its "prime rate".

         "BASE RATE LOAN" means any Loan which bears interest at a rate determined with reference to the Base Rate.

         "BENEFITED LENDER" has the meaning assigned to that term in SECTION 12.6(A).

         "BFG" means The B.F. Goodrich Company, a corporation organized under the laws of the State of New York.

         "BOARD" means the Board of Governors of the Federal Reserve System.

         "BORROWER" has the meaning assigned to that term in the introduction to this Agreement.

         "BORROWING" means a group of Loans of a single Type made by the Lenders or the Swing Line Lender, as appropriate on a single date and in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, PROVIDED that Base Rate Loans or Eurocurrency Loans incurred pursuant to SECTION 3.7 shall be considered part of any related Borrowing of Eurocurrency Loans.

         "BT" means Bankers Trust Company, a New York banking corporation, and its successors.

         "BUSINESS DAY" means (i) as it relates to any payment, determination, funding or notice to be made or given in connection with any Dollar-denominated Loan, or otherwise to be made or given to or from Administrative Agent, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market; PROVIDED, FURTHER, that when used in connection with any Letter of Credit, the term "Business Day" shall also exclude any day on which commercial banks in the city in which the Facing Agent for such Letter of Credit is domiciled are required by law to close; and (ii) as it relates to any payment, determination, funding or notice to be made or given in connection with any Multicurrency Revolving Loan, Term A Euro Loan or Term B Euro Loan any day
(A) on which dealings in deposits in Euros or an Alternative Currency are carried out in the London interbank market, and (B) on which commercial banks and foreign exchange markets are open for business in London, New York City and the principal financial center for such Alternative Currency.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, equity interests, equity participations, rights in or other equivalents (however designated) of such Person's capital stock, partnership interests, membership interests or other equivalent equity interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

         "CAPITALIZED LEASE" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment is capitalized on the balance sheet of the lessee in accordance with GAAP.

         "CAPITALIZED LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease which would at such time be so required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

         "CASH" means money, currency or the available credit balance in Dollars in a Deposit Account and shall include amounts in the Asset Sale Escrow Account.

         "CASH EQUIVALENTS" means (i) any evidence of indebtedness, maturing not more than 365 days after the date of purchase, issued by the United States of America or any instrumentality or agency thereof, the principal, interest and premium, if any, of which is guaranteed fully by, or backed by the full faith and credit of, the United States of America, (ii) Dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit and bankers acceptances maturing not more than 365 days after the date of purchase, issued by (x) any Lender or (y) a commercial banking institution that is a member of the U.S. Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America having, or which is the principal banking subsidiary of a bank holding company having, combined capital and surplus and undivided profits of not less than $200,000,000 and a commercial paper rating of "P-1" (or higher) according to Moody's, "A-1" (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency at the time as of which any investment therein is made (any such bank, an "APPROVED Bank") or (z) a non-United States commercial banking institution which is either currently ranked among the 100 largest banks in the world (by assets, according to the AMERICAN BANKER), has combined capital and surplus and undivided profits of not less than $500,000,000 or whose commercial paper (or the commercial paper of such bank's holding company) has a rating of "P-1" (or higher) according to Moody's, "A-1" (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency at the time as of which any investment therein is made, (iii) commercial paper, maturing not more than 365 days after the date of purchase, issued or guaranteed by a corporation (other than Borrower or any Subsidiary of Borrower or any of their respective Affiliates) organized and existing under the laws of any state within the United States of America with a rating, at the time as of which any determination thereof is to be made, of "P-1" (or higher) according to Moody's, or "A-1" (or higher) according to S&P, (iv) demand deposits with any bank or trust company maintained in the ordinary course of business, (v) repurchase or reverse repurchase agreements covering obligations of the type specified in clause (i) with a term of not more than seven days with any Approved Bank and
(vi) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody's at the time as of which any investment therein is made, including, without limitation, any such mutual fund managed or advised by any Lender or Administrative Agent.

         "CHANGE OF CONTROL" means (i) the sale, lease or transfer of all or substantially all of Holdings' or the Borrower's assets to any non-Affiliated Person or group (as such term is used in Section 13(d)(3) of the Exchange Act),
(ii) the liquidation or dissolution of Holdings or the Borrower, (iii) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than AEA, DLJMB and/or DBC (and their respective Affiliates) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 40% or more of the issued and outstanding shares of Holdings' Voting Securities, (iv) Holdings ceases to own 100% of the Voting Securities of the Borrower, (v) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted

Holdings' or the Borrower's board of directors (together with any new directors whose election by Holdings' or the Borrower's, as applicable, board of directors or whose nomination for election by Holdings' or the Borrower's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (vi) any "Change of Control" under the Senior Subordinated Note Documents or the Holdings Discount Notes.

         "CODE" means the Internal Revenue Code of 1986, as from time to time amended, including the regulations proposed or promulgated thereunder.

         "COLLATERAL" means all "Collateral" as defined in each of the Security Documents.

         "COLLATERAL ACCOUNT" has the meaning assigned to that term in SECTION 4.4(A).

         "COLLATERAL ASSIGNMENT OF RIGHTS" means, once executed and delivered, the assignment of rights and warranties agreement delivered pursuant to SECTION 5.1(C).

         "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the account of Borrower pursuant to this Agreement for the purpose of supporting trade obligations of Borrower or any of its Subsidiaries in the ordinary course of business.

         "COMMITMENT" means, with respect to each Lender, the aggregate of the Domestic Revolving Commitment, Multicurrency Revolving Commitment, the Term A Dollar Commitment, the Term B Dollar Commitment, Term A Euro Commitment and Term B Euro Commitment of such Lender and "COMMITMENTS" means such commitments of all of the Lenders collectively.

         "COMMITMENT FEE" has the meaning assigned to that term in SECTION
3.2(A).

         "COMMITMENT PERIOD" means, the period from and including the date hereof to but not including, the Revolver Termination Date or, in the case of the Swing Line Commitment, five (5) Business Days prior to the Revolver Termination Date.

         "COMMON STOCK" means the common stock of Borrower, $.01 par value.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for Borrower and its Subsidiaries, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all Capitalized Lease Obligations) by Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of Borrower; PROVIDED that Consolidated Capital Expenditures shall, in any event, exclude expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain, expropriation or condemnation of the assets being replaced.

         "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense, but excluding, however, without duplication, interest expense not payable in cash, amortization of discount and deferred financing costs net of amounts received under Interest Rate Agreements, amounts representing Transaction Payments and MINUS interest income received in Cash or Cash Equivalents or Foreign Cash Equivalents.

         "CONSOLIDATED DEBT" means, at any time, all Indebtedness of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP PLUS, without duplication, Indebtedness of Borrower and its Subsidiaries of the type referred to in CLAUSE (X) of the definition thereof.

         "CONSOLIDATED EBITDA" means, for any applicable period, the Consolidated Net Income or Consolidated Net Loss of Borrower and its Subsidiaries for such period, plus, to the extent deducted in determining the foregoing, Consolidated Interest Expense for such period, the provision for taxes based on income and foreign withholding taxes for such period, depreciation expense for such period, amortization expense for such period, amounts paid in cash or accrued in respect of the Management Services Agreement, non-cash expenses for the granting of stock options, any non-cash non-operating income for such period, plus Transaction Payments, minus to the extent included in Consolidated Net Income or Consolidated Net Loss, minus any gain or plus any loss recognized for such period in respect of post-retirement benefits as a result of the application of FASB 106 and any foreign currency translation adjustments as a result of the application of FASB 52, provided that Consolidated EBITDA for the three Fiscal Quarters ended prior to the Effective Date shall be deemed to be as set forth on SCHEDULE 1.1(B).

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum of total interest expense (including that attributable to Capitalized Leases in accordance with GAAP and net of amounts received or paid under Interest Rate Agreements) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, but excluding, however, any amortization of deferred financing costs, all as determined on a consolidated basis for Borrower and its consolidated Subsidiaries in accordance with GAAP, and net of interest income received in Cash and Cash Equivalents and Foreign Cash Equivalents.

         "CONSOLIDATED NET INCOME" and "CONSOLIDATED NET LOSS" mean, respectively, with respect to any period, the aggregate of the net income (loss) of the Person in question for such period, determined in accordance with GAAP on a consolidated basis, provided that (i) there shall be excluded the income of any unconsolidated Subsidiary or Unrestricted Subsidiary and any Person in which any other Person (other than the Borrower or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law or any other third party holding a DE MINIMUS number of shares in order to comply with other similar requirements) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Wholly-Owned Subsidiaries by such Person during such period and (ii) the net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded. There shall be excluded in computing Consolidated Net Income (i) any gain which must be treated as an extraordinary item under GAAP or any gain realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of the Person or a Subsidiary of the Person, and (ii) any non-cash loss which must be treated as an extraordinary item under GAAP and any loss realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of the Person or a Subsidiary of the Person.

         "CONSOLIDATED NET WORTH" of a Person means, without duplication, the sum of (i) total stockholders' equity (excluding treasury stock) LESS (ii) the stated value of any Investment in any Unrestricted Subsidiary or other Investment (other than Investments of any Person in readily marketable securities) which the Person or any consolidated Subsidiary of the Person has in any entity which is not a Subsidiary of the Person, as determined from a consolidated balance sheet of the Person and its consolidated Subsidiaries prepared in accordance with GAAP; PROVIDED, HOWEVER, solely for purposes of the calculations required by SECTION 9.1, there shall be excluded from the calculation of Consolidated Net Worth the cumulative effect of currency translation adjustments.

         "CONTAMINANT" means any material with respect to which any Environmental Law imposes a duty, obligation or standard of conduct, including without limitation any pollutant, contaminant (as those terms are defined in 42 U.S.C. ss. 9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. ss. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. ss.9601(14)), hazardous chemical (as that term is defined by 29 CFR ss. 1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C. ss. 6903(5)), radioactive material, special waste, polychlorinated biphenyls, asbestos, petroleum, including crude oil or any petroleum-derived substance, (or any fraction thereof), waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste.

         "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any Securities issued by such Person or of any indenture or credit agreement or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or to which it may be subject.

         "CREDIT EXPOSURE" has the meaning assigned to that term in SECTION 12.8(B).

         "CREDIT EVENT" means the making of any Loan or the issuance of any Letter of Credit.

         "CREDIT PARTY" means Borrower, Holdings and any guarantor which may hereafter enter into a guarantee agreement with respect to the Obligations.

         "CSFB" means Credit Suisse First Boston, and its successors.

         "CUSTOMARY PERMITTED LIENS" means for any Person

         (i) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings diligently pursued, provided that (A) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (B) provision for the payment of all such taxes known to such Person has been made on the books of such Person to the extent required by GAAP;

         (ii) mechanics', processor's, materialmen's, carriers', warehousemen's, landlord's and similar Liens arising by operation of law and arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that (A) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (B) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

         (iii) Liens arising or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits;

         (iv) (A) Liens incurred or deposits made in the ordinary course of business to secure the performance of bids, tenders, statutory obligations, fee and expense arrangements with trustees and fiscal agents (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and customary deposits granted in the ordinary course of business under Operating Leases and (B) Liens securing surety, indemnity, performance, appeal and release bonds, provided that provision for the payment of all such obligations has been made on the books of such Person to the extent required by GAAP;

         (v) Permitted Real Property Encumbrances;

         (vi) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings involving individually and in the aggregate liability of $10,000,000 (except to the extent any amount in excess thereof is covered by insurance or bond or similar third party indemnity from a Person satisfactory to Administrative Agent for which the Administrative Agent has received satisfactory written evidence of such coverage) or less at any one time, provided the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 60 days or, in the case of any stay of execution or enforcement pending appeal, within such lesser time during which such appeal may be taken;

         (vii) leases or subleases granted to others not interfering in any material respect with the business of Borrower or any of its Subsidiaries, any interest or title of a lessor under any lease permitted by this Agreement or the Security Documents and UCC filings relating thereto;

         (viii) customary rights of set off, revocation, refund or chargeback under deposit agreements or under the UCC of banks or other financial institutions where Borrower maintains deposits in the ordinary course of business permitted by this Agreement;

         (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods so long as such Liens attach only to the imported goods; and

         (x) Liens arising out of consignment or similar arrangements for the sale of goods entered into in the ordinary course of business.

         "DBC" means DB Capital/PMD Investors, LLC.

         "DEFAULT RATE" means a variable rate per annum which shall be two percent (2%) per annum PLUS either (i) the then applicable interest rate hereunder in respect of the amount on which the Default Rate is being assessed or (ii) if there is no such applicable interest rate, the Base Rate plus the Applicable Base Rate Margin, but in no event in excess of that permitted by applicable law.

         "DEFAULTING LENDER" means any Lender with respect to which a Lender Default is in effect.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "DLJMB" means DLJMB Funding III, Inc., a Delaware corporation, and its successors.

         "DOCUMENTS" means the Loan Documents and the Transaction Documents.

         "DOLLAR" and "$" means lawful money of the United States of America.

         "DOLLAR EQUIVALENT" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in Euros or an Alternative Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Exchange Rate.

         "DOMESTIC REVOLVER PRO RATA SHARE" means, when used with reference to any Domestic Revolving Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Domestic Revolving Lender's Domestic Revolving Commitment or, if the Revolver Termination Date has occurred, such Domestic Revolving Lender's then outstanding Domestic Revolving Loans and the denominator of which shall be the Domestic Revolving Commitments or, if the Revolver Termination Date has occurred, the amount of all then outstanding Domestic Revolving Loans.

         "DOMESTIC REVOLVING COMMITMENT" means, with respect to any Domestic Revolving Lender, the obligation of such Domestic Revolving Lender to make Domestic Revolving Loans and to participate in Letters of Credit, as such commitment may be adjusted from time to time pursuant to this Agreement, which commitment as of the date hereof is the amount set forth opposite such Lender's name on SCHEDULE 1.1(A) hereto under the caption "Amount of Domestic Revolving Commitment" as the same may be adjusted from time to time pursuant to the terms hereof and "DOMESTIC REVOLVING COMMITMENTS" means such commitments collectively, which commitments equal $95 million in the aggregate as of the date hereof.

         "DOMESTIC REVOLVING FACILITY" means the credit facility under this Agreement evidenced by the Domestic Revolving Commitments and the Domestic Revolving Loans.

         "DOMESTIC REVOLVING LENDER" means any Lender which has a Domestic Revolving Commitment or is owed a Domestic Revolving Loan (or a portion thereof).

         "DOMESTIC REVOLVING LOAN" and "DOMESTIC REVOLVING LOANS" have the meanings given in Section 2.1(b).

         "DOMESTIC REVOLVING NOTE" has the meaning assigned to that term in
SECTION 2.2(a).

         "DOMESTIC SUBSIDIARY" means any Subsidiary other than a Foreign Subsidiary.

         "DUTCH HOLDCO" means Performance Materials I Inc., a Delaware corporation and a special purpose, bankruptcy remote limited liability company formed for the sole purpose of holding 65% of the equity interests in PMD Netherlands C.V.

         "DRAWING" has the meaning set forth in SECTION 2.9(D)(ii).

         "EARN OUT OBLIGATIONS" has the meaning set forth in SECTION 8.2(m).

         "EFFECTIVE AMOUNT" means (a) with respect to any Loans on any date, the aggregate outstanding principal Dollar Equivalent amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and (b) with respect to any outstanding LC Obligations on any date, the Dollar Equivalent amount of such LC Obligations on such date after giving effect to any Issuances of Letters of

Credit occurring on such date and any other changes in the aggregate amount of the LC Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "EFFECTIVE DATE" has the meaning assigned to that term in SECTION
12.19.

         "ELIGIBLE ASSIGNEE" means a commercial bank, investment company, financial institution, financial company, fund (whether a corporation, partnership, trust or other entity) or insurance company in each case, together with its Affiliates or funds with the same investment advisor or that have an Affiliate of such investment advisor as their investment advisor, which extends credit or buys loans in the ordinary course of its business or any other Person approved by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld.

         "EMPLOYEE BENEFIT PLAN" means an "employee benefit plan" as defined in
Section 3(3) of ERISA, which is or has been established or maintained, or to which contributions are or have been made, by Borrower or any of its ERISA Affiliates, any Subsidiary of Borrower or ERISA Affiliate of such Subsidiary.

         "EMPLOYEE SHARE OFFER" means any employee purchase plan, compensatory stock option plan or incentive plan or any subscription agreement or similar arrangement with any officer, employee or director of Holdings or any of its Subsidiaries PROVIDED that with respect to any obligation on the part of Holdings or any Subsidiary of Holdings to repurchase shares from any employee (other than upon death, retirement or termination of such employee) the terms of such obligation shall be on terms and conditions satisfactory to the Administrative Agent in its reasonable discretion.

         "EMPLOYMENT AGREEMENTS" has the meaning assigned to that term in
SECTION 5.1(h).

         "ENVIRONMENTAL CLAIM" means any written notice of violation, claim, suit, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority or any Person for any damage, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, cost recovery, or any other common law claims, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, human health, or natural resources, or for fines, penalties, restrictions or injunctive relief, resulting from or based upon (a) the occurrence or existence of a Release or substantial threat of a material Release (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Contaminant in, into or onto the environment at, in, by or from the Premises or the Former Premises, (b) the use, handling, generation, transportation, storage, treatment or disposal of Contaminants in connection with the operation of any Premises or the Former Premises, or (c) the violation, or alleged violation, of any Environmental Laws relating to environmental matters connected with Borrower's operations or any Premises or the Former Premises.

         "ENVIRONMENTAL LAWS" means any and all applicable foreign, federal, state or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees, judgments, directives, or Environmental Permits and cleanup or action standards, levels or objectives imposing liability or standards of conduct for or relating to the protection of health, safety or the environment, including, but not limited to, the following statutes as now written and hereafter amended: the Water Pollution Control Act, as codified in 33 U.S.C.ss.1251 ET SEQ., the Clean Air Act, as codified in 42 U.S.C.ss. 7401 ET SEQ., the Toxic Substances Control Act, as codified in 15 U.S.C.ss.2601 ET SEQ., the Solid Waste Disposal Act, as codified in 42 U.S.C.ss. 6901 ET SEQ., the Comprehensive Environmental Response, Compensation and Liability Act, as codified in 42 U.S.C.ss. 9601 ET SEQ., the Emergency Planning and Community Right-to-Know Act of 1986, as codified in 42 U.S.C.ss.11001 ET SEQ., and the Safe Drinking Water Act, as codified in 42 U.S.C.ss. 300f ET SEQ., and any related regulations, as well as all state and local equivalents.

         "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws, or (ii) damages relating to, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "ENVIRONMENTAL PERMITS" means any and all permits, licenses, certificates, authorizations or approvals of any Governmental Authority required by Environmental Laws and necessary or reasonably required for the business of Borrower or any Subsidiary of Borrower.

         "ENVIRONMENTAL STUDY" means those certain environmental assessments, and documents upon which such assessments are based, of the Mortgaged Property, prepared by an environmental consulting firm reasonably acceptable to Administrative Agent with regard to the existing and potential liability of any Credit Party with respect to any environmental matters, including a review of compliance with Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

         "ERISA AFFILIATE" means, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in Section 414(c) of the Code, is a member of a "controlled group", as defined in Section 414(b) of the Code, or is a member of an "affiliated service group", as defined in Section 414(m) of the Code which includes such Person. Unless otherwise qualified, all references to an "ERISA Affiliate" in this Agreement shall refer to an ERISA Affiliate of Borrower or any Subsidiary.

         "EURO" means the single currency of participating member states of the European Monetary Union.

         "EUROCURRENCY LOAN" means any Loan bearing interest at a rate determined by reference to the Eurocurrency Rate.

         "EUROCURRENCY RATE" means (i) in the case of Dollar-denominated Loans, the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the offered quotation, if any, to first class banks in the New York interbank market by the Administrative Agent for non-U.S. deposits in Dollars of amounts in immediately available funds comparable to the principal amount of the applicable Eurocurrency Loan of the Administrative Agent for which the Eurocurrency Rate is being determined with maturities comparable to the Interest Period for which such Eurocurrency Rate will apply as of approximately 10:00 a.m. (New York City time) on the applicable Interest Rate Determination Date and
(ii) in the case of Loans denominated in Euros, the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the offered quotation, if any, to first class banks in the London interbank market by the Administrative Agent for deposits in Euros of amounts in immediately available funds comparable to the principal amount and currency of the applicable Eurocurrency Loan of Administrative Agent (or an Affiliate of Administrative Agent) for which the Eurocurrency Rate is being determined with maturities comparable to the Interest Period for which such Eurocurrency Rate will apply as of approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date. In the case of Loans in Sterling, the cost to the Lenders of complying with the mandatory liquid asset and special deposit requirements, if any, of the Bank of England will be added to the interest rate computed in the manner set forth in
SCHEDULE 1.1(C) hereto.

         "EUROCURRENCY RESERVE RATE" means, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan in Dollars, a rate per annum determined for such day in accordance with the following formula (rounded upwards, if necessary, to the nearest 1/100th of 1%):

                                     EUROCURRENCY RATE
                              ---------------------------------
                       1.00 - Eurocurrency Reserve Requirements

         "EUROCURRENCY RESERVE REQUIREMENTS" means, for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or any successor thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board).

         "EURO EQUIVALENT" means, at any time, (a) as to any amount denominated in Euros, the amount thereof at such time, and (b) as to any amount denominated in Dollars or an Alternative Currency, the equivalent amount in Euros as determined by the Administrative Agent at such time on the basis of the Exchange Rate.

         "EVENT OF DEFAULT" has the meaning assigned to that term in SECTION
10.1.

         "EXCESS CASH FLOW" means, for any Fiscal Year (commencing with the Fiscal Year ending December 31, 2002), an amount not less than zero calculated as of the close of business on November 30 of each year, equal to (i) the sum of
(x) the average daily aggregate Total Available Domestic Revolving Commitment PLUS the Dollar Equivalent of the average daily aggregate Total Available Multicurrency Revolving Commitment during the period of October 1 through and including November 30 of such year PLUS (y) the average daily balance of cash, Cash Equivalents and the Dollar Equivalent of the average daily balance of Foreign Cash Equivalents (exclusive of such cash, Cash Equivalents or Foreign Cash Equivalents which are proceeds from an Asset Disposition to the extent such cash is either applied to prepay the Term Loans or used to consummate a Permitted Acquisition during such period in accordance with the provisions of
SECTION 4.4(C)) as of November 30, held during the period October 1 through and including November 30 of such year, LESS (ii) the sum of (w) the Dollar Equivalent of the then Scheduled Term A Repayment, if any, due in December of such year PLUS (x) the aggregate amount of Net Sale Proceeds from Asset Dispositions during such Fiscal Year to the extent not reinvested prior to November 30 of such Fiscal Year, PLUS (y) the aggregate amount of cash proceeds from Recovery Events received by the Borrower or any of its Subsidiaries during such Fiscal Year to the extent not reinvested prior to November 30 of such Fiscal Year, PLUS (z) $150,000,000.

         "EXCESS CASH FLOW PERIOD" means, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding Fiscal Year of Borrower.

         "EXCESS CASH PAYMENT DATE" means the date occurring 100 days after the last day of a Fiscal Year of Borrower (beginning with its Fiscal Year ending on December 31, 2002).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and as codified in 15 U.S.C. 78a ET SEQ., and as hereafter amended.

         "EXCHANGE RATE" shall mean, on any day, (a) with respect to any Alternative Currency, the spot rate at which Dollars are offered on such day by Administrative Agent in London for such Alternative Currency at approximately 11:00 A.M. (London time), and (b) with respect to Dollars in relation to Euros or any specified Alternative Currency, the spot rate at which such specified Alternative Currency is offered on such day by Administrative Agent in London for Dollars at approximately 11:00 A.M. (London time). For purposes of determining the Exchange Rate in connection with an Alternative Currency Borrowing such Exchange Rate shall be determined as of the Exchange Rate Determination Date for such Borrowing. Administrative Agent shall provide Borrower with the then current Exchange Rate from time to time upon Borrower's request therefor.

         "EXCHANGE RATE DETERMINATION DATE" means for purposes of the determination of the Exchange Rate of any stated amount on any Business Day in relation to any Alternative Currency Borrowing, the date which is three Business Days prior to such Borrowing.

         "FACILITY" means any of the credit facilities established under this Agreement.

                  "FACING AGENT" means BT and any Affiliate of BT and any other Lender agreed to by such Lender, Borrower and Administrative Agent.

         "FASB 52" means Statement of Financial Accounting Standards No. 52 promulgated by the Financial Accounting Standards Board.

         "FASB 106" means Statement of Financial Accounting Standards No. 106 promulgated by the Financial Accounting Standards Board.

         "FEDERAL FUNDS RATE" means on any one day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the rate on overnight federal funds transactions with members of the Federal Reserve System only arranged by federal funds brokers, as published as of such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Federal Reserve Bank of New York, or, if such rate is not so published, the average of the quotations for such day on such transactions received by BT from three federal funds brokers of recognized standing selected by BT.

         "FISCAL QUARTER" has the meaning assigned to that term in SECTION 7.13.

         "FISCAL YEAR" has the meaning assigned to that term in SECTION 7.13.

         "FIXED EURO CONVERSION RATE" means the exchange rate determined by the Administrative Agent for the Schedule Term A Euro Repayments and the Scheduled Term B Euro Repayments.]

         "FOREIGN CASH EQUIVALENTS" means (i) debt securities with a maturity of 365 days or less issued by any member nation of the European Union, Switzerland or any other country whose debt securities are rated by S&P and Moody's A-1 or P-1, or the equivalent thereof at the time of which any investment therein is made (if a short-term debt rating is provided by either) or at least AA or Aa2, or the equivalent thereof at the time as of which any investment therein is made (if a long-term unsecured debt rating is provided by either)(each such jurisdiction, an "APPROVED JURISDICTION"), or any agency or instrumentality of an Approved Jurisdiction, provided that the full faith and credit of the Approved Jurisdiction is pledged in support of such debt securities or such debt securities constitute a general obligation of the Approved Jurisdiction, (ii) debt securities in an aggregate principal amount not to exceed the Dollar Equivalent of $5,000,000 with a maturity of 365 days or less issued by any nation in which the Borrower or its Subsidiaries has cash which is the subject of restrictions on export or any agency or instrumentality of such nation, provided that the full faith and credit of such nation is pledged in support of such debt securities or such debt securities constitute a general obligation of such nation; and (iii) an Approved Bank (as defined in the definition of Cash Equivalents hereunder) or a non-United States commercial banking institution which is either currently ranked among the 100 largest banks in the world (by assets, according to the AMERICAN BANKER), has combined capital and surplus and undivided profits of not less than $500,000,000 or whose commercial paper (or the commercial paper of such bank's holding company) has a rating of "P-1" (or higher) according to Moody's, "A-1" (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency at the time as of which any investment therein is made.

         "FOREIGN PENSION PLAN" means any plan, fund (including, without limitation, any super-annuation fund) or other similar program established or maintained outside of the United States of America by Holdings or one or more of its Subsidiaries or its Affiliates primarily for the benefit of employees of Holdings or such Subsidiaries or its Affiliates residing outside the United States of America, which plan, fund, or similar program provides or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which is not subject to ERISA or the Code.

         "FOREIGN SUBSIDIARY" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

         "FORMER PREMISES" means all real property formerly owned, leased, or operated by Borrower or any of its Subsidiaries.

         "GAAP" means generally accepted accounting principles in the U.S. as in effect from time to time.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

         "GUARANTEE OBLIGATIONS" means, as to any Person, without duplication, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Capitalized Lease or Operating Lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligations shall not include any endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation at any time shall be deemed to be an amount equal to the lesser at such time of (a) the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or (b) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation; or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

         "GUARANTEED CREDITORS" means and includes the Administrative Agent, the Lenders and each Person (other than any Credit Party) which is a party to an Interest Rate Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

         "GUARANTEED OBLIGATIONS" means (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to Borrower or otherwise) on each Note issued by Borrower to each Lender, and Loans made under this Agreement and all reimbursements obligations and Unpaid Drawings with respect to Letters of Credit, together with all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of Borrower to such Lender now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Documents and the due performance and compliance with all terms, conditions and agreements contained in the Loan Documents by Borrower and (ii) the full and prompt payment when due (whether by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of Borrower owing under any Interest Rate Agreement or Other Hedging Agreement entered into by Borrower or any of its Subsidiaries with any Lender or any Affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or Affiliate participates in such Interest Rate Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether not in existing or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

                  "GUARANTY" means the guarantee of Holdings contained in
ARTICLE XIII hereof and the Subsidiary Guaranty.

         "HAZARDOUS MATERIALS" means (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" under any Environmental Law; or (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority under any Environmental Law.

         "HOLDINGS" has the meaning assigned to that term in the introduction to this Agreement.

         "HOLDINGS DISCOUNT NOTES" means that certain 13% Senior Subordinated Note due February 28, 2011 issued by Holdings to BFG on the Effective Date.

         "INDEBTEDNESS" means, as applied to any Person (without duplication):

         (i) all indebtedness of such Person for borrowed money;

         (ii) the deferred and unpaid balance of the purchase price of assets or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 90 days unless being contested in good faith) which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or a similar written instrument;

         (iii) all Capitalized Lease Obligations;

         (iv) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is nonrecourse to such Person;

         (v) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than such notes or drafts for the deferred purchase price of assets or services which does not constitute Indebtedness pursuant to clause (ii) above);

         (vi) indebtedness or obligations of such Person, in each case, evidenced by bonds, notes or similar written instruments;

         (vii) the face amount of all letters of credit and bankers' acceptances issued for the account of such Person, and without duplication, all drafts drawn thereunder other
                                       22
     than, in each case, commercial or standby letters of credit or the functional equivalent thereof issued in connection with performance, bid or advance payment obligations incurred in the ordinary course of business, including, without limitation, performance requirements under workers compensation or similar laws;

         (viii) all obligations of such Person under Interest Rate Agreements or Other Hedging Agreements;

         (ix) Guarantee Obligations of such Person; and

         (x) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

         "INDEBTEDNESS TO REMAIN OUTSTANDING" shall have the meaning assigned to that term in SECTION 6.5(d).

         "INDEMNIFIED PERSON" has the meaning assigned to that term in SECTION 12.4(b).

         "INITIAL BORROWING" means the first Borrowing by Borrower under this Agreement.

         "INITIAL BORROWING DATE" means the date of the Initial Borrowing.

         "INITIAL LOAN" means the first Loan made by the Lenders under this Agreement.

         "INTERCOMPANY INDEBTEDNESS" means Indebtedness of Holdings, Borrower or any of their respective Subsidiaries which is owing to any other member of such group.

         "INTEREST COVERAGE RATIO" means, for any period, the ratio of Consolidated EBITDA to Consolidated Cash Interest Expense for such period.

         "INTEREST PAYMENT DATE" means (a) as to any Base Rate Loan, each Quarterly Payment Date to occur while such Loan is outstanding, (b) as to any Eurocurrency Loan, the last day of the Interest Period applicable thereto and
(c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day which is three months, each three (3) month anniversary of the first day of the Interest Period applicable thereto and the last day of the Interest Period applicable thereto; PROVIDED, HOWEVER, that, in addition to the foregoing, each of (i) the date upon which both the Domestic Revolving Commitments and Multicurrency Revolving Commitments have been terminated and the Domestic Revolving Loans and Multicurrency Revolving Loans have been paid in full and (ii) the Term A Loan Maturity Date and the Term B Loan Maturity Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued hereunder for such Loan.

         "INTEREST PERIOD" has the meaning assigned to that term in SECTION 3.4.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which Borrower or any Subsidiary is a party.

         "INTEREST RATE DETERMINATION DATE" means the date for calculating the Eurocurrency Rate for an Interest Period, which Date shall be (i) in the case of any Eurocurrency Loan in Dollars, the second Business Day prior to first day of the related Interest Period for such Loan or (ii) in the case of any Eurocurrency Loan in Euros or an Alternative Currency, the date on which quotations would ordinarily be given by prime banks in the London interbank market for deposits in Euros or such Alternative Currency for value on the first day of the related Interest Period for such Eurocurrency Loan; provided, however, that if for any such Interest Period with respect to Euros or an Alternative Currency quotations would ordinarily be given on more than one date, the Interest Rate Determination Date shall be the last of those dates.

         "INVENTORY" means, inclusively, all inventory as defined in the UCC from time to time and all goods, merchandise and other personal property wherever located, now owned or hereafter acquired by Borrower or any of its Subsidiaries of every kind or description which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work-in-process or materials used or consumed or to be used or consumed in Borrower's or any of its Subsidiaries' business.

         "INVESTMENT" means, as applied to any Person, (i) any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, Securities of any other Person, or a capital contribution by that Person to any other Person (ii) any direct or indirect loan or advance to any other Person (other than prepaid expenses or Accounts Receivable created or acquired in the ordinary course of business), including all Indebtedness to such Person arising from a sale of property by such person other than in the ordinary course of its business (iii) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person (including any purchase) or (iv) any purchase by that Person of a futures contract or such person otherwise becoming liable for the purchase or sale of currency or other commodity at a future date in the nature of a futures contract. The amount of any Investment by any Person on any date of determination shall be the sum of the value of the gross assets transferred or acquired by such Person (including the amount of any liability assumed in connection with the transfer or acquisition by such Person to the extent such liability would be reflected on a balance sheet prepared in accordance with GAAP) plus the cost of all additions to the extent funded by Borrower or a Subsidiary of Borrower, thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, minus the amount of all cash returns of principal or capital thereon, cash dividends thereon and other cash returns on investment thereon or liabilities expressly assumed by another Person (other than Borrower or another Subsidiary of Borrower) in connection with the sale of such Investment. Whenever the term "outstanding" is used in this Agreement with reference to an Investment, it shall take into account the matters referred to in the preceding sentence.

         "IRS" means the United States Internal Revenue Service, or any successor organization.

         "LANDLORD CONSENT" means a letter in favor of Administrative Agent and the Lenders which is executed by each lessor of any leased property of Borrower or any Subsidiary of Borrower at which Collateral with a value in excess of $1,000,000 may now or in the future be located, in form and substance reasonably satisfactory Administrative Agent.

         "LC COMMISSION" has the meaning assigned to that term in SECTION 2.9(G)(II).

         "LC OBLIGATIONS" means, at any time, an amount equal to the sum of (a) the aggregate Stated Amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to SECTION 2.9(D). The LC Obligation of any Lender at any time shall mean its Domestic Revolver Pro Rata Share of the aggregate LC Obligations outstanding at such time.

         "LC PARTICIPANT" has the meaning assigned to that term in SECTION
2.9(E).

         "LC SUPPORTABLE INDEBTEDNESS" means (i) obligations of Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of Borrower or any of its Subsidiaries as are reasonably acceptable to Administrative Agent and the respective Facing Agent and otherwise permitted to exist pursuant to the terms of this Agreement.

         "LENDER" and "LENDERS" have the respective meanings assigned to those terms in the introduction to this Agreement and shall include any Person that becomes a "Lender" as contemplated by SECTION 12.8.

         "LENDER DEFAULT" means (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under SECTION 2.9(E) or (ii) a Lender having notified in writing Borrower and/or Administrative Agent that it does not intend to comply with its obligations under SECTION 2.1 or SECTION 2.9(E), as a result of any takeover of such Lender by any regulatory authority or agency.

         "LETTERS OF CREDIT" means, collectively, all Commercial Letters of Credit and Standby Letters of Credit issued pursuant to this Agreement, and "Letter of Credit" means any one of such Letters of Credit.

         "LETTER OF CREDIT PAYMENT" means as applicable (a) all payments made by the Facing Agent pursuant to either a draft or demand for payment under a Letter of Credit or (b) all payments by Lenders having Domestic Revolving Commitments to Facing Agent in respect thereof (whether or not in accordance with their Domestic Revolver Pro Rata Share).

                  "LETTER OF CREDIT REQUEST" has the meaning assigned to that term in SECTION 2.9(C).

         "LEVERAGE RATIO" means, for any Test Period, the ratio of Consolidated Debt less Cash and Cash Equivalents and the Dollar Equivalent of Foreign Cash Equivalents as of the last day of such Test Period to Consolidated EBITDA for such Test Period PROVIDED that for purposes of SECTION 9.4, Consolidated Debt shall not include Working Capital Funds.

         "LIEN" means (i) any judgment lien or execution, attachment, levy, distraint or similar legal process and (ii) any mortgage, pledge, hypothecation, collateral assignment, security interest, encumbrance, lien, charge or deposit arrangement (other than a deposit to a Deposit Account in the ordinary course of business and not intended as security) of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any of the foregoing, any filing or agreement to file a financing statement as debtor under the UCC or any similar statute (other than filings for which an agreement to release such statement has been obtained and delivered to Administrative Agent) other than to reflect ownership by a third party of property leased or consigned to Borrower or any of its Subsidiaries under a lease or consignment agreement which is not in the nature of a conditional sale or title retention agreement, any subordination arrangement in favor of another Person or any sale of receivables with recourse against the seller or any Affiliate of the seller).

         "LOAN" means any Term A Dollar Loan, Term B Dollar Loan, Term A Euro Loan, Term B Euro Loan, Domestic Revolving Loan, Multicurrency Revolving Loan or Swing Line Loan and "Loans" means all such Loans collectively.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, each Letter of Credit, each Security Document, the Subsidiary Guaranty, each Interest Rate Agreement to which any Lender or any Affiliate of a Lender is a party, and all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

         "MAJORITY LENDERS" of any Facility means those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of all other Facilities under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

         "MANAGEMENT FEES" means for any period, all management fees, emoluments or similar compensation paid pursuant to the Management Services Agreements or any similar agreements entered into in connection with any Permitted Acquisition excluding amounts representing reimbursement of out-of-pocket expenses incurred in the ordinary course of business in connection with the performance of such management services.

         "MANAGEMENT SERVICES AGREEMENTS" means the management agreements described in paragraphs 1-3 of SCHEDULE 8.8 hereto, as such agreements may be amended or otherwise modified in accordance with the terms of this Agreement.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities, property, operations or prospects of Borrower and its Subsidiaries taken as a whole, (b) the ability of Borrower and its Subsidiaries taken as a whole to perform their obligations under any Loan Document to which it is a party, or (c) the validity or enforceability of this Agreement or any of the Security Documents (other than the validity or enforeceability of a pledge of the Capital Stock of a Foreign Subsidiary which is not a Material Subsidiary due to the effect of applicable foreign law or action of any foreign government) or the rights or remedies of Administrative Agent and the Lenders hereunder or thereunder.

         "MATERIAL AGREEMENT" means (i) any Contractual Obligation, the breach of which or the failure to maintain would be reasonably likely to result in a Material Adverse Effect and (ii) any material Contractual Obligation entered into in connection with a material Permitted Acquisition.

         "MATERIAL SUBSIDIARY" means any Subsidiary of Borrower, the total assets of which were more than 1% of Borrower's total assets as of the end of the most recently completed Fiscal Year of Borrower for which audited financial statements are available; PROVIDED that, in the event the aggregate of the total assets of all Subsidiaries that do not constitute Material Subsidiaries exceeds 5% of Borrower's total assets as of such date, Borrower (or Administrative Agent, in the event Borrower has failed to do so within 10 days of request therefor by Administrative Agent) shall, to the extent necessary, designate sufficient Subsidiaries to be deemed to be "Material Subsidiaries" to eliminate such excess, and such designated Subsidiaries shall thereafter constitute Material Subsidiaries. Assets of Foreign Subsidiaries shall be converted into Dollars at the rates used for purposes of preparing the consolidated balance sheet of Borrower included in such audited financial statements.

         "MAXIMUM COMMITMENT" means, when used with reference to any Lender, the aggregate of such Lender's Term A Dollar Commitment, Term A Euro Commitment, Term B Dollar Commitment, Term B Euro Commitment, Multicurrency Revolving Commitment and Domestic Revolving Commitment in the amounts not to exceed those set forth opposite the name of such Lender on SCHEDULE 1.1(A) hereto, subject to reduction from time to time in accordance with the terms of this Agreement.

         "MINIMUM BORROWING AMOUNT" means, with respect to Base Rate Loans, $1,000,000, with respect to Eurocurrency Loans denominated in Dollars, $2,500,000, with respect to Eurocurrency Loans denominated in Euros, [EURO]2,000,000, and with respect to Eurocurrency Loans denominated in an Alternative Currency, the Dollar Equivalent in such Alternative Currency of $2,000,000 (rounded to the nearest one hundred thousand units of such Alternative Currency), and with respect to Swing Line Loans, $250,000.

         "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

         "MORTGAGE" has the meaning assigned to that term in SECTION 5.1(D) and shall also include any mortgages or similar documents executed pursuant to
SECTION 7.12.

         "MORTGAGE POLICIES" has the meaning assigned to that term in SECTION 5.1(D) and shall also include any mortgage policies or similar documents executed pursuant to SECTION 7.12.

         "MORTGAGED PROPERTY" has the meaning assigned to that term in SECTION 5.1(D) and shall also include any real property subject to a mortgage pursuant to SECTION 7.12.

         "MOST RECENT LEVERAGE RATIO" means, at any date, the Leverage Ratio for the Test Period ending as of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Lenders pursuant to SECTION 7.1; PROVIDED HOWEVER, that if Borrower fails to deliver such financial statements as required by SECTION 7.1 and further fails to remedy such default within five days of notice thereof from Administrative Agent, then, without prejudice to any other rights of any Lender hereunder, the Most Recent Leverage Ratio shall be deemed to be greater than 4.50 to 1.00 as of the date such financial statements were required to be delivered under SECTION 7.1 until such financial statements are delivered. Notwithstanding the foregoing or the provisions of the last sentence of SECTION 3.3, from the Closing Date to the date of delivery of Financial Statements for the period ending September 30, 2001, the Most Recent Leverage Ratio shall be deemed to be greater than 4.00 to 1.00 but less than
4.50 to 1.00.

         "MULTICURRENCY REVOLVER PRO RATA SHARE" means, when used with reference to any Multicurrency Revolving Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Multicurrency Revolving Lender's Multicurrency Revolving Commitment or, if the Revolver Termination Date has occurred, the Euro Equivalent of such Multicurrency Revolving Lender's then outstanding Multicurrency Revolving Loans and the denominator of which shall be the Multicurrency Revolving Commitments or, if the Revolver Termination Date has occurred, the Euro Equivalent amount of all then outstanding Multicurrency Revolving Loans.

         "MULTICURRENCY REVOLVING COMMITMENT" means, with respect to any Multicurrency Revolving Lender, the obligation of such Multicurrency Revolving Lender to make Multicurrency Revolving Loans, as such commitment may be adjusted from time to time pursuant to this Agreement, which commitment as of the date hereof is the amount set forth opposite such Lender's name on SCHEDULE 1.1(A) hereto under the caption "Amount of Multicurrency Revolving Commitment" as the same may be adjusted from time to time pursuant to the terms hereof and "MULTICURRENCY REVOLVING COMMITMENTS" means such commitments collectively, which commitments equal [EURO]32,733,000 in the aggregate as of the date hereof.

         "MULTICURRENCY REVOLVING FACILITY" means the credit facility under this Agreement evidenced by the Multicurrency Revolving Commitments and the Multicurrency Revolving Loans.

         "MULTICURRENCY REVOLVING LENDER" means any Lender which has a Multicurrency Revolving Commitment or is owed a Multicurrency Revolving Loan (or a portion thereof).

         "MULTICURRENCY REVOLVING LOAN" and "MULTICURRENCY REVOLVING LOANS" have the meanings given in SECTION 2.1(B)(II).

         "MULTICURRENCY REVOLVING NOTE" has the meaning assigned to that term in
SECTION 2.2(A).

         "MULTIEMPLOYER PLAN" means any plan described in Section 4001(a)(3) of ERISA to which contributions are or have, within the preceding six years, been made, or are or were, within the preceding six years, required to be made, by Borrower or any of its ERISA Affiliates or any Subsidiary of Borrower or ERISA Affiliates of such Subsidiary.

         "MULTIPLE EMPLOYER PLAN" means a Plan which the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate and at least one employer other than the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

         "NET OFFERING PROCEEDS" means the cash proceeds received from (a) the issuance of any Capital Stock or (b) the incurrence of any Indebtedness, in each case net of the actual liabilities for reasonably anticipated cash taxes in connection with such issuance or incurrence, if any, any underwriting, brokerage and other customary selling commissions incurred in connection with such issuance or incurrence, and reasonable legal, advisory and other fees and expenses, including title and recording tax expenses, if any, incurred in connection with such issuance or incurrence.

         "NET SALE PROCEEDS" means, with respect to any Asset Disposition the aggregate cash payments received by Holdings, Borrower or any of their respective Subsidiaries from a Person other than another member of such group from such Asset Disposition including, without limitation, cash received by way of deferred payment pursuant to a note receivable, conversion of non-cash consideration, cash payments in respect of purchase price adjustments or otherwise, but only as and when such cash is received) MINUS (i) the direct costs and expenses incurred in connection therewith (including any brokerage or customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording tax expenses, and including in the case of any Asset Disposition, the payment of the outstanding principal amount of, premium, if any, and interest on any Indebtedness (other than hereunder) required to be repaid as a result of such Asset Disposition); (ii) any provision for taxes paid or payable in respect thereof PROVIDED that such expenses shall only include taxes to the extent that taxes are payable in cash in the current year or the following year as a result of such Asset Disposition and (iii) any amount escrowed or reserved in accordance with GAAP in connection with indemnity obligations and other liabilities associated with such Asset Disposition until and to the extent that such escrow has been released or such reserve has been reversed. Any proceeds received in a currency other than Dollars shall, for purposes of the calculation of the amount of Net Sale Proceeds, be in an amount equal to the Dollar Equivalent thereof as of the date of receipt thereof by Borrower or any Subsidiary of Borrower.

         "NON-DEFAULTING LENDER" means each Lender which is not a Defaulting Lender.

         "NOTE" means any of the Domestic Revolving Notes, Multicurrency Revolving Notes, the Swing Line Note or the Term Notes and "NOTES" means all of such Notes collectively.

         "NOTICE OF BORROWING" has the meaning assigned to that term in SECTION 2.5.

         "NOTICE OF CONVERSION OR CONTINUATION" has the meaning assigned to that term in Section 2.6.

         "NOTICE OFFICE" means the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, 14th Floor, Attn: Commercial Loan Division, or such other office as the Administrative Agent may designate to Holdings, Borrower and the Lenders from time to time.

         "OBLIGATIONS" means all liabilities and obligations of Holdings and its Subsidiaries now or hereafter arising under this Agreement and all of the other Loan Documents, whether for principal, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

         "OPERATING LEASE" of any Person means any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person, as lessee, which is not a Capitalized Lease.

         "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person, such Person's articles or certificate of incorporation, bylaws, partnership agreement, joint venture agreement or other similar governing documents and any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Capital Stock.

         "OTHER HEDGING AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, commodity agreements, option contract, synthetic cap or other similar agreement.

         "PARTICIPANTS" has the meaning assigned to that term in SECTION
12.8(B).

         "PAYMENT OFFICE" means (a) with respect to Administrative Agent or Swing Line Lender, for payments with respect to Dollar-denominated Loans, 130 Liberty Street, New York, New York, 10006, 14th floor, Attn: Commercial Loan Division, or such other address as

Administrative Agent or Swing Line Lender, as the case may be, may from time to time specify in accordance with SECTION 12.3 or (b) with respect to Administrative Agent or Swingline Lender, for payments in Euros or any Alternative Currency, such account at such bank or office in London or such other place as Administrative Agent shall designate by notice to the Person required to make the relevant payment.

         "PBGC" means the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA.

         "PERMITTED ACQUISITION" means any Acquisition by Borrower or a Subsidiary of Borrower if all of the following conditions are met:

          (a) no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom;

          (b) such acquisition has not been preceded by an unsolicited tender offer for such Person by the Borrower or any of its Affiliates;

          (c) all transactions related thereto are consummated in compliance, in all material respects, with applicable Requirements of Law;

          (d) in the case of any acquisition of any equity interest in any Person, after giving effect to such acquisition such Person becomes a Wholly-Owned Subsidiary of the Borrower which is not an Unrestricted Subsidiary (or with respect to any such Person that does not become a Wholly-Owned Subsidiary, such Person becomes a Subsidiary of Borrower, and, to the extent required by SECTION 7.12(b), guarantees the Obligations hereunder and grants the security interest contemplated by such SECTION 7.12(B));

          (e) all actions, if any, required to be taken under SECTION 7.12 with respect to any acquired or newly formed Subsidiary and its property are taken as and when required under SECTION 7.12;

          (f) such assets are used for, or such Person is primarily engaged in, a line of business permitted under SECTION 8.10;

          (g) the aggregate Investment for such acquisition is less than the greater of $75,000,000 or in the event Borrower is holding Net Sale Proceeds from an Asset Disposition for reinvestment, the amount of such Net Sale Proceeds which are not required to be prepaid by SECTION 4.4(C);

          (h) if the aggregate Investment for such acquisition is $25,000,000 or greater (including the maximum value of earn out obligations, if any): (x) after giving effect thereto on a Pro Forma Basis for the period of four Fiscal Quarters ending with the Fiscal Quarter for which financial statements have most recently been delivered (or were required to be delivered) under SECTION 7.1, no Event of

     Default or Unmatured Event of Default would exist hereunder; and (y) there is at least $50,000,000 of Available Liquidity; and

          (i) on or before the date of such acquisition and before the Borrower or any Subsidiary enters into such acquisition or any agreement therefor (that is not contingent upon such acquisition being permitted under this Agreement), the Borrower delivers to the Administrative Agent and Lenders a certificate signed on behalf of the Borrower by a financial officer of the Borrower attaching financial statements of the business or Person to be acquired, including income statements or statements of operations and, if available, balance sheet statements for at least the fiscal year or the four fiscal quarters then most recently ended, certified on behalf of the Borrower by a financial officer of the Borrower to the best of his or her knowledge.

         "PERMITTED LIENS" has the meaning assigned to that term in SECTION 8.1.

         "PERMITTED PREFERRED STOCK" means preferred stock of Holdings which (i) is not convertible or exchangeable into Indebtedness, (ii) may not, upon the occurrence of any event or circumstance or otherwise by its terms, be required to be redeemed by Holdings or by any Subsidiary of Holdings or be redeemable at the option of the holder thereof, in each case, at any time prior to February 28, 2011 and (iii) does not contain other terms (other than customary market terms for preferred stock of similar companies) which could reasonably be expected to adversely affect the interests of the Lenders as determined by the Administrative Agent in its sole judgment.

         "PERMITTED REAL PROPERTY ENCUMBRANCES" means (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies in respect thereof and found, on the date of delivery of such Mortgage Policies to Administrative Agent in accordance with the terms hereof, reasonably acceptable by Administrative Agent, (ii) as to any particular real property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not, in the reasonable opinion of Administrative Agent, materially impair such real property for the purpose for which it is held by the owner thereof, or the Lien held by Administrative Agent, (iii) municipal and zoning ordinances, which are not violated in any material respect by the existing improvements and the present use made by the owner thereof of the premises, (iv) general real estate taxes and assessments not yet delinquent, and (v) such other items as to which Administrative Agent may consent.

         "PERSON" means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "PLAN" means any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, which is or has, within the preceding six years, been established or maintained, or to which contributions are or have, within the preceding six years, been made, by Borrower or any of its ERISA Affiliates or any Subsidiary of Borrower or any ERISA Affiliates of such Subsidiary, but not including any Multiemployer Plan.

         "PLAN ADMINISTRATOR" has the meaning assigned to the term "administrator" in Section 3(16)(A) of ERISA.

         "PLAN SPONSOR" has the meaning assigned to the term "plan sponsor" in
Section 3(16)(B) of ERISA.

         "PLEDGE AGREEMENT" means, once executed and delivered, the pledge agreement delivered pursuant to SECTION 5.1(C).

         "PMD GROUP ACQUISITION" means the acquisition of certain subsidiaries and assets of BFG by the Borrower pursuant to the terms of the PMD Group Acquisition Documents.

         "PMD GROUP ACQUISITION DOCUMENTS" means that certain Agreement for Sale and Purchase of Assets dated as of November 28, 2000 by and among BFG and the Borrower and all documents and deliveries related thereto.

         "PLEDGED SECURITIES" means all of the Pledged Securities as defined in the Pledge Agreement.

         "PREMISES" means, at any time, all real estate then owned, leased or operated by Borrower or any of its Subsidiaries.

         "PRO FORMA BALANCE SHEET" has the meaning assigned to that term in
SECTION 6.5(A).

         "PRO FORMA BASIS" means, (a) with respect to the preparation of pro forma financial statements for purposes of the tests set forth in the definition of Permitted Acquisitions and for any other purpose relating to a Permitted Acquisition, a pro forma on the basis that (i) any Indebtedness incurred or assumed in connection with such Acquisition was incurred or assumed on the first day of the applicable period, (ii) if such Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period at the rate in effect on the date of such Acquisition, and (iii) all income and expense associated with the assets or entity acquired in connection with such Acquisition for the most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by Holdings over the applicable period on a pro forma basis without giving effect to any cost savings other than Pro Forma Cost Savings, and (b) with respect to the preparation of a pro forma financial statement for any purpose relating to an Asset Disposition, a pro forma on the basis that (i) any Indebtedness prepaid out of the proceeds of such Asset Disposition shall be deemed to have been prepaid as of the first day of the applicable Test Period, and (ii) all income and expense (other than such expenses as the Borrower, in good faith, estimates will not be reduced or eliminated as a consequence of such Asset Disposition) associated with the assets or entity disposed of in connection with such Asset Disposition shall be deemed to have been eliminated as of the first day of the applicable Test Period.

         "PRO FORMA COST SAVINGS" means with respect to any Permitted Acquisition, if requested by the Borrower pursuant to the succeeding sentence, the amount of factually supportable and identifiable pro forma cost savings directly attributable to operational efficiencies expected to be created by the Borrower with respect to such Permitted Acquisition which efficiencies can be reasonably computed (based upon the four fiscal quarters immediately preceding such proposed acquisition) and are approved by the Administrative Agent in its sole discretion acting in good faith; PROVIDED, that the cost savings in connection with a Permitted Acquisition (together with cost savings in connection with other Permitted Acquisitions consummated during the prior twelve months) shall not exceed ten percent of Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended four fiscal quarters of the Borrower (inclusive of Pro Forma Cost Savings) without the consent of the Required Lenders. If the Borrower desires to have, with respect to any Permitted Acquisition, the amount of pro forma cost savings directly attributable to the aforementioned operational efficiencies treated as Pro Forma Cost Savings, then the Borrower shall so notify the Administrative Agent and provide written detail with respect thereto not less than fifteen Business Days prior to the proposed date of consummation of such Permitted Acquisition.

         "PROJECTIONS" has the meaning assigned to that term in SECTION 6.5(E).

         "PRO RATA SHARE" means, when used with reference to any Lender and any described aggregate or total amount of any Facility or Facilities, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Lender's Maximum Commitment with respect to such Facility or Facilities and the denominator of which shall be the Total Commitment with respect to such Facility or Facilities or, if no Commitments are then outstanding, such Lender's aggregate Loans to the total Loans and Obligations hereunder with respect to such Facility or Facilities.

         "QUARTERLY PAYMENT DATE" means each March 31, June 30, September 30 and December 31 of each year.

         "RECOVERY EVENT" means the receipt by Borrower (or any of its Subsidiaries) of any insurance or condemnation proceeds payable (i) by reason of any theft, physical destruction or damage or any other similar event with respect to any properties or assets of Borrower or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of Borrower or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under SECTION 7.8 provided, however, that in no event shall payments made under business interruption insurance constitute a Recovery Event.

         "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in
SECTION 2.1(C)(II).

          "REGISTER" has the meaning assigned to that term in Section 12.14.

         "REGULATION D" means Regulation D of the Board as from time to time in effect and any successor provision to all or a portion thereof establishing reserve requirements.

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching or migration into the indoor or outdoor environment or into or out of any property of Borrower or its Subsidiaries, or at any other location, including any location to which Borrower or any Subsidiary has transported or arranged for the transportation of any Contaminant, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property of Borrower or its Subsidiaries or at any other location, including any location to which Borrower or any Subsidiary has transported or arranged for the transportation of any Contaminant.

         "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment,
(ii) prevent or minimize or otherwise address the Release or substantial threat of a material Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-response or post-response studies and investigations and post-response monitoring and care or any other studies, reports or investigations relating to Contaminants.

         "REPLACED LENDER" has the meaning assigned to that term in SECTION 3.7.

         "REPLACEMENT LENDER" has the meaning assigned to that term in SECTION 3.7.

         "REPORTABLE EVENT" means a "reportable event" described in Section 4043(c) of ERISA or in the regulations thereunder with respect to a Plan, the filing of a notice of intent to terminate a Plan, the termination of a Plan, any event requiring disclosure under Section 4063(a) or 4062(e) of ERISA, receipt of a notice of withdrawal liability with respect to a Multiemployer Plan pursuant to Section 4202 of ERISA or receipt of a notice of reorganization or insolvency with respect to a Multiemployer Plan pursuant to Section 4242 or 4245 of ERISA.

         "REQUIRED LENDERS" means Non-Defaulting Lenders the sum of whose outstanding Term Loans and Domestic Revolving Commitments (or, if after the Total Domestic Revolving Commitment has been terminated, outstanding Domestic Revolving Loans and Domestic Revolver Pro Rata Share of outstanding Swing Line Loans and LC Obligations) and Dollar Equivalent Multicurrency Revolving Commitments (or, after the Total Multicurrency Revolving Commitment has been terminated, the Dollar Equivalent of outstanding Multicurrency Revolving Loans) constitutes greater than 50% of the sum of (i) the total outstanding Term Loans of Non-Defaulting Lenders; (ii) the Total Domestic Revolving Commitment less the aggregate Domestic Revolving Commitments of Defaulting Lenders (or, if after the Total Domestic Revolving Commitment has been terminated, the total outstanding Domestic Revolving Loans of Non-Defaulting Lenders and the aggregate Domestic Revolver

Pro Rata Share of all Non-Defaulting Lenders of the total outstanding Swing Line Loans and Letter of Credit Obligations at such time); and (iii) the Dollar Equivalent Total Multicurrency Revolving Commitment less the aggregate Dollar Equivalent Multicurrency Revolving Commitments of Defaulting Lenders (or, after the Total Multicurrency Commitment has been terminated, the total outstanding Multicurrency Revolving Loans of Non-Defaulting Lenders).

         "REQUIREMENT OF LAW" means, as to any Person, any law (including common law), treaty, rule or regulation or judgment, decree, determination or award of an arbitrator or a court or other Governmental Authority, including without limitation, any Environmental Law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESPONSIBLE OFFICER" means any of the Chairman or Vice Chairman of the Board of Directors, the President, any Executive Vice President, the Vice President-Controller, any Vice President or the Treasurer of Borrower.

         "RESTRICTED PAYMENT" has the meaning assigned to that term in SECTION 8.5.

         "REVOLVER TERMINATION DATE" means March 31, 2007 or such earlier date as the Domestic Revolving Commitments and Multicurrency Revolving Commitments shall have been terminated or otherwise reduced to $0 pursuant to this Agreement.

         "ROLLOVER AMOUNT" has the meaning assigned to that term in SECTION 9.2(B).

         "SALE AND LEASEBACK TRANSACTION" means any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.

         "SCHEDULED REPAYMENTS" means a Scheduled Term A Repayment or a Scheduled Term B Repayment.

         "SCHEDULED TERM A DOLLAR REPAYMENTS" means, with respect to the principal payments on the Term A Dollar Loans for each date set forth below, the Dollar amount set forth opposite thereto, as reduced from time to time pursuant to SECTIONS 4.3 AND 4.4:

                  DATE                               REPAYMENT
                 ---------------------              ----------------
                  September 30, 2001                 $1,500,000

                  December 31, 2001                  $1,950,000

                  March 31, 2002                     $2,700,000

                  June 30, 2002                      $2,700,000

                  September 30, 2002                 $2,700,000

                  December 31, 2002                  $2,700,000

                  March 31, 2003                     $2,700,000

                  June 30, 2003                      $2,700,000

                  September 30, 2003                 $2,700,000

                  December 31, 2003                  $2,700,000

                  March 31, 2004                     $2,700,000

                  June 30, 2004                      $3,600,000

                  September 30, 2004                 $3,600,000

                  December 31, 2004                  $3,600,000

                  March 31, 2005                     $3,600,000

                  June 30, 2005                      $3,900,000

                  September 30, 2005                 $3,900,000

                  December 31, 2005                  $3,900,000

                  March 31, 2006                     $3,900,000

                  June 30, 2006                      $4,200,000

                  September 30, 2006                 $4,350,000

                  December 31, 2006                  $4,350,000

                  March 31, 2007                     $4,350,000

         "SCHEDULED TERM A EURO REPAYMENTS" means, with respect to the principal payments on the Term A Euro Loans for each date set forth below, the Euro Equivalent of such amount based on the Fixed Euro Conversion Rate rather than the Exchange Rate set forth opposite thereto, as reduced from time to time pursuant to SECTIONS 4.3 AND 4.4:

                  DATE                               REPAYMENT
                 ---------------------              ----------------
                  September 30, 2001             [EURO]1,090,000

                  December 31, 2001              [EURO]1,418,000

                  March 31, 2002                 [EURO]1,964,000

                  June 30, 2002                  [EURO]1,964,000

                  September 30, 2002             [EURO]1,964,000

                  December 31, 2002              [EURO]1,964,000

                  March 31, 2003                 [EURO]1,964,000

                  June 30, 2003                  [EURO]1,964,000

                  September 30, 2003             [EURO]1,964,000

                  December 31, 2003              [EURO]1,964,000

                  March 31, 2004                 [EURO]1,964,000

                  June 30, 2004                  [EURO]2,619,000

                  September 30, 2004             [EURO]2,619,000

                  December 31, 2004              [EURO]2,619,000

                  March 31, 2005                 [EURO]2,619,000

                  June 30, 2005                  [EURO]2,837,000

                  September 30, 2005             [EURO]2,837,000

                  December 31, 2005              [EURO]2,837,000

                  March 31, 2006                 [EURO]2,837,000

                  June 30, 2006                  [EURO]3,055,000

                  September 30, 2006             [EURO]3,164,000

                  December 31, 2006              [EURO]3,164,000

                  March 31, 2007                 [EURO]3,164,000


         "SCHEDULED TERM A REPAYMENTS" means, collectively, the Scheduled Term A Dollar Repayments and the Scheduled Term A Euro Repayments.

         "SCHEDULED TERM B DOLLAR REPAYMENTS" means, with respect to the principal payments on the Term B Loans for each date set forth below, the Dollar amount set forth opposite thereto, as reduced from time to time pursuant to SECTIONS 4.3 AND 4.4:

                  DATE                               REPAYMENT
                 ---------------------              ----------------
                  September 30, 2001                 $2,400,000

                  March 31, 2002                     $2,400,000

                  September 30, 2002                 $2,400,000

                  March 31, 2003                     $2,400,000

                  September 30, 2003                 $2,400,000

                  March 31, 2004                     $2,400,000

                  September 30, 2004                 $2,400,000

                  March 31, 2005                     $2,400,000

                  September 30, 2005                 $2,400,000

                  March 31, 2006                     $2,400,000

                  September 30, 2006                 $2,400,000

                  March 31, 2007                     $2,400,000

                  September 30, 2007                 $2,400,000

                  March 31, 2008                     $2,400,000

                  September 30, 2008                 $446,400,000

         "SCHEDULED TERM B EURO REPAYMENTS" means, with respect to the principal payments on the Term B Euro Loans for each date set forth below, the Euro Equivalent of such amount based on the Fixed Euro Conversion Rate rather than the Exchange Rate set forth opposite thereto, as reduced from time to time pursuant to SECTIONS 4.3 AND 4.4:

                  DATE                               REPAYMENT
                 ---------------------              ----------------
                  September 30, 2001             [EURO]327,000

                  March 31, 2002                 [EURO]327,000

                  September 30, 2002             [EURO]327,000

                  March 31, 2003                 [EURO]327,000

                  September 30, 2003             [EURO]327,000

                  March 31, 2004                 [EURO]327,000

                  September 30, 2004             [EURO]327,000

                  March 31, 2005                 [EURO]327,000

                  September 30, 2005             [EURO]327,000

                  March 31, 2006                 [EURO]327,000

                  September 30, 2006             [EURO]327,000

                  March 31, 2007                 [EURO]327,000

                  September 30, 2007             [EURO]327,000

                  March 31, 2008                 [EURO]327,000

                  September 30, 2008             [EURO]28,155,000


         "SCHEDULED TERM B REPAYMENTS" means, collectively, the Scheduled Term B Dollar Repayments and the Scheduled Term B Euro Repayments.

         "SEC" means the Securities and Exchange Commission or any successor thereto.

         "SECURED CREDITORS" has the meaning provided in the respective Security Documents to the extent defined therein and shall include any Person who is granted a security interest in any Loan Document.

         "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY AGREEMENTS" has the meaning assigned to that term in SECTION 5.1(B).

         "SECURITY DOCUMENTS" means, collectively each of the Security Agreements, the Mortgages, the Collateral Assignment of Rights, the Pledge Agreement, and all other agreements, assignments, security agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect. For purposes of this Agreement, "Security Documents" shall also include all guaranties, security agreements, mortgages, pledge agreements, collateral assignments, subordination agreements and other collateral documents in the nature of any thereof entered into by Borrower or any Subsidiary of Borrower after the date of this Agreement in favor of Administrative Agent for the benefit of the Lenders in satisfaction of the requirements of this Agreement (including, without limitation, that certain Grant or Security Interest in United States Trademarks and Patents executed by PMD Holdings Corp. as of the date hereof and that certain Grant of Security Interest in United States Copyrights executed by PMD Holdings Corp. as of the date hereof, in each cases as the same may be amended, supplemented, restated or otherwise modified).

         "SENIOR SUBORDINATED NOTE DOCUMENTS" means the Senior Subordinated Notes, the indenture under which the Senior Subordinated Notes are issued and all other documents evidencing, guaranteeing or otherwise governing the terms of the Senior Subordinated Notes.

         "SENIOR SUBORDINATED NOTES" means (i) the senior subordinated notes in an aggregate principal amount of not more than $275 million issued by Borrower in a Rule 144A offering (the "INITIAL NOTES") and (ii) any senior subordinated notes with substantially identical terms to the Initial Notes which are issued in exchange for the Initial Notes following the issuance of the Initial Notes as contemplated by the Senior Subordinated Note Documents and, in each case any Indebtedness resulting from the extension, renewal or refinancing thereof permitted by SECTION 8.2(I).

         "SOLVENT" means, when used with respect to any Person, that (i) the fair salable value of its assets is in excess of the total amount of its liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with

GAAP, and whether direct or indirect, fixed or contingent, disputed or undisputed); (ii) it is able to pay its debts or obligations in the ordinary course as they mature; and (iii) it has capital sufficient to carry on its business and all business in which it is about to engage.

         "S&P" means Standard & Poor's Corporation or any successor to the rating agency business thereof.

         "STANDBY LETTERS OF CREDIT" means any of the irrevocable standby letters of credit issued for the account of Borrower pursuant to this Agreement, in form acceptable to the Facing Bank, together with any increases or decreases in the Stated Amount thereof and any renewals, amendments and/or extensions thereof.

         "STATED AMOUNT" or "STATED AMOUNTS" means with respect to any Letter of Credit issued in Dollars, the stated or face amount of such Letter of Credit to the extent available at the time for drawing (subject to presentment of all requisite documents) as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit. For purposes of calculating the Stated Amount of any Letter of Credit at any time:

         (i) any increase in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the date Facing Agent actually issues an amendment requested by Borrower purporting to increase the Stated Amount of such Letter of Credit, whether or not Facing Agent receives the consent of the Letter of Credit beneficiary or beneficiaries to the amendment, except that if Borrower has required that the increase in Stated Amount be given effect as of an earlier date and Facing Agent issues an amendment to that effect, then such increase in Stated Amount shall be deemed effective under this Agreement as of such earlier date requested by Borrower; and

         (ii) any reduction in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the later of (x) the date Facing Agent actually issues an amendment requested by Borrower purporting to reduce the Stated Amount of such Letter of Credit, whether or not the amendment provides that the reduction be given effect as of an earlier date, or (y) the date Facing Agent receives the written consent (including by telex or facsimile transmission) of the Letter of Credit beneficiary or beneficiaries to such reduction, whether written consent must be dated on or after the date of the amendment issued by Facing Agent purporting to effect such reduction.

         "STERLING" means the lawful currency of the United Kingdom.

         "SUBSIDIARY" of any Person means any corporation, partnership (limited or general), limited liability company, trust or other entity of which a majority of the stock (or equivalent ownership or equity interest) having ordinary voting power to elect a majority of the board of directors (if a corporation) or to select the trustee or equivalent managing body, shall, at the time such reference becomes operative, be directly or indirectly owned or controlled by such Person or one or more of the other Subsidiaries of such Person or any combination thereof. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower and unless otherwise expressly provided, an Unrestricted Subsidiary shall not be considered a "Subsidiary" for purposes of this Agreement.

         "SUBSIDIARY GUARANTY" means a guaranty in substantially the form of
Exhibit 5.1(x) hereto, as hereafter amended, supplemented or otherwise modified from time to time in accordance with its term.

         "SUBSIDIARY GUARANTOR" means any Subsidiary of Borrower that becomes a party to the Subsidiary Guaranty.

         "SUBSIDIARY SECURITY AGREEMENT" means a subsidiary security agreement in substantially the form of Exhibit 5.1(w) hereto, as hereafter amended, supplemented or otherwise modified from time to time in accordance with its term.

         "SUPERMAJORITY LENDERS" of any Facility means those Non-Defaulting Lenders of such Facility the sum of whose outstanding Loans constitutes greater than 66 2/3% of the sum of the total outstanding Loans of Non-Defaulting Lenders of such Facility.

         "SWING LINE COMMITMENT" means, with respect to the Swing Line Lender at any date, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to SECTION 2.1(C) in the amount referred to therein.

         "SWING LINE LENDER" means BT in such capacity.

         "SWING LINE LOANS" has the meaning assigned to that term in SECTION 2.1(C).

         "SWING LINE LOAN PARTICIPATION CERTIFICATE" means a certificate, substantially in the form of EXHIBIT 2.1(C).

         "SWING LINE NOTE" has the meaning assigned to that term in SECTION 2.2(A).

         "SYNDICATION DATE" has the meaning assigned to that term in SECTION 2.1(A).

         "TAXES" has the meaning assigned to that term in SECTION 4.7(A).

         "TAX SHARING AGREEMENT" has the meaning assigned to that term in
SECTION 5.1(H).

         "TERM A DOLLAR COMMITMENT" means, with respect to any Term A Dollar Lender, the principal amount set forth opposite such Lender's name on SCHEDULE 1.1(A) hereto or in any

Assignment and Assumption Agreement under the caption "Amount of Term A Dollar Commitment", as such commitment may be adjusted from time to time pursuant to this Agreement, and "TERM A DOLLAR COMMITMENTS" means such commitments collectively, which commitments equal $75 million in the aggregate as of the date hereof.

         "TERM A DOLLAR FACILITY" means the credit facility under this Agreement evidenced by the Term A Dollar Commitments and the Term A Dollar Loans.

         "TERM A DOLLAR LENDER" means any Lender which has a Term A Dollar Commitment or is owed a Term A Dollar Loan (or a portion thereof).

         "TERM A DOLLAR LOAN" and "TERM A DOLLAR LOANS" have the meanings assigned to those terms in SECTION 2.1(A)(I).

         "TERM A DOLLAR NOTE" and "TERM A DOLLAR NOTES" have the meanings assigned to those terms in SECTION 2.2(A).

         "TERM A DOLLAR PERCENTAGE" means, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all Term A Dollar Loans outstanding at such time and the denominator of which is equal to the aggregate Dollar Equivalent principal amount of all Term Loans outstanding at such time.

         "TERM A DOLLAR PRO RATA SHARE" means, when used with reference to any Term A Dollar Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Term A Dollar Lender's then outstanding Term A Dollar Loan and the denominator of which shall be the amount of all then outstanding Term A Dollar Loans.

         "TERM A EURO COMMITMENT" means, with respect to any Term A Euro Lender, the principal amount set forth opposite such Lender's name on SCHEDULE 1.1(A) hereto or in any Assignment and Assumption Agreement under the caption "Amount of Term A Euro Commitment", as such commitment may be adjusted from time to time pursuant to this Agreement, and "TERM A EURO COMMITMENTS" means such commitments collectively, which commitments equal [EURO]54,555,000 in the aggregate as of the date hereof.

         "TERM A EURO FACILITY" means the credit facility under this Agreement evidenced by the Term A Euro Commitments and the Term A Euro Loans.

         "TERM A EURO LENDER" means any Lender which has a Term A Euro Commitment or is owed a Term A Euro Loan (or a portion thereof).

         "TERM A EURO LOAN" and "TERM A EURO LOANS" have the meanings assigned to those terms in SECTION 2.1(A)(II).

         "TERM A EURO NOTE" and "TERM A EURO NOTES" have the meanings assigned to those terms in SECTION 2.2(A).

         "TERM A EURO PERCENTAGE" means, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate Dollar Equivalent principal amount of all Term A Euro Loans outstanding at such time and the denominator of which is equal to the aggregate Dollar Equivalent principal amount of all Term Loans outstanding at such time.

         "TERM A EURO PRO RATA SHARE" means, when used with reference to any Term A Euro Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Term A Euro Lender's then outstanding Term A Euro Loan and the denominator of which shall be the amount of all then outstanding Term A Euro Loans.

         "TERM A LENDERS" means each Term A Dollar Lender and Term A Euro
Lender.

         "TERM A LOAN MATURITY DATE" means March 31, 2007.

         "TERM A LOANS" means the Term A Dollar Loans and the Term A Euro Loans.

         "TERM A PERCENTAGE" means the Term A Dollar Percentage and the Term A Euro Percentage.

         "TERM B DOLLAR COMMITMENT" means, with respect to any Lender, the principal amount set forth opposite such Lender's name on SCHEDULE 1.1(A) hereto or in any Assignment and Assumption Agreement under the caption "Amount of Term B Dollar Commitment", as such commitment may be adjusted from time to time pursuant to this Agreement, and "TERM B DOLLAR COMMITMENTS" means such commitments collectively, which commitments equal $480 million in the aggregate as of the date hereof.

         "TERM B DOLLAR FACILITY" means the credit facility under the Agreement evidenced by the Term B Dollar Commitments and the Term B Dollar Loans.

         "TERM B DOLLAR LENDER" means any Lender which has a Term B Dollar Commitment or is owed a Term B Dollar Loan (or a portion thereof).

         "TERM B DOLLAR LOAN" and "TERM B DOLLAR LOANS" have the meanings assigned to those terms in SECTION 2.1(A)(III).

         "TERM B LOAN MATURITY DATE" means September 30, 2008.

         "TERM B DOLLAR NOTE" and "TERM B DOLLAR NOTES" have the meanings assigned to those terms in SECTION 2.2(A).

         "TERM B DOLLAR PERCENTAGE" means, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all Term B Dollar Loans outstanding at such time and the denominator of which is equal to the aggregate Dollar Equivalent principal amount of all Term Loans outstanding at such time.

         "TERM B DOLLAR PRO RATA SHARE" means, when used with reference to any Term B Dollar Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Term B Dollar Lender's then outstanding Term B Dollar Loan and the denominator of which shall be the amount of all then outstanding Term B Dollar Loans.

         "TERM B EURO COMMITMENT" means, with respect to any Lender, the principal amount set forth opposite such Lender's name on SCHEDULE 1.1(A) hereto or in any Assignment and Assumption Agreement under the caption "Amount of Term B Euro Commitment", as such commitment may be adjusted from time to time pursuant to this Agreement, and "TERM B EURO COMMITMENTS" means such commitments collectively, which commitments equal [EURO]32,733,000 in the aggregate as of the date hereof.

         "TERM B EURO FACILITY" means the credit facility under the Agreement evidenced by the Term B Euro Commitments and the Term B Euro Loans.

         "TERM B EURO LENDER" means any Lender which has a Term B Euro Commitment or is owed a Term B Euro Loan (or a portion thereof).

         "TERM B EURO LOAN" and "TERM B EURO LOANS" have the meanings assigned to those terms in SECTION 2.1(A)(IV).

         "TERM B EURO NOTE" and "TERM B EURO NOTES" have the meanings assigned to those terms in SECTION 2.2(A).

         "TERM B EURO PERCENTAGE" means, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate Dollar Equivalent principal amount of all Term B Euro Loans outstanding at such time and the denominator of which is equal to the aggregate Dollar Equivalent principal amount of all Term Loans outstanding at such time.

         "TERM B EURO PRO RATA SHARE" means, when used with reference to any Term B Euro Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Term B Euro Lender's then outstanding Term B Euro Loan and the denominator of which shall be the amount of all then outstanding Term B Euro Loans.

         "TERM B LENDERS" means each Term B Dollar Lender and Term B Euro
Lender.

         "TERM B LOANS" means the Term B Dollar Loans and the Term B Euro Loans.

         "TERM B PERCENTAGE" means the Term B Dollar Percentage and the Term B Euro Percentage.

         "TERM LOAN COMMITMENTS" means the Term A Dollar Commitment, Term B Dollar Commitment, Term A Euro Commitment and Term B Euro Commitment.

         "TERM LOANS" means the Term A Dollar Loans, Term B Dollar Loans, Term A Euro Loans and Term B Euro Loans, collectively.

         "TERM NOTE" and "TERM NOTES" means the Term A Dollar Notes, the Term B Dollar Notes, Term A Euro Notes and the Term B Euro Notes.

         "TEST PERIOD" means for any determination the four consecutive Fiscal Quarters of Borrower then last ended.

         "TOTAL COMMITMENT" means, at the time any determination thereof is made, the sum of the Term A Dollar Commitments, Term B Dollar Commitments, Term A Euro Commitments, Term B Euro Commitments, the Dollar Equivalent of Multicurrency Revolving Commitments and the Domestic Revolving Commitments at such time.

         "TOTAL AVAILABLE DOMESTIC REVOLVING COMMITMENT" means, at the time any determination thereof is made, the sum of the respective Available Domestic Revolving Commitments of the Lenders at such time.

         "TOTAL AVAILABLE MULTICURRENCY REVOLVING COMMITMENT" means, at the time of any determination thereof is made, the Euro Equivalent sum of the respective Available Multicurrency Revolving Commitments of the Lenders at such time.

         "TOTAL DOMESTIC REVOLVING COMMITMENT" means, at any time, the sum of the Domestic Revolving Commitments of each of the Lenders at such time.

         "TOTAL MULTICURRENCY REVOLVING COMMITMENT" means, at any time, the sum of the Multicurrency Revolving Commitments of each of the Lenders at such time.

         "TRANSACTION" means and includes (i) each of the Credit Events occurring on the Initial Borrowing Date, (ii) the PMD Group Acquisition, (iii) the issuance of the Subordinated Debt and the Holdings Discount Notes, (iv) such other transactions as are contemplated by the PMD Group Acquisition Documents, and (v) the payment of fees and expenses in connection with the foregoing.

         "TRANSACTION DOCUMENTS" means, collectively, the PMD Group Acquisition Documents, shareholders' agreements, collective bargaining agreements and tax sharing agreements executed in connection with the PMD Group Acquisition and any other material agreement, document, instrument and certificate executed after the date hereof pursuant to the terms of, or in connection with the PMD Group Acquisition Documents.

         "TRANSACTION PAYMENTS" means any non-recurring retention bonus payments, Earn Out Obligation payments, fees, transaction costs and other similar expenses to be paid by the Borrower or any Subsidiary of the Borrower to Persons who are not Affiliates pursuant to the express terms of an acquisition agreement for the Transaction or for any Permitted Acquisition or a divestiture agreement for any Asset Disposition, or any related agreement executed on the closing date of such acquisition or divestiture, or such other similar expenses as may be approved by the Administrative Agent.

         "TRANSFEREE" has the meaning assigned to that term in SECTION 12.8(D).

         "TYPE" means any type of Loan, namely, a Base Rate Loan or a Eurocurrency Loan.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

         "UNMATURED EVENT OF DEFAULT" means an event, act or occurrence which with the giving of notice or the lapse of time (or both) would become an Event of Default.

         "UNPAID DRAWING" has the meaning set forth in SECTION 2.9(D).

         "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Borrower that at or prior to the time of formation or acquisition thereof shall be designated an Unrestricted Subsidiary in an officers' certificate signed by two Responsible Financial Officers of the Borrower and (ii) any Subsidiary of an Unrestricted Subsidiary created at or after the designation of its parent company as an Unrestricted Subsidiary pursuant to clause (i) above; PROVIDED, HOWEVER, that neither Dutch Holdco nor PMD Holdings Corp. may be an Unrestricted Subsidiary.

         "UNRESTRICTED SUBSIDIARY INVESTMENT BASKET" means, as of any date of determination, an amount equal to the Dollar Equivalent of $15 million.

         "VOTING SECURITIES" means any class of Capital Stock of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

         "WAIVABLE PREPAYMENT" has the meaning set forth in SECTION 4.5(C).

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (y) the number of years

(calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "WHOLLY-OWNED DOMESTIC SUBSIDIARY" means each Wholly-Owned Subsidiary that is also a Domestic Subsidiary.

         "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person, all of the outstanding shares of capital stock of which (other than qualifying shares required to be owned by directors) are at the time owned directly or indirectly by such Person and/or one or more Wholly-Owned Subsidiaries of such Person.

         "WORKING CAPITAL FUNDS" means, at any time, Indebtedness of Foreign Subsidiaries then outstanding which is permitted pursuant to SECTION 8.2(J) plus any other Indebtedness which was incurred and remains outstanding for working capital purposes in an aggregate amount not to exceed $25,000,000.

         "WRITTEN" OR "IN WRITING" means any form of written communication or a communication by means of telecopier device or authenticated telex, telegraph or cable.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. The words "herein," "hereof" and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. References to "Articles", "Sections", "paragraphs", "Exhibits" and "Schedules" in this Agreement shall refer to Articles, Sections, paragraphs, Exhibits and Schedules of this Agreement unless otherwise expressly provided; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

         1.2 ACCOUNTING TERMS; FINANCIAL STATEMENTS. (a) Unless otherwise specified herein and subject to SECTION 1.2(B) below, all accounting terms used herein but not expressly defined in this Agreement shall have respective meanings given to them in accordance with GAAP in effect on the date hereof in the United States of America. Except as otherwise expressly provided herein, all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with GAAP in effect in the United States of America on the date hereof and on a basis consistent with the presentation of the financial statements and projections delivered pursuant to, or otherwise referred to in, SECTIONS 6.5(A) and 6.5(E). Notwithstanding the foregoing sentence, the financial statements required to be delivered pursuant to SECTION 7.1 shall be prepared in accordance with GAAP in the United States of America as in effect on the respective dates of their preparation. Unless otherwise provided for herein, wherever any computation is to be made with respect to any Person and its Subsidiaries, such computation shall be made so as to exclude all items of income, assets and liabilities attributable to any Person which is not a Subsidiary of such Person. For purposes of the financial terms set forth herein, whenever a reference is made to a determination which is required to be made on a consolidated basis (whether in accordance with GAAP or otherwise) for the Borrower and its Subsidiaries, such determination shall be made as if each Unrestricted Subsidiary were wholly-owned by a Person not an Affiliate of the Borrower.

         (b) For purposes of computing the ratios in the financial covenants in SECTIONS 9.3, 9.4 AND 9.5 as of the end of any Test Period, all components of such ratios for the applicable Test Period shall include or exclude, as the case may be, without duplication, such components of such ratios attributable to any business or assets that have been acquired or disposed of by the Borrower or any Subsidiary of the Borrower (including through mergers or consolidations) after the first day of such Test Period and prior to the end of such Test Period on a Pro Forma Basis as determined in good faith by the Borrower and certified to by a Responsible Officer of the Borrower to the Administrative Agent.

                                   ARTICLE II
                           AMOUNT AND TERMS OF CREDIT

         2.1  THE COMMITMENTS.
              ---------------

              (a)  TERM LOANS.
                   ----------

              (i) TERM A DOLLAR LOANS. Each Term A Dollar Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make a loan (each such loan, a "TERM A DOLLAR LOAN" and collectively, the "TERM A DOLLAR LOANS") to Borrower on the Initial Borrowing Date in an aggregate principal amount equal to the Term A Dollar Commitment of such Term A Dollar Lender. The Term A Dollar Loans
         (1) shall be incurred by Borrower pursuant to a single drawing, which shall be on the Initial Borrowing Date, (2) shall be denominated in Dollars, (3) shall be made as Base Rate Loans and, except as hereinafter provided, may, at the option of Borrower, be maintained as and/or converted into Base Rate Loans or Eurocurrency Loans, PROVIDED, that no incurrences of, or conversions into, Term A Dollar Loans maintained as Eurocurrency Loans may be effected prior to the earlier of (A) the 30th day after the Initial Borrowing Date and (B) that date (the "Syndication Date") upon which the Administrative Agent determines in its sole discretion (and notifies Borrower) that the primary syndication (and resultant additions of institutions as Lenders pursuant to SECTION 12.8(C) has been completed) and (4) shall not exceed for any Lender at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the Term A Dollar Loan Commitment, if any, of such Lender at such time. Each Term A Dollar Lender's Term A Dollar Commitment shall expire immediately and without further action on the Initial Borrowing Date if the Term Loans are not made on the Initial Borrowing Date. No amount of a Term A Dollar Loan which is repaid or prepaid by Borrower may be reborrowed hereunder.

              (ii) TERM A EURO LOANS. Each Term A Euro Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make a loan (each such loan, a "TERM A EURO LOAN" and collectively, the "TERM A EURO LOANS") to the Borrower on the Initial Borrowing Date in an aggregate principal amount equal to the Term A Euro Commitment of such Term A Euro Lender. The Term A Euro Loans (1) shall be incurred by the Borrower pursuant to a single drawing, which shall be on the Initial Borrowing Date, (2) shall be denominated in Euros, (3) shall be made as Eurocurrency Loans, PROVIDED, that prior to the earlier of (A) the 30th day after the Initial Borrowing Date and (B) the Syndication Date, no Term A Euro Loans shall have an Interest Period longer than two (2) weeks, and (4) shall not exceed for any Lender at the time of incurrence thereof on the Initial Borrowing Date the Term A Euro Commitment, if any, of such Lender at such time. Each Term A Euro Lender's Term A Euro Commitment shall expire immediately and without further action on the Initial Borrowing Date if the Term A Euro Loans are not made on the Initial Borrowing Date. No amount of a Term A Euro Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder.

              (iii) TERM B DOLLAR LOANS. Each Term B Dollar Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make a loan (each such loan, a "TERM B DOLLAR LOAN" and collectively, the "TERM B DOLLAR LOANS") to Borrower on the Initial Borrowing Date in an aggregate principal amount equal to the Term B Dollar Commitment of such Term B Dollar Lender. The Term B Dollar Loans
         (1) shall be incurred by Borrower pursuant to a single drawing, which shall be on the Initial Borrowing Date, (2) shall be denominated in Dollars, (3) shall be made as Base Rate Loans and, except as hereinafter provided, may, at the option of Borrower, be maintained as and/or converted into Base Rate Loans or Eurocurrency Loans, PROVIDED, that no incurrences of, or conversions into, Term B Dollar Loans maintained as Eurocurrency Loans may be effected prior to the earlier of (A) the 30th day after the Initial Borrowing Date and (B) the Syndication Date and (4) shall not exceed for any Lender at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the Term B Dollar Loan Commitment, if any, of such Lender at such time. Each Term B Dollar Lender's Term B Dollar Commitment shall expire immediately and without further action on the Initial Borrowing Date if the Term Loans are not made on the Initial Borrowing Date. No amount of a Term B Dollar Loan which is repaid or prepaid by Borrower may be reborrowed hereunder.

              (iv) TERM B EURO LOANS. Each Term B Euro Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make a loan (each such loan, a "TERM B EURO LOAN" and collectively, the "TERM B EURO LOANS") to the Borrower on the Initial Borrowing Date in an aggregate principal amount equal to the Term B Euro Commitment of such Term B

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

         Euro Lender. The Term B Euro Loans (1) shall be incurred by the Borrower pursuant to a single drawing, which shall be on the Initial Borrowing Date, (2) shall be denominated in Euros, (3) shall be made as Eurocurrency Loans, PROVIDED, that prior to the earlier of (A) the 30th day after the Initial Borrowing Date and (B) the Syndication Date, no Term B Euro Loans shall have an Interest Period longer than two (2) weeks, and (4) shall not exceed for any Lender at the time of incurrence thereof on the Initial Borrowing Date the Term B Euro Commitment, if any, of such Lender at such time. Each Term B Euro Lender's Term B Euro Commitment shall expire immediately and without further action on the Initial Borrowing Date if the Term B Euro Loans are not made on the Initial Borrowing Date. No amount of a Term B Euro Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder.

         (b) DOMESTIC REVOLVING LOANS; MULTICURRENCY REVOLVING LOANS. (i) Each Domestic Revolving Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans to Borrower denominated in Dollars on a revolving basis from time to time during the Commitment Period, in an amount not to exceed its Domestic Revolver Pro Rata Share of the Total Available Domestic Revolving Commitment (each such loan by any Lender, a "DOMESTIC REVOLVING LOAN" and collectively, the "DOMESTIC REVOLVING LOANS"). All Domestic Revolving Loans comprising the same Borrowing hereunder shall be made by the Domestic Revolving Lenders simultaneously and in proportion to their respective Domestic Revolving Commitments. Prior to the Revolver Termination Date, Domestic Revolving Loans may be repaid and reborrowed by Borrower in accordance with the provisions hereof and, except as otherwise specifically provided in SECTION 3.6, all Domestic Revolving Loans comprising the same Borrowing shall at all times be of the same Type and no Domestic Revolving Loans maintained as Eurocurrency Loans may be incurred prior to the earlier of (1) the 30th day after the Initial Borrowing Date and (2) the Syndication Date. It is expressly agreed that no Domestic Revolving Loans shall be borrowed on the Effective Date.

              (ii) MULTICURRENCY REVOLVING LOANS. Each Multicurrency Revolving Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans to the Borrower denominated in Dollars, an Alternative Currency or Euros on a revolving basis from time to time during the Commitment Period, in a Euro Equivalent amount not to exceed its Multicurrency Revolver Pro Rata Share of the Total Available Multicurrency Revolving Commitment (each such loan by any Multicurrency Revolving Lender, a "MULTICURRENCY REVOLVING LOAN" and collectively, the "MULTICURRENCY REVOLVING LOANS"). All Multicurrency Revolving Loans comprising the same Borrowing hereunder shall be made by the Multicurrency Revolving Lenders simultaneously and in proportion to their respective Multicurrency Revolving Commitments. Prior to the Revolver Termination Date, Multicurrency Revolving Loans may be repaid and reborrowed by the Borrower in accordance with the provisions hereof and, except as otherwise specifically provided in

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

         SECTION 3.6, all Multicurrency Revolving Loans comprising the same Borrowing shall at all times be of the same Type and prior to the earlier of (A) the 30th day after the Initial Borrowing Date and (B) the Syndication Date, no Multicurrency Revolving Loans shall have an Interest Period longer than one (1) week. It is expressly agreed that no Multicurrency Revolving Loans shall be borrowed on the Effective Date.

         (c) SWING LINE LOANS.

              (i) SWING LINE COMMITMENT. Subject to the terms and conditions hereof, the Swing Line Lender in its individual capacity agrees to make swing line loans in Dollars ("SWING LINE LOANS") to Borrower on any Business Day from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $15,000,000; PROVIDED, HOWEVER, that in no event may the amount of any Borrowing of Swing Line Loans (A) exceed the Total Available Domestic Revolving Commitment immediately prior to such Borrowing (after giving effect to the use of proceeds thereof) or (B) cause the outstanding Domestic Revolving Loans of any Lender, when added to such Lender's Domestic Revolver Pro Rata Share of the then outstanding Swing Line Loans and Domestic Revolver Pro Rata Share of the aggregate LC Obligations (exclusive of Unpaid Drawings relating to LC Obligations which are repaid with the proceeds of, and simultaneously with the incurrence of, Domestic Revolving Loans or Swing Line Loans) to exceed such Lender's Domestic Revolving Commitment. Amounts borrowed by Borrower under this SECTION 2.1(C)(I) may be repaid and, to but excluding the Revolver Termination Date, reborrowed. The Swing Line Loans shall be made in Dollars and maintained as Base Rate Loans and, notwithstanding SECTION 2.6, shall not be entitled to be converted into any other Type of Loan. It is expressly agreed that no Swing Line Loans shall be borrowed on the Effective Date.

              (ii) REFUNDING OF SWING LINE LOANS. The Swing Line Lender, at any time in its sole and absolute discretion, may on behalf of Borrower (which hereby irrevocably directs the Swing Line Lender to so act on its behalf) notify each Domestic Revolving Lender (including the Swing Line Lender) to make a Domestic Revolving Loan in an amount equal to such Lender's Domestic Revolver Pro Rata Share of the principal amount of the Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given, PROVIDED, HOWEVER, that such notice shall be deemed to have automatically been given upon the occurrence of an Event of Default under SECTIONS 10.1(E) or 10.1(F) or upon the occurrence of a Change of Control. Unless any of the events described in SECTIONS 10.1(E) or 10.1(F) shall have occurred (in which event the procedures of SECTION 2.1(C)(III) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Domestic Revolving Loan are then satisfied, each Domestic Revolving Lender shall make the proceeds of its Domestic Revolving Loan available to the Swing Line Lender at the Payment Office prior to 11:00 a.m., New York City time, in funds immediately available on the Business

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

         Day next succeeding the date such notice is given. The proceeds of such Domestic Revolving Loans shall be immediately applied to repay the Refunded Swing Line Loans.

              (iii) PARTICIPATION IN SWING LINE LOANS. If, prior to refunding a Swing Line Loan with a Domestic Revolving Loan pursuant to SECTION 2.1(C)(II), one of the events described in SECTIONS 10.1(E) or 10.1(F) shall have occurred, or if for any other reason a Domestic Revolving Loan cannot be made pursuant to SECTION 2.1(C)(II), then, subject to the provisions of SECTION 2.1(C)(IV) below, each Domestic Revolving Lender will, on the date such Domestic Revolving Loan was to have been made, purchase (without recourse or warranty) from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Domestic Revolver Pro Rata Share of such Swing Line Loan. Upon request, each Domestic Revolving Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Domestic Revolving Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

              (iv) LENDERS' OBLIGATIONS UNCONDITIONAL. Each Domestic Revolving Lender's obligation to make Domestic Revolving Loans in accordance with
         SECTION 2.1(C)(II) and to purchase participating interests in accordance with SECTION 2.1(C)(III) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Event of Default or Unmatured Event of Default; (C) any adverse change in the condition (financial or otherwise) of Borrower or any other Person; (D) any breach of this Agreement by Borrower or any other Person; (E) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (F) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Domestic Revolving Lender does not make available to the Swing Line Lender the amount required pursuant to SECTION 2.1(C)(II) or (III) above, as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Base Rate thereafter. Notwithstanding the foregoing provisions of this SECTION 2.1(C)(IV), no Domestic Revolving Lender shall be required to make a Domestic Revolving Loan to Borrower for the purpose of refunding a Swing Line Loan pursuant to SECTION 2.1(C)(II) above or to purchase a participating interest in a Swing Line Loan pursuant to SECTION 2.1(C)(III) if an Event of Default or Unmatured Event of Default has occurred and is continuing and, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender has received written notice from such Lender specifying that such Event of Default or Unmatured Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such Domestic

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

         Revolving Lender shall cease to make such Refunded Swing Line Loans and purchase such participating interests, as the case may be; PROVIDED, HOWEVER, that the obligation of such Domestic Revolving Lender to make such Refunded Swing Line Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (y) the date upon which such Domestic Revolving Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (z) the date upon which the Event of Default or Unmatured Event of Default specified in such notice no longer is continuing.

         2.2  NOTES.

              (a) EVIDENCE OF INDEBTEDNESS. At the request of any Lender, Borrower's obligation to pay the principal of and interest on all the Loans made to Borrower by such Lender shall be evidenced, (1) if Term A Dollar Loans, by a promissory note (each, a "TERM A DOLLAR NOTE" and, collectively, the "TERM A DOLLAR NOTES") duly executed and delivered by Borrower substantially in the form of EXHIBIT 2.2(A)(1) hereto, with blanks appropriately completed in conformity herewith, (2) if Term B Dollar Loans, by a promissory note (each, a "TERM B DOLLAR NOTE" and, collectively, the "TERM B DOLLAR NOTES") duly executed and delivered by Borrower substantially in the form of EXHIBIT 2.2(A)(2) hereto, with blanks appropriately completed in conformity herewith, (3) if Term A Euro Loans, by a promissory note (each, a "TERM A EURO NOTE" and, collectively, the "TERM A EURO NOTES") duly executed and delivered by Borrower substantially in the form of EXHIBIT 2.2(A)(3) hereto, with blanks appropriately completed in conformity herewith, (4) if Term B Euro Loans, by a promissory note (each, a "TERM B EURO NOTE" and, collectively, the "TERM B EURO NOTES") duly executed and delivered by Borrower substantially in the form of EXHIBIT 2.2(A)(4) hereto, with blanks appropriately completed in conformity herewith, (5) if Domestic Revolving Loans, by a promissory note (each, a "DOMESTIC REVOLVING NOTE" and, collectively, the "DOMESTIC REVOLVING NOTES") duly executed and delivered by Borrower substantially in the form of EXHIBIT 2.2(A)(5) hereto, with blanks appropriately completed in conformity herewith, (6) if Multicurrency Revolving Loans, by a promissory note (each, a "MULTICURRENCY REVOLVING NOTE" and, collectively, the "MULTICURRENCY REVOLVING NOTES") duly executed and delivered by the Borrower substantially in the form of EXHIBIT 2.2(A)(6) hereto, with blanks appropriately completed in conformity herewith, and (7) if Swing Line Loans, by a promissory note (each, a "SWING LINE NOTE" and, collectively, the "SWING LINE NOTES") duly executed and delivered by Borrower substantially in the form of EXHIBIT 2.2(A)(7) hereto, with blanks appropriately completed in conformity herewith.

              (b) NOTATION OF PAYMENTS. Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect Borrower's or any guarantor's obligations hereunder or under the other applicable Loan Documents in respect of such Loans.

         2.3 MINIMUM AMOUNT OF EACH BORROWING; MAXIMUM NUMBER OF BORROWINGS. The aggregate principal amount of each Borrowing by Borrower hereunder shall be not less than the

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

Minimum Borrowing Amount and, if greater, shall be in integral multiples of $1,000,000, with respect to Loans denominated in Dollars (other than Swing Line Loans which may be in any amount over the Minimum Borrowing Amount) above such minimum and [EURO]1,000,000, with respect to Loans denominated in Euros and with respect to Loans denominated in an Alternative Currency, the Dollar Equivalent in such Alternative Currency of $1,000,000 (rounded to the nearest one hundred thousand units of such Alternative Currency), (or, in each case, if less, the then Total Available Domestic Revolving Commitment or the then Total Available Multicurrency Revolving Commitment, as the case may be). More than one Borrowing may be incurred on any date; PROVIDED that at no time shall there be outstanding more than five (5) Borrowings of Eurocurrency Loans per Facility.

         2.4 BORROWING OPTIONS. The Term Loans, Multicurrency Revolving Loans and the Domestic Revolving Loans shall, at the option of Borrower except as otherwise provided in this Agreement, be (i) Base Rate Loans, (ii) Eurocurrency Loans, or (iii) part Base Rate Loans and part Eurocurrency Loans; PROVIDED, that Term A Euro Loans, Term B Euro Loans and Multicurrency Revolving Loans denominated in Euros or an Alternative Currency shall only be Eurocurrency Loans. As to any Eurocurrency Loan, any Lender may, if it so elects, fulfill its commitment by causing a foreign branch or affiliate to make or continue such Loan, provided that in such event that Lender's Loan shall, for the purposes of this Agreement, be considered to have been made by that Lender and the obligation of Borrower to repay that Lender's Loan shall nevertheless be to that Lender and shall be deemed held by that Lender, for the account of such branch or affiliate.

         2.5 NOTICE OF BORROWING. Whenever Borrower desires to make a Borrowing of any Loan hereunder, it shall give Administrative Agent at its office located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 (or such other address as the Administrative Agent may hereafter designate in writing to the parties hereto) (the "NOTICE ADDRESS") at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing), given not later than 12:00 p.m. (New York City time) of each Base Rate Loan, and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing), given not later than 12:00 p.m. (New York City time), of each Dollar denominated Eurocurrency Loan to be made hereunder and at least four Business Days' prior written notice (or telephonic notice promptly confirmed in writing), given not later than 12:00 p.m. (New York City time), of each Loan denominated in Euros or an Alternative Currency; provided, HOWEVER, that a Notice of Borrowing with respect to Borrowings to be made on the date hereof may, at the discretion of Administrative Agent, be delivered later than the time specified above. Whenever Borrower desires that Swing Line Lender make a Swing Line Loan under SECTION 2.1(C), it shall deliver to Swing Line Lender prior to 11:00 a.m. (New York City time) on the date of Borrowing written notice (or telephonic notice promptly confirmed in writing). Each such notice (each a "NOTICE OF BORROWING"), which shall be in the form of EXHIBIT 2.5 hereto, shall be irrevocable, shall be deemed a representation by Borrower that all conditions precedent to such Borrowing have been satisfied and shall specify (i) whether such Loans are to be Domestic Revolving Loans or Multicurrency Revolving Loans,
(ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) the date of Borrowing (which shall be a Business Day) and (iv) whether the Loans being made pursuant to such Borrowing are to be Base Rate Loans or Eurocurrency Loans and, with respect to Eurocurrency Loans, the Interest Period and Applicable Currency to be applicable thereto. Administrative Agent shall as promptly as practicable give each Lender written or telephonic notice (promptly confirmed in writing) of each proposed Borrowing, of such Lender's Domestic Revolver Pro Rata Share or Multicurrency Revolver Pro Rata Share, as the case may be, thereof and of the other matters covered by the Notice of Borrowing. Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, Administrative Agent or the Swing Line Lender (in the case of Swing Line Loans) or the respective Facing Agent (in the case of Letters of Credit) may act without liability upon the basis of telephonic notice believed by Administrative Agent in good faith to be from a Responsible Officer of Borrower prior to receipt of written confirmation. Administrative Agent's records shall, absent manifest error, be final, conclusive and binding on Borrower with respect to evidence of the terms of such telephonic Notice of Borrowing. Borrower hereby agrees not to dispute the Administrative Agent's, BT's or such Facing Agent's record of the time of telephonic notice.

         2.6 CONVERSION OR CONTINUATION. Borrower may elect (i) on any Business Day occurring on or after the earlier of (a) the 30th day after the Initial Borrowing Date and (b) the Syndication Date to convert Base Rate Loans or any portion thereof to Eurocurrency Loans and (ii) at the end of any Interest Period with respect thereto, to convert Eurocurrency Loans in Dollars or any portion thereof into Base Rate Loans or to continue Eurocurrency Loans or any portion thereof for an additional Interest Period; PROVIDED, HOWEVER, that the aggregate principal amount of the Eurocurrency Loans for each Interest Period therefor must be in an aggregate principal amount equal to the Minimum Borrowing Amount for Eurocurrency Loans or an integral multiple of $1,000,000, with respect to Loans denominated in Dollars, or [EURO]1,000,000, with respect to Loans denominated in Euros, or with respect to Loans denominated in an Alternative Currency, the Dollar Equivalent in such Alternative Currency of $1,000,000 (rounded to the nearest one hundred thousand units of such Alternative Currency), with respect to Loans denominated in an Alternative Currency, in excess thereof. Each conversion or continuation of Loans shall be allocated among the Lenders in accordance with their respective Pro Rata Shares. Each such election shall be in substantially the form of EXHIBIT 2.6 hereto (a "NOTICE OF CONVERSION OR CONTINUATION") and shall be made by giving Administrative Agent at least three Business Days' (or one Business Day in the case of a conversion into Base Rate Loans or four Business Days' in the case of continuation of a Multicurrency Revolving Loan denominated in a currency other than Dollars, Term A Euro Loan or Term B Euro Loan) prior written notice thereof to the Notice Address given not later than 12:00 p.m. (New York City time) specifying (i) the amount and type of conversion or continuation, (ii) in the case of a conversion to or a continuation of Eurocurrency Loans, the Interest Period therefor, and
(iii) in the case of a conversion, the date of conversion (which date shall be a Business Day). Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurocurrency Loans, and no continuation in whole or in part of Eurocurrency Loans, shall be permitted at any time at which an Unmatured Event of Default or an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this SECTION 2.6, Administrative Agent does not receive a Notice of Conversion or Continuation from

Borrower containing a permitted election to continue any Eurocurrency Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the Interest Period therefor, such Loans denominated in Dollars will be automatically converted to Base Rate Loans and such Loans denominated in Euros or an Alternative Currency will be automatically converted to Eurocurrency Loans with an Interest Period of one month. Each Notice of Conversion or Continuation shall be irrevocable.

         2.7 DISBURSEMENT OF FUNDS. No later than 12:00 p.m. (local time at the place of funding) on the date specified in each Notice of Borrowing, each Lender will make available its Term A Dollar Pro Rata Share of Term A Dollar Loans, Term B Dollar Pro Rata Share of Term B Dollar Loans, Term A Euro Pro Rata Share of Term A Euro Loans, Term B Euro Pro Rata Share of Term B Euro Loans, Multicurrency Revolver Pro Rata Share of Multicurrency Revolving Loans and Domestic Revolver Pro Rata Share of Domestic Revolving Loans of the Borrowing requested to be made on such date in the Applicable Currency and in immediately available funds, at the Payment Office (for the account of such non-U.S. office of Administrative Agent as Administrative Agent may direct in the case of Eurocurrency Loans) and Administrative Agent will make available to Borrower at its Payment Office the aggregate of the amounts so made available by the Lenders not later than 2:00 p.m. (local time in the place of payment). Unless Administrative Agent shall have been notified by any Lender at least one Business Day prior to the date of Borrowing that such Lender does not intend to make available to Administrative Agent such Lender's portion of the Borrowing to be made on such date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such date of Borrowing and Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to Administrative Agent by such Lender on the date of Borrowing, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower and, if so notified, Borrower shall immediately pay such corresponding amount to Administrative Agent. Administrative Agent shall also be entitled to recover from Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to the rate for Base Rate Loans or Eurocurrency Loans, as the case may be, applicable during the period in question, PROVIDED, HOWEVER, that any interest paid to Administrative Agent in respect of such corresponding amount shall be credited against interest payable by Borrower to such Lender under SECTION 3.1 in respect of such corresponding amount. Any amount due hereunder to Administrative Agent from any Lender which is not paid when due shall bear interest payable by such Lender, from the date due until the date paid, at the Federal Funds Rate for amounts in Dollars (or the cost of funds rate for amounts in Euro or an Alternative Currency, as the case may be) for the first three days after the date such amount is due and thereafter at the Federal Funds Rate (or such cost of funds rate) plus 1%, together with Administrative Agent's standard interbank processing fee. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its Letters of

Credit (or its participations therein) and any other amounts due to it hereunder first to Administrative Agent to fund any outstanding Loans made available on behalf of such Lender by Administrative Agent pursuant to this SECTION 2.7 until such Loans have been funded (as a result of such assignment or otherwise) and then to fund Loans of all Lenders other than such Lender until each Lender has outstanding Loans equal to its Term A Dollar Pro Rata Share of Term A Dollar Loans, Term B Dollar Pro Rata Share of Term B Dollar Loans, Term A Euro Pro Rata Share of Term A Euro Loans, Term B Euro Pro Rata Share of Term B Euro Loans, Multicurrency Revolver Pro Rata Share of Multicurrency Revolving Loans and its Domestic Revolver Pro Rata Share of all Domestic Revolving Loans (as a result of such assignment or otherwise). Such Lender shall not have recourse against Borrower with respect to any amounts paid to Administrative Agent or any Lender with respect to the preceding sentence; provided, that such Lender shall have full recourse against Borrower to the extent of the amount of such loans it has so been deemed to have made. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which Borrower may have against the Lender as a result of any default by such Lender hereunder.

         2.8 PRO RATA BORROWINGS. All Borrowings of Term A Dollar Loans, Term B Dollar Loans, Term A Euro Loans, Term B Euro Loans, Multicurrency Revolving Loans and Domestic Revolving Loans under this Agreement shall be loaned by the Lenders pro rata on the basis of their Term A Dollar Commitments, Term B Dollar Commitments, Term A Euro Commitments, Term B Euro Commitments, Multicurrency Revolving Commitments or Domestic Revolving Commitments, as the case may be. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitments hereunder.

         2.9  LETTERS OF CREDIT.

              (a) LETTERS OF CREDIT COMMITMENTS. Subject to and upon the terms and conditions herein set forth, Borrower may request that any Facing Agent issue, at any time and from time to time on and after the Initial Borrowing Date, and prior to the 30th Business Day preceding the Revolver Termination Date, (x) for the account of Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holder) of LC Supportable Indebtedness of Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Facing Agent, or in such other form as has been approved by such Facing Agent (each such standby letter of credit, a "STANDBY LETTER OF CREDIT") in support of such LC Supportable Indebtedness and (y) for the account of Borrower and in support of trade obligations of Borrower or any of its Subsidiaries, an irrevocable sight letter of credit in a form customarily used by such Facing Agent or in such other form as has been approved by such Facing Agent (each such letter of credit, a "COMMERCIAL LETTER OF CREDIT"; and each such Commercial Letter of Credit and each Standby Letter of Credit, a "LETTER OF CREDIT"), in support of commercial transactions of Borrower and its Subsidiaries; PROVIDED, HOWEVER, no Letter of Credit shall be issued the Stated Amount of which, when added to the LC Obligations (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid on the date of, and

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prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $25,000,000 or (y) when added to the aggregate principal amount of all Domestic Revolving Loans and Swing Line Loans then outstanding, the Domestic Revolving Commitments at such time.

              (b) OBLIGATION OF FACING AGENT TO ISSUE LETTER OF CREDIT. Each Facing Agent may agree, in its sole discretion, that it will (subject to the terms and conditions contained herein), at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolver Termination Date, following its receipt of the respective Letter of Credit Request, issue for the account of Borrower one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such LC Supportable Indebtedness of Borrower or any of its Subsidiaries as is permitted to remain outstanding without giving rise to an Event of Default or Unmatured Event of Default hereunder and (y) in the case of Commercial Letters of Credit, in support of trade obligations as referenced in SECTION 2.9(a), PROVIDED that the respective Facing Agent shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

              (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Facing Agent from issuing such Letter of Credit or any Requirement of Law applicable to such Facing Agent from any Governmental Authority with jurisdiction over such Facing Agent shall prohibit, or request that such Facing Agent refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Facing Agent with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Facing Agent is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Facing Agent as of the date hereof and which such Facing Agent in good faith deems material to it; or

              (ii) such Facing Agent shall have received notice from any Lender prior to the issuance of such Letter of Credit of the type described in
         SECTION 2.9(b)(A)(v).

                   (A) Notwithstanding the foregoing, (i) (x) each Standby Letter of Credit shall have an expiry date occurring not later than one year after such Standby Letter of Credit's date of issuance, PROVIDED, that any Standby Letter of Credit may be automatically extendable for periods of up to one year so long as such Standby Letter of Credit provides that the respective Facing Agent retains an option, satisfactory to such Facing Agent, to terminate such Standby Letter of Credit within a specified period of time prior to each scheduled extension date and (y) each Commercial Letter of Credit shall have an expiry date occurring not later than 180 days after such Commercial Letter of Credit's date of issuance; (ii) (x) no Standby Letter of Credit shall have an expiry date occurring later than the 5th Business Day prior to the Revolver Termination Date and (y) no Commercial Letter of Credit shall have an expiry date occurring later than 30 days prior to the Revolver Termination Date; (iii) each Letter of Credit shall be

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

denominated in Dollars and be payable on a sight basis; (iv) the Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the Facing Agent; and (v) no Facing Agent will issue any Letter of Credit after it has received written notice from Borrower or the Required Lenders stating that an Event of Default or Unmatured Event of Default exists until such time as Facing Agent shall have received a written notice of
(x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Event of Default or Unmatured Event of Default by the Required Lenders (or all the Lenders to the extent required by SECTION 12.1).

                   (B) Notwithstanding the foregoing, in the event a Lender Default exists, no Facing Agent shall be required to issue any Letter of Credit unless the respective Facing Agent has entered into arrangements satisfactory to it and Borrower to eliminate such Facing Agent's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender or Lenders' applicable Domestic Revolver Pro Rata Share of the applicable LC Obligations.

         (c) LETTER OF CREDIT REQUESTS; NOTICES OF ISSUANCE. Whenever it desires that a Letter of Credit be issued, Borrower shall give Administrative Agent and the respective Facing Agent written notice thereof prior to 1:00 p.m. (New York City time) at least five Business Days (or such shorter period as may be acceptable to such Facing Agent) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of EXHIBIT 2.9(C) (each a "LETTER OF CREDIT REQUEST") and may be submitted via facsimile to the respective Facing Agent (who may rely upon such facsimile if it were an original thereof). Each such notice shall specify (A) the proposed issuance date and expiration date, (B) the name(s) of each obligor with respect to such Letter of Credit, (C) Borrower as the account party, (D) the name and address of the beneficiary (which Person shall be acceptable to Facing Agent), (E) the Stated Amount of such proposed Letter of Credit and (F) the purpose of such Letter of Credit (which shall be acceptable to Administrative Agent and Facing Agent) and such other information as Facing Agent may reasonably request. In addition, each Letter of Credit Request shall contain a description of the terms and conditions to be included in such proposed Letter of Credit (all of which terms and conditions shall be acceptable to Facing Agent). Unless otherwise specified, all Letters of Credit will be governed by the Uniform Customs and Practices for Documentary Credit Operations as in effect on the date of issuance of such Letter of Credit. Each Letter of Credit Request shall include any other documents as Facing Agent customarily requires in connection therewith.

              (i) In the case of Standby Letters of Credit, each Facing Agent shall, promptly after the issuance of or amendment or modification to a Standby Letter of Credit, give the Administrative Agent and the Borrower written notice of the issuance, amendment or modification of such Letter of Credit, accompanied by a copy of such issuance, amendment or modification. Promptly upon receipt of such notice, the Administrative Agent shall give each Domestic Revolving

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

         Lender written notice of such issuance, amendment or modification, and if so requested by any Domestic Revolving Lender, the Administrative Agent shall provide such Domestic Revolving Lender with copies of such issuance, amendment or modification.

              (ii) As to any Letters of Credit issued by a Facing Agent other than BT, the respective Facing Agent shall send to Administrative Agent, on the first Business Day of each week, by telefax, its outstanding Commercial Letter of Credit daily balances for the previous week.

         (d) AGREEMENT TO REPAY LETTER OF CREDIT PAYMENTS. (i) Borrower hereby agrees to reimburse the respective Facing Agent, by making payment to Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Facing Agent under and in accordance with any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "UNPAID DRAWING"), no later than one Business Day after the date on which Borrower receives notice of such payment or disbursement, with interest on the amount so paid or disbursed by such Facing Agent, to the extent not reimbursed prior to 12:00 Noon (New York City time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Facing Agent is reimbursed therefor by Borrower at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans, PROVIDED, HOWEVER, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York City time) on the fifth Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Facing Agent (and until reimbursed by Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Domestic Revolving Loans maintained as Base Rate Loans plus an additional 2% per annum, such interest also to be payable on demand. The respective Facing Agent shall give Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish Borrower's obligations hereunder.

              (ii) The Obligations of Borrower under this SECTION 2.9(D) to reimburse the respective Facing Agent with respect to drawings on Letters of Credit (each, a "DRAWING") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have or have had against any Facing Agent, Administrative Agent or any Lender (including in its capacity as issuer of the Letter of Credit or as LC Participant), or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, the respective Facing Agent's only obligation to Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Facing Agent under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a final and non appealable decision rendered by a court of competent jurisdiction, shall not create for such Facing Agent any resulting liability to Borrower.

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

         (e) LETTER OF CREDIT PARTICIPATIONS. Immediately upon the issuance by any Facing Agent of any Letter of Credit, such Facing Agent shall be deemed to have sold and transferred to each Domestic Revolving Lender, other than such Facing Agent (each such Lender, in its capacity under this SECTION 2.9(E), a "LC PARTICIPANT"), and each such LC Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Facing Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Domestic Revolving Lender's Domestic Revolver Pro Rata Share, in such Letter of Credit, each substitute Letter of Credit, each Drawing made thereunder and the obligations of Borrower under this Agreement with respect thereto (although Letter of Credit fees shall be payable directly to Administrative Agent for the account of the Domestic Revolving Lenders as provided in SECTION 2.9(G) and the LC Participants shall have no right to receive any portion of the facing fees), and any security therefor or guaranty pertaining thereto. Upon any change in the Domestic Revolving Commitments of the Domestic Revolving Lenders it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating to Letters of Credit, there shall be an automatic adjustment pursuant to this SECTION 2.9(E) to reflect the new Domestic Revolver Pro Rata Share of the assignor and assignee Lender or of all Lenders with Domestic Revolving Commitments, as the case may be.

              (i) In determining whether to pay under any Letter of Credit, such Facing Agent shall have no obligation relative to the LC Participants other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Facing Agent under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct as determined by a final and non appealable decision rendered by a court of competent jurisdiction, shall not create for such Facing Agent any resulting liability to Borrower or any Lender.

         (f) DRAWS UPON LETTER OF CREDIT; REIMBURSEMENT OBLIGATIONS. In the event that any Facing Agent makes any payment under any Letter of Credit issued by it and Borrower shall not have reimbursed such amount in full to such Facing Agent pursuant to SECTION 2.9(D), such Facing Agent shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each LC Participant of such failure, and each such LC Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Facing Agent, the amount of such LC Participant's

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

applicable Domestic Revolver Pro Rata Share of such payment in Dollars and in same day funds; PROVIDED, HOWEVER, that no LC Participant shall be obligated to pay to Administrative Agent its applicable Domestic Revolver Pro Rata Share of such unreimbursed amount for any wrongful payment made by such Facing Agent under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence as determined by a final and non appealable decision rendered by a court of competent jurisdiction on the part of such Facing Agent. If Administrative Agent so notifies any LC Participant required to fund a payment under a Letter of Credit prior to 11:00 a.m. (New York City time) on any Business Day, such LC Participant shall make available to the Administrative Agent for the account of the respective Facing Agent such LC Participant's applicable Domestic Revolver Pro Rata Share of the amount of such payment on such Business Day in same day funds. If and to the extent such LC Participant shall not have so made its applicable Domestic Revolver Pro Rata Share of the amount of such payment available to Administrative Agent for the account of the respective Facing Agent, such LC Participant agrees to pay to Administrative Agent for the account of such Facing Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to Administrative Agent for the account of such Facing Agent at the overnight Federal Funds rate. The failure of any LC Participant to make available to Administrative Agent for the account of the respective Facing Agent its applicable Domestic Revolver Pro Rata Share of any payment under any Letter of Credit issued by it shall not relieve any other LC Participant of its obligation hereunder to make available to Administrative Agent for the account of such Facing Agent its applicable Domestic Revolver Pro Rata Share of any payment under any such Letter of Credit on the day required, as specified above, but no LC Participant shall be responsible for the failure of any other LC Participant to make available to Administrative Agent for the account of such Facing Agent such other LC Participant's applicable Domestic Revolver Pro Rata Share of any such payment.

              (i) Whenever any Facing Agent receives a payment of a reimbursement obligation as to which Administrative Agent has received for the account of such Facing Agent any payments from the LC Participants pursuant to this SECTION 2.9(F), such Facing Agent shall pay to Administrative Agent and Administrative Agent shall pay to each LC Participant which has paid its Domestic Revolver Pro Rata Share thereof, in Dollars and in same day funds, an amount equal to such LC Participant's Domestic Revolver Pro Rata Share of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

              (ii) Upon the request of any LC Participant, each Facing Agent shall furnish to such LC Participant copies of any Letter of Credit issued by it.

              (iii) The obligations of the LC Participants to make payments to each Facing Agent with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                   (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                   (B) The existence of any claim, setoff, defense or other right which Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Administrative Agent, any LC Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated

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

herein or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such Letter of Credit);

                   (C) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect to any statement therein being untrue or inaccurate in any respect;

                   (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                   (E) the occurrence of any Event of Default or Unmatured Event of Default.

         (g)  FEES FOR LETTERS OF CREDIT.

              (i) FACING AGENT FEES. Borrower agrees to pay the following amount to Facing Agent with respect to the Letters of Credit issued by it for the account of Borrower:

                   (A) with respect to payments made under any Letter of Credit, interest, payable on demand, on the amount paid by Facing Agent in respect of each such payment from the date of the payments through the date such amount is reimbursed by Borrower (including any such reimbursement out of the proceeds of Domestic Revolving Loans pursuant to SECTION 2.9(D)) at a rate determined in accordance with the terms of SECTION 2.9(D)(I);

                   (B) with respect to the issuance or amendment of each Letter of Credit and each payment made thereunder, documentary and processing charges in accordance with Facing Agent's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be; and

                   (C) a facing fee equal to 1/8th of 1% per annum of outstanding LC Obligations payable in arrears on the last Business Day of each Fiscal Quarter, on the Revolver Termination Date and thereafter, on demand together with customary issuance and payment charges, provided that a minimum fee of $500.00 per annum shall be payable per Letter of Credit.

              (ii) PARTICIPATING LENDER FEES. Borrower agrees to pay to Administrative Agent for distribution to each participating Lender in respect of all Letters of Credit outstanding such Lender's Domestic Revolver Pro Rata Share of a commission equal to the then Applicable Eurocurrency Margin for Domestic Revolving Loans with respect to the maximum Stated Amount under such outstanding Letters of Credit (the "LC Commission"), payable in arrears on the last Business Day of each Fiscal Quarter, on the Revolver Termination Date and thereafter, on demand. The LC Commission shall be computed on a daily basis from the first day of issuance of each Letter of Credit and on the basis of the actual number of days elapsed over a year of 360 days.

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
         Promptly upon receipt by Facing Agent or Administrative Agent of any amount described in clause (i)(A) or (ii) of this SECTION 2.9(G), Facing Agent or Administrative Agent shall distribute to each Lender that has reimbursed Facing Agent in accordance with SECTION 2.9(D) its Domestic Revolver Pro Rata Share of such amount. Amounts payable under clause (i)(B) and (C) of this
SECTION 2.9(E) shall be paid directly to Facing Agent.

         (h) INDEMNIFICATION. In addition to amounts payable as elsewhere provided in this Agreement, Borrower hereby agrees to protect, indemnify, pay and save Facing Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) (other than for Taxes or Excluded Taxes, which shall be covered by SECTION 4.7) which Facing Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct as determined by a final and non appealable decision rendered by a court of competent jurisdiction of Facing Agent or (ii) the failure of Facing Agent to honor a Drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "GOVERNMENT ACTS"). As between Borrower and Facing Agent, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Facing Agent by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Facing Agent shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of or any Drawing under such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a Drawing under any such Letter of Credit or of the proceeds thereof;
(vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any Drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of Facing Agent, including, without limitation, any acts of Government Authority. None of the above shall affect, impair, or prevent the vesting of any of Facing Agent's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Facing Agent under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put Facing Agent under any resulting liability to Borrower. Notwithstanding anything to the contrary contained in this Agreement, Borrower shall have no obligation to indemnify Facing Agent in respect of any liability incurred by Facing Agent arising solely out of the gross

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

negligence or willful misconduct of Facing Agent. The right of indemnification in the first paragraph of this SECTION 2.9(H) shall not prejudice any rights that Borrower may otherwise have against Facing Agent with respect to a Letter of Credit issued hereunder.

         (i) INCREASED COSTS. If at any time after the date hereof the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (other than any such change that relates to Taxes or Excluded Taxes, which are governed by SECTION 4.7), or compliance by Facing Agent or such Lender with any request or directive by any such authority (whether or not having the force of law or any change in GAAP), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by Facing Agent or participated in by any Lender, or (ii) impose on Facing Agent or any Lender any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to Facing Agent or any Lender of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by Facing Agent or any Lender hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to Borrower by Facing Agent or any Lender (a copy of which demand shall be sent by Facing Agent or such Lender to Agent), Borrower shall pay to Facing Agent or such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Facing Agent or any Lender, upon determining that any additional amounts will be payable pursuant to this SECTION 2.9(I), will give prompt written notice thereof to Borrower, which notice shall include a certificate submitted to Borrower by Facing Agent or such Lender (a copy of which certificate shall be sent by Facing Agent or such Lender to Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate Facing Agent or such Lender, although failure to give any such notice shall not release or diminish Borrower's obligations to pay additional amounts pursuant to this
SECTION 2.9(I). The certificate required to be delivered pursuant to this
SECTION 2.9(I) shall, absent manifest error, be final, conclusive and binding on Borrower.

                                  ARTICLE III
                                INTEREST AND FEES

     3.1  INTEREST.

         (a) BASE RATE LOANS. Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin from the date the proceeds thereof are made available to Borrower (or, if such Base Rate Loan was converted from a Eurocurrency Loan, the date of such conversion) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan or
(ii) the conversion of such Base Rate Loan to a Eurocurrency Loan pursuant to
SECTION 2.6.

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

         (b) EUROCURRENCY LOANS. Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurocurrency Loan from the date the proceeds thereof are made available to Borrower (or, if such Eurocurrency Loan was converted from a Base Rate Loan, the date of such conversion) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurocurrency Loan or (ii) the conversion of such Eurocurrency Loan to a Base Rate Loan pursuant to SECTION 2.6 at a rate per annum equal to the relevant Eurocurrency Rate plus the Applicable Eurocurrency Margin.

         (c) PAYMENT OF INTEREST. Interest on each Loan shall be payable in arrears on each Interest Payment Date; PROVIDED, HOWEVER, that interest accruing pursuant to SECTION 3.1(E) shall be payable from time to time on demand. Interest shall also be payable on all then outstanding Domestic Revolving Loans on the Revolver Termination Date and on all Loans on the date of repayment (including prepayment) thereof (except that voluntary prepayments of Domestic Revolving Loans that are Base Rate Loans made pursuant to SECTION 4.3 on any day other than a Quarterly Payment Date or the Revolver Termination Date need not be made with accrued interest from the most recent Quarterly Payment Date, provided such accrued interest is paid on the next Quarterly Payment Date) and on the date of maturity (by acceleration or otherwise) of such Loans. During the existence of any Event of Default, interest on any Loan shall be payable on demand.

         (d) NOTIFICATION OF RATE. Administrative Agent, upon determining the interest rate for any Borrowing of Eurocurrency Loans for any Interest Period, shall promptly notify Borrower and the Lenders thereof. Such determination shall, absent manifest error and subject to SECTION 3.6, be final, conclusive and binding upon all parties hereto.

         (e) DEFAULT INTEREST. Notwithstanding the rates of interest specified herein, effective on the date 30 days after the occurrence and continuance during such 30 day period of any Event of Default (other than the failure to pay Obligations in respect of principal or interest on the Loans prior to the expiration of any applicable grace period therefor) and for so long thereafter as any such Event of Default shall be continuing, and effective immediately upon any failure to pay any Obligations in respect of principal or interest on the Loans or any other amounts due (after giving effect to any applicable grace period) under any of the Loan Documents when due, whether by acceleration or otherwise, the principal balance of each Loan then outstanding and, to the extent permitted by applicable law, any interest payment on each Loan not paid when due or other amounts then due and payable shall bear interest payable on demand, after as well as before judgment at a rate per annum equal to the Default Rate.

         (f) MAXIMUM INTEREST. If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, Borrower shall be obligated to pay the maximum amount then permitted by applicable law and Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

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    3.2  FEES.

         (a) COMMITMENT FEES. Borrower shall pay to Administrative Agent for pro rata distribution to each Non-Defaulting Lender having a Domestic Revolving Commitment (based on its Domestic Revolver Pro Rata Share) and/or a Multicurrency Revolving Commitment (based on its Multicurrency Revolver Pro Rata Share) a commitment fee (the "COMMITMENT FEE") for the period commencing on the Initial Borrowing Date to and including the Revolver Termination Date or the earlier termination of the Domestic Revolving Commitments and/or Multicurrency Revolving Commitments, as the case may be (and, in either case, repayment in full of the Domestic Revolving Loans and Multicurrency Revolving Loans and payment in full, or cash collateralization by the deposit of cash into the Collateral Account in amounts and pursuant to arrangements satisfactory to Administrative Agent, of the LC Obligations), computed at a rate equal to the Applicable Commitment Fee Percentage per annum on the average daily Total Available Domestic Revolving Commitment (with the Available Domestic Revolving Commitment of each Non-Defaulting Lender determined without reduction for such Lender's Domestic Revolver Pro Rata Share of Swing Line Loans outstanding) and Total Available Multicurrency Revolving Commitment, as the case may be, less, in each case the average daily Available Domestic Revolving Commitment or Available Multicurrency Revolving Commitment of any Defaulting Lender. Unless otherwise specified, accrued Commitment Fees shall be due and payable (i) on each Quarterly Payment Date, (ii) on the Revolver Termination Date and (iii) upon any reduction or termination in whole or in part of the Domestic Revolving Commitments (but only, in the case of a reduction, on the portion of the Domestic Revolving Commitments and/or Multicurrency Revolving Commitments then being reduced).

         (b) AGENCY FEES. Borrower shall pay to Administrative Agent for its own account, agency and other Loan fees in the amount and at the times set forth in the letter agreement between Borrower and Administrative Agent.

     3.3 COMPUTATION OF INTEREST AND FEES. Interest on all Loans and fees payable hereunder shall be computed on the basis of the actual number of days elapsed over a year of 360 days; PROVIDED that interest on all Base Rate Loans shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be. Interest on all Loans denominated in Sterling shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be. Each determination of an interest rate by Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error. Administrative Agent shall, at any time and from time to time upon request of Borrower, deliver to Borrower a statement showing the quotations used by Administrative Agent in determining any interest rate applicable to Domestic Revolving Loans pursuant to this Agreement. Each change in the Applicable Base Rate Margin or Applicable Eurocurrency Margin or any change in the Applicable LC Commission as a result of a change in Borrower's Most Recent Leverage Ratio shall become effective on the date upon which financial statements reporting such change are delivered to Administrative Agent pursuant to SECTION 7.1(A) and shall continue to be effective


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until the next date on which financial statements reporting a change are delivered pursuant to SECTION 7.1(A), in each case subject to the proviso in the definition of "Most Recent Leverage Ratio".

     3.4 INTEREST PERIODS. At the time it gives any Notice of Borrowing or a Notice of Conversion or Continuation with respect to Eurocurrency Loans, Borrower shall elect, by giving Administrative Agent written notice, the interest period (each an "INTEREST PERIOD") which Interest Period shall, at the option of Borrower, be one, two, three or six months or, if available to each of the applicable Lenders (as determined by each such applicable Lender in its sole discretion) a nine or twelve month period, provided that:

         (i) all Eurocurrency Loans comprising a Borrowing shall at all times have the same Interest Period;

         (ii) the initial Interest Period for any Eurocurrency Loan shall commence on the date of such Borrowing of such Eurocurrency Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurocurrency Loan shall commence on the last day of the immediately preceding Interest Period;

         (iii) if any Interest Period relating to a Eurocurrency Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

         (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest Period for a Eurocurrency Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (v) no Interest Period may be selected at any time when an Unmatured Event of Default or Event of Default is then in existence;

         (vi) no Interest Period shall extend beyond the Term A Loan Maturity Date for any Term A Dollar Loan or Term A Euro Loan, the Term B Loan Maturity Date for any Term B Dollar Loan or Term B Euro Loan or the Revolver Termination Date for any Domestic Revolving Loan or Multicurrency Revolving Loan; and

         (vii) no Interest Period in respect of any Borrowing of Term A Dollar Loans, Term A Euro Loans, Term B Dollar Loans, Term B Euro Loans, as the case may be, shall be selected which extends beyond any date upon which a mandatory repayment of such Term Loans will be required to be made under SECTIONS 4.4(C), (D), (E) or (F), as the case may be, to the extent that it is known as of the date of selection that the


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

     aggregate principal amount of Term A Dollar Loans, Term A Euro Loans, Term B Dollar Loans, Term B Euro Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term A Dollar Loans, Term A Euro Loans, Term B Dollar Loans, Term B Euro Loans, as the case may be, then outstanding less the aggregate amount of such required prepayment.

     3.5 COMPENSATION FOR FUNDING LOSSES. Borrower shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such amounts), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurocurrency Loans to the extent not recovered by the Lender in connection with the liquidation or re-employment of such funds and including the compensation payable by such Lender to a Participant) and any loss sustained by such Lender in connection with the liquidation or re-employment of such funds (including, without limitation, a return on such liquidation or re-employment that would result in such Lender receiving less than it would have received had such Eurocurrency Loan remained outstanding until the last day of the Interest Period applicable to such Eurocurrency Loans) which such Lender may sustain as a result of: (i) for any reason (other than a default by such Lender or Administrative Agent) a continuation or Borrowing of, or conversion from or into, Eurocurrency Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not withdrawn); (ii) any payment, prepayment or conversion or continuation of any of its Eurocurrency Loans occurring for any reason whatsoever on a date which is not the last day of an Interest Period applicable thereto; (iii) any repayment of any of its Eurocurrency Loans not being made on the date specified in a notice of payment given by Borrower; or (iv) (A) any other failure by Borrower to repay its Eurocurrency Loans when required by the terms of this Agreement or (B) an election made by Borrower pursuant to SECTION 3.7. A written notice as to additional amounts owed such Lender under this SECTION 3.5 and delivered to Borrower and Administrative Agent by such Lender shall, absent manifest error, be final, conclusive and binding for all purposes. Calculation of all amounts payable to a Lender under this SECTION 3.5 shall be made as though that Lender had actually funded its relevant Eurocurrency Loan through the purchase of a Eurocurrency deposit bearing interest at the Eurocurrency Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurocurrency deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED, HOWEVER, that each Lender may fund each of its Eurocurrency Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this
SECTION 3.5.

     3.6  INCREASED COSTS, ILLEGALITY, ETC.

         (a) GENERALLY. In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by Administrative Agent):

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              (i) on any Interest Rate Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurocurrency market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurocurrency Rate; or

              (ii) at any time, that such Lender shall incur increased costs or reduction in the amounts received or receivable hereunder with respect to any Eurocurrency Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof (other than any such change that relates to Taxes or Excluded Taxes, which are governed by
         SECTION 4.7) and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: a change in official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurocurrency Rate) and/or (y) other circumstances since the date of this Agreement affecting such Lender or the interbank Eurocurrency market or the position of such Lender in such market (excluding, however, differences in a Lender's cost of funds from those of Administrative Agent which are solely the result of credit differences between such Lender and Administrative Agent); or

              (iii) at any time, that the making or continuance of any Eurocurrency Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by such Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurocurrency market;

then, and in any such event, such Lender (or Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to Borrower and, except in the case of clause (i) above, to Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurocurrency Loans shall no longer be available until such time as Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice

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by Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion or Continuation given by Borrower with respect to Eurocurrency Loans (other than with respect to conversions to Base Rate Loans) which have not yet been incurred (including by way of conversion) shall be deemed rescinded by Borrower, (y) in the case of clause (ii) above, Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto; however the failure to give any such notice (unless the respective Lender has intentionally withheld or delayed such notice, in which case the respective Lender shall not be entitled to receive additional amounts pursuant to this SECTION 3.6 (A)(Y) for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish Borrower's obligations to pay additional amounts pursuant to this
SECTION 3.6 (A)(Y) and (z) in the case of clause (iii) above, Borrower shall take one of the actions specified in SECTION 3.6(B) as promptly as possible and, in any event, within the tiooooome period required by law. Each of Administrative Agent and each Lender agrees that if it gives notice to Borrower of any of the events described in clause (i) above (in the case of Administrative Agent) or clause (iii) above, it shall promptly notify Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist. In determining such additional amounts pursuant to clause (y) of the immediately preceding sentence, each Lender shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts receivable relate to such Lender's loans in general and are not specifically attributable to a Loan hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made by such Lender whether or not the loan documentation for such other loans permits the Lender to receive increased costs of the type described in this SECTION 3.6(A).

         (b) EUROCURRENCY LOANS. At any time that any Eurocurrency Loan is affected by the circumstances described in SECTION 3.6(A)(II) or (III), Borrower may (and, in the case of a Eurocurrency Loan affected by the circumstances described in SECTION 3.6(A)(III), shall) either (i) if the affected Eurocurrency Loan is then being made initially or pursuant to a conversion, by giving Administrative Agent telephonic notice (confirmed in writing) on the same date that Borrower was notified by the affected Lender or Administrative Agent pursuant to SECTION 3.6(A)(II) or (III), cancel the respective Borrowing, or
(ii) if the affected Eurocurrency Loan is then outstanding, upon at least three Business Days' written notice to Administrative Agent, require the affected Lender to convert such Eurocurrency Loan into a Base Rate Loan, PROVIDED, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this SECTION 3.6(B).

         (c) CAPITAL REQUIREMENTS. If any Lender determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) concerning capital adequacy, or any change in (after the date of this Agreement) interpretation or administration thereof by any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then Borrower shall pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the increased costs or reduction in the rate of return relates to such Lender's commitments or obligations in general and are not specifically attributable to the Commitments and obligations hereunder, cover all

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commitments and obligations similar to the Commitments and obligations of such
Lender hereunder whether or not the loan documentation for such other commitments or obligations permits the Lender to make the determination specified in this SECTION 3.6(C), and such Lender's determination of compensation owing under this SECTION 3.6(C) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this SECTION 3.6(C), will give prompt written notice thereof to Borrower, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice (unless the respective Lender has intentionally withheld or delayed such notice, in which case the respective Lender shall not be entitled to receive additional amounts pursuant to this SECTION 3.6(C) for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish any of Borrower's obligations to pay additional amounts pursuant to this SECTION 3.6(C).

         (d) CHANGE OF LENDING OFFICE. Each Lender which is or will be owed compensation pursuant to SECTION 3.6(A) or (C) will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to cause a different branch or Affiliate to make or continue a Loan or Letter of Credit if such designation will avoid the need for, or materially reduce the amount of, such compensation to such Lender and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing a different branch or Affiliate pursuant to this SECTION 3.6(D). Nothing in this
SECTION 3.6(D) shall affect or postpone any of the obligations of Borrower or the right of any Lender provided for herein.

     3.7 REPLACEMENT OF AFFECTED LENDERS. (x) If any Domestic Revolving Lender or Multicurrency Revolving Lender becomes a Defaulting Lender or otherwise defaults in its Obligations to make Loans or fund Unpaid Drawings, (y) if any Lender (or in the case of SECTION 2.9(I), Facing Agent) is owed increased costs under SECTION 2.9(I), SECTION 3.6(A)(II) or (III) or SECTION 3.6(C), or Borrower is required to make any payments under SECTION 4.7 to any Lender materially in excess of those to the other Lenders or (z) as provided in SECTION 12.1(B) in the case of certain refusals by a Lender to consent to certain proposed amendment, changes, supplements, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, Borrower shall have the right, if no Event of Default or Unmatured Event of Default then exists, to replace such Lender (the "REPLACED LENDER") with one or more other Eligible Assignee or Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "REPLACEMENT LENDER") acceptable to Administrative Agent, PROVIDED that (i) at the time of any replacement pursuant to this SECTION 3.7, the Replacement Lender shall enter into one or more assignment agreements, in form and substance reasonably satisfactory to Administrative Agent, pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and participation in Letters of Credit by, the Replaced Lender and (ii) all obligations of Borrower owing to the Replaced Lender (including, without limitation, such increased costs and excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment documentation, the

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payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and, unless the Replaced Lender continues to have outstanding Term Loans hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Lender that acts as a Facing Agent may be replaced hereunder at any time which it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Facing Agent (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer satisfactory to such Facing Agent or the depositing of cash collateral into the Collateral Account in amounts and pursuant to arrangements satisfactory to such Facing Agent) have been made with respect to such outstanding Letters of Credit.

                                   ARTICLE IV
               REDUCTION OF COMMITMENTS; PAYMENTS AND PREPAYMENTS

     4.1 VOLUNTARY REDUCTION OF COMMITMENTS. (a) Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to Administrative Agent at the Notice Office (which notice Administrative Agent shall promptly transmit to each Lender), Borrower shall have the right, without premium or penalty, to terminate the unutilized portion of the Domestic Revolving Commitments and/or Multicurrency Revolving Commitments and/or the Swing Line Commitment, as the case may be, in part or in whole; provided that
(x) any such voluntary termination of the Domestic Revolving Commitments or Multicurrency Revolving Commitments shall apply to proportionately and permanently reduce the Domestic Revolving Commitment or Multicurrency Revolving Commitment, as the case may be, of each Domestic Revolving Lender or Multicurrency Revolving Lender, as the case may be, (y) any partial voluntary reduction pursuant to this SECTION 4.1 shall be in the amount of at least $5,000,000 and integral multiples of $1,000,000 in excess of that amount in the case of the Domestic Revolving Commitments and 5,000,000 Euro and integral multiples of 1,000,000 Euro in excess of that amount in the case of the Multicurrency Revolving Commitments denominated in Euro and with respect to Multicurrency Revolving Commitments denominated in an Alternative Currency, the Dollar Equivalent in such Alternative Currency of $5,000,000 (rounded to the nearest one hundred thousand units of such Alternative Currency) and integral multiples of the Dollar Equivalent of $1,000,000 (rounded to the nearest one hundred thousand units of such Alternative Currency) in excess of that amount and (z) (i) any such voluntary termination of the Domestic Revolving Commitments shall occur simultaneously with a voluntary prepayment, pursuant to SECTION 4.3, such that the total of the Domestic Revolving Commitments shall not be reduced below the aggregate principal amount of outstanding Domestic Revolving Loans plus the aggregate LC Obligations and the Swing Line Loan Commitment and (ii) any such voluntary termination of the Multicurrency Revolving Commitments shall occur simultaneously with a voluntary prepayment, pursuant to SECTION 4.3, such that the total of the Multicurrency Revolving Commitments shall not be reduced below the aggregate principal Euro Equivalent amount of outstanding Multicurrency Revolving Loans.

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

         (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in
SECTION 12.1(B), Borrower shall have the right, upon five (5) Business Days' prior written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Domestic Revolving Commitment and/or Multicurrency Revolving Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, fees and all other amounts, due and owing to such Lender are repaid concurrently with the effectiveness of such termination at which time Schedule 1.1 shall be deemed modified to reflect such changed amounts pursuant to SECTION 4.3(B) and Borrower cash collateralizes such Lender's Domestic Revolver Pro Rata Share of the Effective Amount of the LC Obligations (in the manner set forth in SECTION 4.4(A)) then outstanding. At such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement which shall survive as to such repaid Lender.

     4.2  MANDATORY REDUCTIONS OF COMMITMENTS.

         (a) REDUCTION OF DOMESTIC REVOLVING COMMITMENTS AND MULTICURRENCY REVOLVING COMMITMENTS. The Domestic Revolving Commitments and Multicurrency Revolving Commitments shall be reduced at the time and in the amounts required to be reduced pursuant to SECTION 4.4.

         (b) REDUCTION OF TERM A DOLLAR COMMITMENTS, TERM A EURO COMMITMENTS, TERM B DOLLAR COMMITMENTS AND TERM B EURO COMMITMENTS. The Term A Dollar Commitments, Term A Euro Commitments, Term B Dollar Commitments and Term B Euro Commitments shall terminate on the Initial Borrowing Date, after giving effect to the Borrowing of the Term A Dollar Loans, Term A Euro Loans, Term B Dollar Loans and Term B Euro Loans on such date.

         (c) PROPORTIONATE REDUCTIONS. Each reduction or adjustment to the Term Commitments or the Domestic Revolving Commitments or Multicurrency Revolving Commitments pursuant to this SECTION 4.2 shall apply proportionately to the Term Loan Commitments, Multicurrency Revolving Commitments or the Domestic Revolving Commitment, as the case may be, of each Lender.

         (d) REDUCTION OF COMMITMENTS. The Commitments will terminate in their entirety on March 31, 2001 unless the Initial Borrowing Date has occurred on or before such date.

         (e) In addition to any other mandatory commitment reductions pursuant to this SECTION 4.2, on each date upon which a mandatory repayment of Term Loans pursuant to SECTION 4.4 is required (and exceeds the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Available Domestic Revolving Commitment shall be permanently reduced by the amount, if any, by which

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the amount required to be applied pursuant to said SECTION 4.4 (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

     4.3  VOLUNTARY PREPAYMENTS.

         (a) Borrower shall have the right to prepay the Loans in whole or in part from time to time on the following terms and conditions: (i) Borrower shall give Administrative Agent irrevocable written notice at its Notice Office (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term Loans, Domestic Revolving Loans, Multicurrency Revolving Loans or Swing Line Loans, the amount of such prepayment and the specific Borrowings to which such prepayment is to be applied, which notice shall be given by Borrower to Administrative Agent by 12:00 noon (New York City time) at least three Business Days prior in the case of Eurocurrency Loans and at least one Business Day prior in the case of Base Rate Loans to the date of such prepayment and which notice shall (except in the case of Swing Line Loans) promptly be transmitted by Administrative Agent to each of the applicable Lenders; (ii) each partial prepayment of any Borrowing (other than a Borrowing of Swing Line Loans) shall be in an aggregate principal amount of at least $1,000,000 for Loans denominated in Dollars and 1,000,000 for Loans denominated in Euros and with respect to Loans denominated in an Alternative Currency, the Dollar Equivalent of $1,000,000 (rounded to the nearest one hundred thousand units of such Alternative Currency) and each partial prepayment of a Swing Line Loan shall be in an aggregate principal amount of at least $250,000; provided that no partial prepayment of Eurocurrency Loans made pursuant to a single Borrowing shall reduce the aggregate principal amount of the outstanding Loans made pursuant to such Borrowing to an amount less that the Minimum Borrowing Amount applicable thereto; (iii) Eurocurrency Loans may only be prepaid pursuant to this SECTION 4.3 on the last day of an Interest Period applicable thereto or on any other day subject to SECTION 3.5; (iv) each prepayment in respect of any Borrowing shall be applied pro rata among the Loans comprising such Borrowing PROVIDED, (I) that such prepayment shall not be applied to any Domestic Revolving Loans of a Defaulting Lender at any time when the aggregate amount of Domestic Revolving Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Domestic Revolver Pro Rata Share of all Domestic Revolving Loans then outstanding (II) any Multicurrency Revolving Loans of a Defaulting Lender at any time when the aggregate amount of Multicurrency Revolving Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Multicurrency Revolver Pro Rata Share of all Multicurrency Revolving Loans then outstanding; (v) subject to SECTION 4.5(C), each voluntary prepayment of Term Loans shall be applied first to the Scheduled Term A Dollar Repayments, Scheduled Term A Euro Repayments, Scheduled Term B Dollar Repayments, Scheduled Term B Euro Repayments in each case due within the 12 months period following the date of such prepayment in direct order of maturity and, thereafter, subject to SECTION 4.5(C) shall be applied in proportional amounts equal to the Term A Dollar Percentage, Term A Euro Percentage, Term B Dollar Percentage, Term B Euro Percentage (in each case, after giving effect to the prepayments made to the Scheduled Term A Dollar Repayments, Scheduled Term B Dollar Repayments, Scheduled Term B Euro Repayments due within such twelve month period as specified above), as the case may be, of

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such remaining prepayment, if any, and within each Term Loan, shall be applied to reduce the remaining Scheduled Term A Dollar Repayments, Scheduled Term A Euro Repayments, Scheduled Term B Dollar Repayments, Scheduled Term B Euro Repayments in order of maturity. Unless otherwise specified by Borrower, such prepayment shall be applied first to the payment of Base Rate Loans and second to the payment of such Eurocurrency Loans as Borrower shall request (and in the absence of such request, as Administrative Agent shall determine). In the event that any Term B Dollar Lender or Term B Euro Lender waives all or part of its right to receive its portion of a voluntary prepayment, Administrative Agent shall apply one hundred percent (100%) of the amount so waived, if any, by such Term B Dollar Lender or Term B Euro Lender to the Term A Loans in accordance with this SECTION 4.3(A). The notice provisions, the provisions with respect to the minimum amount of any prepayment, and the provisions requiring prepayments in integral multiples above such minimum amount of this SECTION 4.3 are for the benefit of Administrative Agent and may be waived unilaterally by Administrative Agent.

         (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in
SECTION 12.1(B), Borrower shall have the right, upon five (5) Business Days' prior written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each of the Lenders), to repay all Loans, together with accrued and unpaid interest, fees and all other amounts due and owing to such Lender in accordance with said SECTION 12.1(B), so long as (A) in the case of the repayment of Domestic Revolving Loans and/or Multicurrency Revolving Loans of any Domestic Revolving Lender and/or Multicurrency Revolving Lender pursuant to this clause (b), the Domestic Revolving Commitment and/or Multicurrency Revolving Commitment of such Domestic Revolving Lender and/or Multicurrency Revolving Lender is terminated concurrently with such repayment pursuant to SECTION 4.1(B) in the case of the repayment of Loans of any Lender, the consents required by SECTION 12.1(B) in connection with the repayment pursuant to this clause (b) shall have been obtained.

     4.4  MANDATORY PREPAYMENTS.

         (a) PREPAYMENT UPON OVERADVANCE. (i) Borrower shall prepay the outstanding principal amount of the Domestic Revolving Loans or the Swing Line Loan on any date on which the aggregate outstanding principal amount of such Loans together with the aggregate LC Obligations (after giving effect to any other repayments or prepayments on such day) exceeds the aggregate Domestic Revolving Commitments or the Swing Line Loan Commitment, as the case may be, in the amount of such excess. If, after giving effect to the prepayment of all outstanding Domestic Revolving Loans, the aggregate LC Obligations exceeds the Domestic Revolving Commitments then in effect, Borrower shall cash collateralize LC Obligations by depositing, pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to Administrative Agent, cash with Administrative Agent in an amount equal to the difference between such LC Obligations and the Domestic Revolving Loan Commitments then in effect. Administrative Agent shall establish in its name for the benefit of


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the Domestic Revolving Lenders a cash collateral account (the "COLLATERAL
ACCOUNT") into which it shall deposit such cash to hold as collateral security for the LC Obligations. So long as no Event of Default or Unmatured Event of Default has occurred and is continuing, Administrative Agent shall release amounts held from time to time in the Collateral Account to Borrower concurrently with any reduction in LC Obligations.

              (ii) PREPAYMENT OF MULTICURRENCY REVOLVING LOANS UPON OVERADVANCE. Borrower shall prepay the outstanding principal amount of Multicurrency Revolving Loans on any date on which the Euro Equivalent of all Multicurrency Revolving Loans outstanding exceeds the Total Multicurrency Revolving Commitment then in effect (including, without limitation, solely as a result of fluctuation in the Exchange Rate), in the amount of such excess and in Euro; PROVIDED, HOWEVER that if such excess is solely as a result of fluctuation in the Exchange Rate, such repayment shall not be required to be made until four Business Days after notice from the Administrative Agent and Borrower shall not be obligated to pay such amount unless such excess is greater than the Dollar Equivalent of $750,000.

         (b) SCHEDULED REPAYMENTS.

              (i) SCHEDULED TERM A REPAYMENTS. Borrower shall cause to be paid Scheduled Term A Repayments on the Term A Loans until the Term A Loans are paid in full in the amounts and at the times specified in the definition of Scheduled Term A Repayments to the extent that prepayments have not previously been applied to such Scheduled Term A Repayments (and such Scheduled Term A Repayments have not otherwise been reduced) pursuant to the terms hereof.

              (ii) SCHEDULED TERM B REPAYMENTS. Borrower shall cause to be paid Scheduled Term B Repayments on the Term B Loans until the Term B Loans are paid in full in the amounts and at the times specified in the definition of Scheduled Term B Repayments to the extent that prepayments have not previously been applied to such Scheduled Term B Repayments (and such Scheduled Term B Repayments have not otherwise been reduced) pursuant to the terms hereof.

         (c) MANDATORY PREPAYMENT UPON ASSET DISPOSITION. On or before the first Business Day after the date of receipt thereof by Holdings, Borrower and/or any of their Subsidiaries of Net Sale Proceeds in excess of $10 million in the aggregate in any Fiscal Year, an amount equal to 100% of the Net Sale Proceeds from such Asset Disposition shall be applied as a mandatory repayment of principal of the Term Loans (with the Term A Dollar Percentage of such amount to be applied as a repayment of the Term A Dollar Loans, the Term A Euro Percentage of such amount to be applied as a repayment of the Term A Euro Loans, the Term B Dollar Percentage of such amount to be applied as a repayment of the Term B Dollar Loans and the Term B Dollar Percentage of such amount to be applied as a repayment of Term B Dollar Loans, in each case subject to modification of such application as set forth in SECTION 4.5(C)), PROVIDED, that with respect to no more than $125,000,000 of such Net Sale Proceeds in the

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aggregate in any Fiscal Year of Borrower, the Net Sale Proceeds therefrom shall not be required to be so applied on such date to the extent that no Event of Default or Unmatured Event of Default then exists and Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be (1) used to consummate a Permitted Acquisition within 365 days following the date of such Asset Disposition (which certificate shall set forth the estimates of the proceeds to be so expended) and (2) immediately deposited in an escrow account with the Administrative Agent for the benefit of the Lenders (the "ASSET SALE ESCROW ACCOUNT") or such other arrangement satisfactory to the Administrative Agent in its sole discretion, which such proceeds may be only withdrawn to repay the Term Loans or to be used for purposes described in clause (1) of this proviso, PROVIDED, FURTHER, that if all or any portion of such Net Sale Proceeds not so applied to the repayment of Term Loans are not so used within such 365 day period, such remaining portion shall be applied on the last day of the respective period as a mandatory repayment of principal of outstanding Term Loans as provided above in this
SECTION 4.4(C). After the prepayment in full of all Term Loans, Borrower shall repay Domestic Revolving Loans and cash collateralize LC Obligations on the date of receipt of such proceeds by an amount equal to the lesser of (y) the amount of Domestic Revolving Loans and LC Obligations then outstanding or (z) the remaining portion of such Net Sale Proceeds not used to repay Term Loans, and the Domestic Revolving Commitments shall be permanently reduced by that portion of Net Sale Proceeds not used to repay Term Loans. Notwithstanding the foregoing, Borrower may use the Net Sale Proceeds from any Asset Disposition received during the twenty-four month period following the Effective Date (1) to prepay the Holdings Discount Note in an amount not in excess of the lesser of
(x) $50,000,000 or (y) the Required Special Prepayment Amount (as such term is defined in the Holdings Discount Note) and (2) to make the prepayment of Term Loans specified below provided that (x) the Leverage Ratio is less than 4.0 to
1.0 on a pro forma basis after giving effect to such prepayment; and (y) for each Dollar of Net Sale Proceeds so applied to prepay the Holdings Discount Note, one (1) Dollar of such Net Sale Proceeds shall be applied by the Borrower as a mandatory repayment of principal of the Term Loans, in each case subject to modification of such application as set forth in SECTION 4.5(C)).

         To the extent that any or all of the Net Sale Proceeds subject to
SECTION 4.4(C) attributable to Foreign Subsidiaries are prohibited or delayed by applicable Requirements of Law from being repatriated to the United States, the portion of such Net Sale Proceeds so affected shall not be required to be paid at the time provided in such SECTION 4.4(C), and shall be deposited in an escrow account under the control of Administrative Agent pursuant to the terms of an escrow agreement reasonably satisfactory in form and substance to Administrative Agent, until such time as the applicable local Requirements of Law will permit repatriation to the United States. If and when repatriation of any of such affected Net Sale Proceeds is permitted under the applicable local Requirements of Law, such repatriation shall be promptly effected by Borrower and such repatriated Net Sale Proceeds will be applied in the manner set forth in this Agreement.

         (d) MANDATORY PREPAYMENT WITH EXCESS CASH FLOW. On each Excess Cash Payment Date, an amount equal to (i) 75% of Excess Cash Flow of Borrower and its Subsidiaries for the most recent Excess Cash Flow Period ending prior to such Excess Cash Payment Date if the Leverage Ratio is greater than or equal to 3.25x or (ii) 50% of Excess Cash Flow of


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Borrower and its Subsidiaries for the most recent Excess Cash Flow Period if the
Leverage Ratio is less than 3.25x ending prior to such Excess Cash Payment Date, shall be applied as a mandatory repayment of principal of the Term Loans (with the Term A Dollar Percentage of such amount to be applied as a repayment of the Term A Dollar Loans, the Term A Euro Percentage of such amount to be applied as a repayment of the Term A Euro Loans, the Term B Dollar Percentage of such amount to be applied as a repayment of the Term B Dollar Loans and the Term B Dollar Percentage of such amount to be applied as a repayment of Term B Dollar Loans, in each case subject to modification of such application as set forth in
SECTION 4.5(C)).

         (e) MANDATORY PREPAYMENT WITH PROCEEDS OF CAPITAL STOCK. On the first Business Day after receipt thereof by Holdings, Borrower and/or any of their Subsidiaries, an amount equal to 50% of the Net Offering Proceeds of the sale or issuance of Capital Stock of (or cash capital contributions to) Holdings, Borrower or any of their Subsidiaries (other than (w) equity contributions to Borrower or any of its Subsidiaries made by Holdings or any of its Subsidiaries,
(x) any such proceeds received in connection with (i) the sale of any Capital Stock or the exercise of any options or warrants pursuant to any Employee Share Offer; and (ii) issuances of Capital Stock by Holdings not constituting a public offering or widely distributed private offering exempted from the registration requirements of SECTION 5 of the Securities Act, and (y) any such proceeds utilized as consideration for a substantially simultaneous Permitted Acquisition or (z) proceeds received from the issuance of capital stock by Holdings to the extent the proceeds are applied to prepay the principal (and accrued interest) on the Holdings Discount Note), shall be applied as a mandatory repayment of principal of the Term Loans (with the Term A Dollar Percentage of such amount to be applied as a repayment of the Term A Dollar Loans, the Term A Euro Percentage of such amount to be applied as a repayment of the Term A Euro Loans, the Term B Dollar Percentage of such amount to be applied as a repayment of the Term B Dollar Loans and the Term B Dollar Percentage of such amount to be applied as a repayment of Term B Dollar Loans, in each case subject to modification of such application as set forth in SECTION 4.5(C)); PROVIDED, HOWEVER in the event that the Leverage Ratio is, or would be after giving pro forma effect to any mandatory repayment under this SECTION 4.4(E) as of the end of the most recently ended Fiscal Quarter, less than 3.25x, the mandatory prepayment provisions of this SECTION 4.4(E) shall not apply.

         (f) MANDATORY PREPAYMENT UPON ISSUANCE OF INDEBTEDNESS. On the Business Day of receipt thereof by Holdings or the Borrower, an amount equal to 100% of the Net Offering Proceeds of any subordinated Indebtedness permitted by SECTION 8.2(P) hereof shall be applied as a mandatory repayment of principal of the Term Loans pursuant to the terms of SECTION 4.5(A); PROVIDED, HOWEVER, that Holdings may use 100% of the Net Offering Proceeds of any subordinated Indebtedness to prepay the Holdings Discount Notes.

     4.5  APPLICATION OF PREPAYMENTS; WAIVER OF CERTAIN PREPAYMENTS.

         (a) PREPAYMENTS. Except as expressly provided in this Agreement, all prepayments of principal made by Borrower pursuant to SECTIONS 4.4(C), (D), (E), and (F) shall be applied (i) first to the payment of the unpaid principal amount of the Term Loans (with the Term

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A Dollar Percentage of such repayment to be applied as a repayment of Term A
Dollar Loans, the Term A Euro Percentage of such repayment to be applied as a repayment of Term A Euro Loans, the Term B Dollar Percentage of such repayment to be applied as a repayment of Term B Dollar Loans, the Term B Euro Percentage of such repayment to be applied as a repayment of Term B Euro Loans) and, within each Term Loan, shall be applied to reduce the remaining Scheduled Term A Repayments and Scheduled Term B Repayments on a pro rata basis (based upon the then remaining principal amount of such Scheduled Term A Repayments and Scheduled Term B Repayments, respectively) and second to the payment of the then outstanding balance of the Domestic Revolving Loans and Multicurrency Revolving Loans and the cash collateralization of LC Obligations; (ii) within each of the foregoing Loans, first to the payment of Base Rate Loans and second to the payment of Eurocurrency Loans; and (iii) with respect to Eurocurrency Loans, in such order as Borrower shall request (and in the absence of such request, as Administrative Agent shall determine). If any prepayment of Eurocurrency Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans. All prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under SECTION 3.5.

         (b) PAYMENTS. All regular installment payments of principal on the Term Loans shall be applied (i) first to the payment of Base Rate Loans and second to the payment of Eurocurrency Loans and (ii) with respect to Eurocurrency Loans, in such order as Borrower shall request (and in the absence of such request, as Administrative Agent shall determine). All payments shall include payment of accrued interest on the principal amount so paid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under SECTION 3.5.

         (c) WAIVER OF CERTAIN PREPAYMENTS BY TERM B DOLLAR LENDERS AND TERM B EURO LENDERS. Notwithstanding anything to the contrary contained in this SECTION
4.5 or elsewhere in this Agreement (including, without limitation, in SECTION 12.1), Borrower shall have the option, in its sole discretion, to give the Term B Dollar Lenders with outstanding Term B Dollar Loans and the Term B Euro Lenders with outstanding Term B Euro Loans the option to waive a voluntary prepayment or mandatory prepayment of such Term B Dollar Loans and Term B Euro Loans pursuant to SECTION 4.3, 4.4(C), (D), (E), and (F) (each such repayment, a "WAIVABLE PREPAYMENT") upon the terms and provisions set forth in this SECTION 4.5(C). If Borrower elects to exercise the option referred to in the preceding sentence, Borrower shall give to Administrative Agent written notice of its intention to give the Term B Dollar Lenders or Term B Euro Lenders the right to waive a Waivable Prepayment at least five (5) Business Days prior to such repayment, which notice Administrative Agent shall promptly forward to all Term B Dollar Lenders or Term B Euro Lenders (indicating in such notice the amount of such repayment to be applied to each such Term B Dollar Lender's or Term B Euro Lender's outstanding Term Loans under such Term B Dollar Facility or Term B Euro Facility, as the case may be). Borrower's offer to permit the Term B Dollar Lenders and/or Term B Euro Lenders to waive any such Waivable Prepayment may apply to all or part of such repayment; PROVIDED, that any

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offer to waive part of such repayment must be made ratably to the Term B Dollar
Lenders on the basis of their Term B Dollar Pro Rata Share of outstanding Term B Dollar Loans and/or ratably to the Term B Euro Lenders on the basis of their Term B Euro Pro Rata Share of outstanding Term B Euro Loans. In the event any such Lender desires to waive such Lender's right to receive any such Waivable Prepayment in whole or in part, such Lender shall so advise Administrative Agent no later than the close of business two (2) Business Days after the date of such notice from Administrative Agent, which notice shall also include the amount such Lender desires to receive in respect of such prepayment. If any such Lender does not reply to Administrative Agent within the two (2) Business Days after the date of such notice from Administrative Agent, it will be deemed not to have waived any part of such prepayment. If any such Lender does not specify an amount it wishes to receive, it will be deemed to have accepted one hundred percent (100%) of the total payment. In the event that any such Lender waives all or part of such right to receive any such Waivable Prepayment, Administrative Agent shall apply one hundred percent (100%) of the amount so waived, if any, by such Lender to the Term A Dollar Loans and Term A Euro Loans in accordance with SECTION 4.3(A)(V) or SECTION 4.5, as the case may be.

    4.6  METHOD AND PLACE OF PAYMENT.

         (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to Administrative Agent, for the ratable account of the Lenders entitled thereto, not later than 12:00 Noon (New York City time) on the date when due and shall be made in immediately available funds in Dollars, Euros or an Alternative Currency, as applicable, and in each case to the account specified therefor for Administrative Agent or if no account has been so specified at the Payment Office, it being understood that written telex or telecopy notice by Borrower to Administrative Agent to make a payment from the funds in Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by Administrative Agent prior to 12:00 Noon (New York City time) on such day) like funds relating to the payment of principal or interest or fees ratably to the Lenders entitled to receive any such payment in accordance with the terms of this Agreement. If and to the extent that any such distribution shall not be so made by Administrative Agent in full on the same day (if payment was actually received by Administrative Agent prior to 12:00 Noon (New York City time) on such day), Administrative Agent shall pay to each Lender its ratable amount thereof and each such Lender shall be entitled to receive from Administrative Agent, upon demand, interest on such amount at the overnight Federal Funds Rate for each day from the date such amount is paid to Administrative Agent until the date Administrative Agent pays such amount to such Lender.

         (b) Any payments under this Agreement which are made by Borrower later than 12:00 Noon (New York City time) shall, for the purpose of calculation of interest, be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of

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principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension, except that with respect to Eurocurrency Loans, if such next succeeding Business Day is not in the same month as the date on which such payment would otherwise be due hereunder or under any Note, the due date with respect thereto shall be the next preceding applicable Business Day.

    4.7  NET PAYMENTS.

         (a) All payments made by Borrower hereunder or under any Loan Document will be made without setoff, counterclaim or other defense. Except as provided in SECTION 4.7(D), all payments hereunder and under any of the Loan Documents (including, without limitation, payments on account of principal and interest and fees) shall be made by Borrower free and clear of and without deduction or withholding for or on account of any present or future tax, duty, levy, impost, assessment or other charge of whatever nature now or hereafter imposed by any Governmental Authority, but excluding therefrom (i) a tax imposed on or measured by the net income, net profits, net receipts or capital (including a branch profits tax or a franchise tax based on net income, net profits, net receipts or capital) of the Lender by the jurisdiction (or political subdivision or taxing authority thereof) in which the Lender is incorporated or organized, or in which it is a citizen, resident or domiciliary or the jurisdiction (or political subdivision or taxing authority thereof) in which any lending office that participated in the making of a loan hereunder is located, (ii) in the case of any Lender organized under the laws of any jurisdiction other than the United States or any state thereof (including the District of Columbia), any taxes imposed by the United States by means of withholding at the source unless, and to the extent that, such withholding results from a change in applicable law, treaty or regulations or the interpretation or administration thereof (including, without limitation, any guideline or policy not having the force of law) by any authority charged with the administration thereof subsequent to the date such Lender becomes a Lender with respect to the Loan or portion thereof affected by such change and (iii) any tax imposed on or measured by the net income, net profits, net receipts or capital (including a branch profits tax, or a franchise tax based on net income, net profits, net receipts or capital) of a Lender or an office or branch thereof by the United States of America or any political subdivision or taxing authority thereof or therein (such tax or taxes, other than a tax or taxes excluded under (i), (ii), or (iii), being herein referred to as "TAX" or "TAXES" and tax or taxes excluded under (i), (ii) or
(iii) shall be referred to as "EXCLUDED TAXES"). If Borrower is required by law to make any deduction or withholding of any Taxes from any payment due hereunder or under any of the Loan Documents, then the amount payable will be increased to such amount which, after deduction from such increased amount of all such Taxes required to be withheld or deducted therefrom, will not be less than the amount due and payable hereunder had no such deduction or withholding been required. A certificate as to any additional amounts payable to a Lender under this SECTION
4.7 submitted to Borrower by such Lender shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

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

         (b) If Borrower makes any payment hereunder or under any of the Loan Documents in respect of which it is required by law to make any deduction or withholding of any Taxes, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to all affected Lenders within 30 days after it has made such payment to the applicable authority any receipt issued by such authority to the Borrower evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

         (c) Without prejudice to the other provisions of SECTION 4.7, if any Lender, or Administrative Agent on its behalf, is required by law to make any payment on account of Taxes on or in relation to any amount received or receivable hereunder or under any of the Loan Documents by such Lender, or Administrative Agent on its behalf, or any liability for Tax in respect of any such payment is imposed, levied or assessed against any Lender or Administrative Agent on its behalf, Borrower will promptly, following receipt of the certificate described in the immediately following sentence, indemnify such person against such Tax payment or liability, together with any interest, penalties and expenses (including reasonable counsel fees and expenses) payable or incurred in connection therewith, including any tax of any Lender arising by virtue of payments under this SECTION 4.7(C), computed in a manner consistent with this SECTION 4.7(C). A certificate prepared in good faith as to the amount of such payment (showing in reasonable detail the amount payable and the calculations used to determine such amount) by such Lender, or Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding upon all parties hereto for all purposes.

         (d) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to Borrower and Administrative Agent on or prior to the Initial Borrowing Date, or in the case of a Lender that is an Assignee of an interest under this Agreement pursuant to
SECTION 3.7 or 12.8 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment), on the date of such assignment to such Lender, (i) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI, or W-8IMY (or successor or other applicable forms prescribed by the IRS) certifying to such Lender's entitlement to a complete exemption from or reduced rate of United States withholding tax on interest payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver the applicable form pursuant to clause (i) above, (x) a certificate substantially in the form of EXHIBIT 4.7(D) (any such certificate, a "SECTION 4.7(D)(II) CERTIFICATE") and
(y) two accurate and complete original signed copies of IRS Form W-8BEN (or successor form), certifying to such Lender's entitlement to a complete exemption from United States withholding tax on payments of interest to be made under this Agreement and under any Note; PROVIDED, HOWEVER, that no Lender shall be required to deliver an IRS Form W-8BEN, W-8ECI, W-8IMY, or SECTION 4.7(D)(II) Certificate under this SECTION 4.7(D) to the extent that the delivery of such form is not authorized by law; PROVIDED FURTHER, HOWEVER, that in the event that a Lender provides the Borrower or the Administrative Agent with an IRS Form W-8IMY (or substitute form) indicating that it is a "flow through" entity, as defined in Treasury Regulations promulgated under Section 1441 of the Code, or otherwise, not a beneficial owner of interest payments under

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this Agreement and under any Note, such Lender agrees, on or prior to the
Initial Borrowing Date, or the date of assignment to such Lender, as applicable, to take any actions necessary, and to deliver to Borrower and Administrative Agent all forms necessary, to establish such Lender's entitlement to a complete exemption from, or a reduction in, United States withholding tax on payments of interest to be made under this Agreement and under any Note, including causing its partners, members, beneficiaries, beneficial owners, and their beneficial owners, if any, to take any actions and deliver any forms necessary to establish such exemption. Notwithstanding the foregoing, (i) a fiscally transparent entity may provide an IRS Form W-8BEN to claim a treaty exemption or rate reduction to the extent that such entity is receiving interest and is not treated as fiscally transparent by its own jurisdiction, provided the satisfaction of such conditions entitles the Lender to an exemption or reduction from withholding at the time such Lender becomes a party to this Agreement and (ii) a withholding foreign partnership, withholding foreign trust, and qualified intermediary shall only provide such information as is required by Treasury Regulations promulgated under Code Section 1441. For purposes of this Agreement, the term "Forms" shall include any attachments for to IRS Forms W-8 IMY required to be filed by the Lender. In addition, each Lender agrees that from time to time after the Initial Borrowing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to Borrower and Administrative Agent two new accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI, or W-8IMY and a
SECTION 4.7(D)(II) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender (or its partners, members, beneficiaries, or beneficial owners) to a continued exemption from or reduction in United States withholding Tax on interest payments under this Agreement and any Note, or it shall immediately notify Borrower and Administrative Agent of its inability to deliver any such form or certificate; PROVIDED, HOWEVER, that no Lender shall be required to deliver an IRS Form W8-BEN, W-8ECI, or W-8IMY under this SECTION 4.7(D) to the extent that the delivery of such form is not authorized by law; PROVIDED, FURTHER, HOWEVER, that any Lender which does not deliver the applicable form pursuant to SECTION 4.7(D) shall be entitled to additional payment pursuant to SECTION 4.7(A) or indemnification under SECTION 4.7(C) only if and to the extent (i) such failure results solely from a change in law or (ii) the Tax to which such additional payment or indemnification relates would have been imposed regardless of whether such Lender provided such forms. Notwithstanding anything to the contrary contained in SECTION 4.7, any Lender that has not provided to Borrower the IRS Forms required to be provided to Borrower pursuant to this SECTION 4.7(D) shall not be entitled to any payment of additional amounts pursuant to SECTION 4.7(A) or indemnification under SECTION 4.7(C) with respect to any deduction or withholding which would not have been required if such Lender had provided such forms.

         (e) Each Lender that is incorporated or organized under the laws of the United States of America or a state thereof shall provide two properly completed and duly executed copies of IRS Form W-9, or any successor or other applicable form. Each Lender shall deliver to Borrower and Administrative Agent (provided that such Lender remains lawfully able to do so), two further duly executed forms and statements, properly completed in all material respects, at or before the time any such form or statement expires or becomes obsolete, or otherwise as reasonably requested by Borrower. Each Lender shall promptly notify Borrower at any time it


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determines that it is no longer in a position to provide any previously delivered certificate to Borrower (or any other form or certification adopted by U.S. taxing authorities for such purpose).

         (f) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of any event or the existence of any condition that would cause Borrower to make a payment in respect of any Taxes to such Lender pursuant to SECTION 4.7(A) or a payment in indemnification for any Taxes pursuant to SECTION 4.7(C), it will use reasonable efforts to make, fund or maintain the Loan (or portion thereof) of such Lender with respect to which the aforementioned payment is or would be made through another lending office of such Lender or take any other action reasonably requested by Borrower if as a result thereof the additional amounts which would otherwise be required to be paid by such Borrower in respect of such Loans (or portions thereof) or participation in Letters of Credit pursuant to SECTION 4.7(A) or SECTION 4.7(C) would be materially reduced, and if, as determined by such Lender, in its reasonable discretion, the making, funding or maintaining of such Loans or participation in Letters of Credit (or portions thereof) through such other lending office or taking of such other action would not otherwise materially adversely affect such Loans or such Lender. Borrower agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender or taking of such other action pursuant to this SECTION 4.7(F).

         (g) If Administrative Agent or any Lender receives a refund in respect of Taxes paid by the Borrower under this SECTION 4.7, such Person shall promptly pay such refund to Borrower; PROVIDED, HOWEVER, that Borrower shall promptly return such amount to the Administrative Agent or Lender, as the case may be, after it receives notice from the Administrative Agent or Lender, as the case may be, showing in reasonable detail the amount payable and the calculations used to determine such amount, that the Administrative Agent or such Lender, as the case may be, is required to repay such amount to a taxing authority.

         (h) Each Lender agrees to indemnify and hold the Borrower and the Administrative Agent harmless from and against any Taxes incurred or payable by Borrower or Administrative Agent as a result of the failure of Borrower or Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement, provided that such failure directly results from the Borrower's or Administrative Agent's reasonable reliance on any form, statement, or certificate provided to it by such Lender pursuant to this SECTION 4.7.

                                    ARTICLE V
                              CONDITIONS OF CREDIT

     5.1 CONDITIONS PRECEDENT TO THE INITIAL BORROWING. The obligation of the Lenders to make the Initial Loans and the obligation of the Facing Agent to issue and the Domestic Revolving Lenders to participate in Letters of Credit under this Agreement shall be subject to the fulfillment, at or prior to the Initial Borrowing Date, of each of the following conditions:

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         (a) CREDIT AGREEMENT AND NOTES. Borrower shall have duly executed and delivered to Administrative Agent, with a signed counterpart for each Lender, this Agreement (including all schedules, exhibits, certificates, opinions and financial statements delivered pursuant hereto), the Notes payable to the order of each applicable Lender in the amount of their respective Commitments all of which shall be in full force and effect;

         (b) SECURITY AGREEMENTS. Borrower and each Domestic Subsidiary shall have duly authorized, executed and delivered a security agreement in the form of
EXHIBIT 5.1(B) (in the case of the Borrower), and EXHIBIT 5.1(b)(ii) (in the case of each Domestic Subsidiary) (as each may be modified, supplemented or amended from time to time, each a "SECURITY AGREEMENT" and collectively the "SECURITY AGREEMENTS" and the other documents and instruments required to be delivered under the Security Agreements together with:

              (i) proper financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) executed by Borrower or any applicable Subsidiary for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to perfect the security interests purported to be created by the Security Agreements;

              (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements or similar notices that name Borrower or its Subsidiaries (by its actual name or any trade name, fictitious name or similar name), or any division or other operating unit thereof, as debtor and that are filed in the jurisdictions referred to in clause (i), together with copies of such financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which Administrative Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing);

              (iii) evidence of the completion of or arrangement for completing all other recordings and filings of, or with respect to, the Security Agreements and all other actions as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to perfect the security interests intended to be created by the Security Agreements in Collateral located in or created under the laws of the Unites States of America (other than motor vehicles or other property evidenced by certificates of title); and

              (iv) an executed Bailee Letter from each bailee, warehouseman or consignee which is in the possession of any Collateral with a value in excess of $500,000 in any one location and $2,500,000 in the aggregate for all locations and an executed Landlord Consent from each lessor of any leased property of Borrower or any Subsidiary of Borrower at which any Collateral may now or in the future be located;


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         (c) PLEDGE AGREEMENTS. Each applicable Credit Party shall have duly authorized, executed and delivered a Pledge Agreement substantially in the form of EXHIBIT 5.1(C) (as modified, supplemented or amended from time to time, each a "PLEDGE AGREEMENT" and collectively the "PLEDGE AGREEMENTS") and shall have delivered to Administrative Agent, as Pledgee, all the Pledged Securities referred to therein then owned, if any, by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting certificated Pledged Securities and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities and (z) the Pledge Agreements and such other documents shall be in full force and effect;

         (d) MORTGAGES; TITLE INSURANCE; SURVEYS; APPRAISALS. Administrative Agent shall have received:


              (i) fully executed counterparts of deeds of trusts, mortgages and similar documents in each case in form and substance reasonably satisfactory to Administrative Agent (each a "MORTGAGE" and collectively, the "MORTGAGES") executed by Borrower or its applicable Subsidiaries, which Mortgages shall cover such of the real property owned by Borrower and such Subsidiaries as shall be listed in SCHEDULE 6.11(C) and identified therein as mortgage property(each a "MORTGAGED PROPERTY" and collectively, the "MORTGAGED PROPERTIES"), together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the Lien of the Mortgages for recording in all places to the extent necessary or desirable, in the judgment of Administrative Agent, to create a valid and enforceable first priority lien on each Mortgaged Property subject only to Permitted Liens in favor of Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of the Lenders on the Initial Borrowing Date;

              (ii) mortgagee title insurance policies (or binding commitments to issue such title insurance policies) issued by title insurance companies reasonably satisfactory to Administrative Agent (the "MORTGAGE POLICIES") in amounts satisfactory to Administrative Agent assuring Administrative Agent that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all Liens except Permitted Liens, and the Mortgage Policies shall be in form and substance reasonably satisfactory to Administrative Agent and shall include, as appropriate, an endorsement for future advances under this Agreement, the Notes and the Mortgages and for any other matter that Administrative Agent in its discretion may reasonably request and which is obtainable by Borrower in the applicable jurisdiction at commercially reasonable rates, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as Administrative Agent in its reasonable discretion may request; and

              (iii) except as otherwise approved by the Administrative Agent, a survey, in form and substance reasonably satisfactory to Administrative Agent, of each Mortgaged Property listed on SCHEDULE 6.11(C), dated a recent date reasonably acceptable to


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
         administrative Agent, and certified by a licensed professional surveyor in a manner reasonably satisfactory to Administrative Agent;

         (e) OPINIONS OF COUNSEL. Administrative Agent shall have received from
(i) Fried, Frank, Harris, Shriver & Jacobson, special counsel to Borrower, an opinion addressed to Administrative Agent and each of the Lenders and dated the Initial Borrowing Date, which shall be in form and substance reasonably satisfactory to Administrative Agent and which shall cover the matters set forth in EXHIBIT 5.1(E) and such other matters incident to the transactions contemplated herein as Administrative Agent may reasonably request and (ii) to the extent requested by Administrative Agent, opinions of local counsel to Borrower dated the Initial Borrowing Date, each of which shall be in form and substance reasonably satisfactory to Administrative Agent, which opinions shall cover such matters incident to the transactions contemplated herein and in the other Loans Documents as Administrative Agent may reasonably request;

         (f) OFFICER'S CERTIFICATE. Administrative Agent shall have received a certificate executed by a Responsible Officer on behalf of Borrower, dated the date of this Agreement and in the form of EXHIBIT 5.1(F) hereto, stating that the representations and warranties set forth in ARTICLE VI hereof are true and correct as of the date of the certificate, that no Event of Default or Unmatured Event of Default has occurred and is continuing, that the conditions of SECTION
5.1 hereof have been fully satisfied (except that no opinion need be expressed as to the Administrative Agent's or Required Lenders' satisfaction with any document, instrument or other matter) and that no Liens (except for Permitted Liens) have been placed against the Collateral or the Mortgaged Property since the respective dates of the searches of financing statements filed under the Uniform Commercial Code and delivered pursuant to this SECTION 5.1;

         (g) SECRETARY'S CERTIFICATE. On the Initial Borrowing Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by the secretary or any assistant secretary of such Credit Party, in the form of EXHIBIT 5.1(G) with appropriate insertions, as to the incumbency and signature of the officers of each such Credit Party executing any Loan Document (in form and substance reasonably satisfactory to Administrative Agent) and any certificate or other document or instrument to be delivered pursuant hereto or thereto by or on behalf of such Credit Party, together with evidence of the incumbency of such Secretary or Assistant Secretary, and certifying as true and correct, attached copies of the Certificate of Incorporation and By-Laws or other organizational documents of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws) shall be reasonably satisfactory to Administrative Agent or the Required Lenders;

         (h) EMPLOYEE BENEFIT PLANS; SHAREHOLDERS' AGREEMENTS; COLLECTIVE BARGAINING AGREEMENTS; TAX SHARING AGREEMENTS; DEBT AGREEMENTS. On the Initial Borrowing Date, there shall have been delivered to Administrative Agent true and correct copies, certified as true and complete by an appropriate officer of Borrower, of:

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              (i) all agreements entered into by Holdings or Borrower governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to Borrower with respect to their capital stock (collectively, the "SHAREHOLDER AGREEMENTS");

              (ii) all agreements with members of, or with respect to the, management of Holdings or Borrower other than Employment Agreements (collectively, the "MANAGEMENT AGREEMENTS");

              (iii) any material employment agreements entered into by Borrower or any Subsidiary of Borrower in the United States (collectively, the "EMPLOYMENT AGREEMENTS");

              (iv) all collective bargaining agreements applying or relating to any employee of Borrower (collectively, the "COLLECTIVE BARGAINING AGREEMENTS");

              (v) all agreements evidencing or relating to Indebtedness to Remain Outstanding in excess of $1,500,000 (other than Capitalized Leases otherwise reflected on the Pro Form Financial Statements) of Borrower (collectively, the "DEBT AGREEMENTS"); and

              (vi) all tax sharing, disaffiliation tax allocation and other similar agreements entered into by Holdings or Borrower (collectively, the "TAX SHARING AGREEMENTS");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Collective Bargaining Agreements, Debt Agreements and Tax Sharing Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent; and shall be in full force and effect on the Initial Borrowing Date, except such agreements previously identified to Administrative Agent which will be terminated in connection with the consummation of this transaction;

         (i) SUFFICIENT FUNDS. Borrower shall have certified by an appropriate officer to Administrative Agent that the sum of (i) the maximum principal amount of Loans that Borrower may incur hereunder to finance the PMD Group Acquisition and to pay fees and expenses in connection therewith (whether paid on or after the Initial Borrowing Date) and (ii) the net cash proceeds received by Borrower from the Senior Subordinated Notes is sufficient to effect in full the Transaction and to pay all fees and expenses in connection therewith (whether paid on or after the Initial Borrowing Date), PROVIDED that in no event shall such amount exceed $1,265,000,000;

         (j) ADVERSE CHANGE. On or prior to the Initial Borrowing Date, nothing shall have occurred (and Administrative Agent shall not have become aware of any facts or conditions not previously known) which Administrative Agent shall determine has had or reasonably could be expected to have a Material Adverse Effect;

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

         (k) APPROVALS. All necessary governmental (domestic and foreign) and third party approvals in connection with the Transaction shall have been obtained (other than with respect to actions or events which are expressly contemplated to occur after the Effective Date) and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing material adverse conditions upon the Transaction, the transactions contemplated by the Documents or the making of the Loans or the issuance of Letters of Credit;

         (l) LITIGATION. No litigation by any entity (private or governmental) shall be pending or, to the best knowledge of Borrower, threatened with respect to this Agreement, any other Document or the transactions contemplated hereby (including, without limitation, the Transaction), or with respect to any of the obligations being refinanced in connection with the consummation of the Transaction or which Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect;

         (m) FEES. Borrower shall have paid to Administrative Agent and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to Administrative Agent and the Lenders to the extent then due;

         (n) INSURANCE; SOLVENCY; AND OTHER ANALYSES. On the Initial Borrowing Date, Administrative Agent shall have received:

              (i) a solvency certificate from the Chief Financial Officer of the Borrower addressed to Administrative Agent and each of the Lenders and dated the Effective Date in the form of EXHIBIT 5.1(N) and supporting the conclusions, that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, each of the Borrower and each Credit Party are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature and become due;

              (ii) environmental assessments prepared by URS Corporation, the results of which shall be in form and substance reasonably satisfactory to the Administrative Agents and the Required Lenders; and

              (iii) evidence of insurance complying with the requirements of
         SECTION 7.8 for the business and properties of Borrower, in scope, form and substance reasonably satisfactory to Administrative Agent and naming Administrative Agent as an additional insured, mortgagee and/or loss payee, as applicable, and stating that such insurance shall

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

         not be cancelled or revised without 30 days' prior written notice by the insurer to Administrative Agent.

         (o) APPOINTMENT OF AGENT. Administrative Agent shall have received a letter from CT Corporation System, presently located at 111 Eighth Avenue, New York, New York 10011, substantially in the form of EXHIBIT 5.1(O) hereto, indicating its consent to its appointment by Borrower as its agent to receive service of process as specified in SECTION 12.9 of this Agreement;

         (p) FINANCIAL STATEMENTS. Administrative Agent shall have received the Pro Forma Balance Sheet prepared in accordance with of the Securities Act in form and substance reasonably satisfactory to Administrative Agent and shall have received copies of the audited financial statements for the Business (as defined in the PMD Group Acquisition Documents) for December 31, 2000, 1999 and 1998 statements, which have been examined by Ernst & Young;

         (q) EXISTING INDEBTEDNESS. On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, Borrower shall not have any Indebtedness outstanding except for the Loans, the Senior Subordinated Notes and the Indebtedness to Remain Outstanding. On the Initial Borrowing Date, the aggregate outstanding principal amount of the Indebtedness to Remain Outstanding shall not exceed $10,000,000 and the Indebtedness to Remain Outstanding shall not be incurred in connection with, or in contemplation of, the Transaction and the terms and conditions of the Indebtedness to Remain Outstanding shall be reasonably satisfactory to Administrative Agent;

         (r) TAX AND ACCOUNTING ASPECTS OF TRANSACTIONS/CAPITAL STRUCTURE. Administrative Agent and the Required Lenders shall be reasonably satisfied with all tax and accounting matters relating to the Transactions. On the Initial Borrowing Date, the ownership and capital structure (including without limitation, the terms of any capital stock, options, warrants or other securities issued by Borrower or any of its Subsidiaries) and management of Borrower and its Subsidiaries shall be in form and substance reasonably satisfactory to the Administrative Agent;

         (s) CONSUMMATION OF TRANSACTIONS, ETC. The transactions contemplated by the Transaction Documents shall have been consummated without the waiver, except as disclosed on SCHEDULE 5.1(S) hereto, of any conditions precedent thereto required to be performed on or prior to the consummation of the transactions contemplated thereby which are for the benefit of Borrower and the waiver of which, in the judgment of Administrative Agent, would reasonably be expected to have a Material Adverse Effect, and Administrative Agent shall have received a certificate of a Responsible Officer on behalf of Borrower, dated the date of this Agreement and in the form of EXHIBIT 5.1(F) (with appropriate insertions), stating that the Transaction has been consummated, all representations and warranties of Borrower and to Borrower's knowledge the other parties thereto contained in the Transaction Documents are true and correct in all material respects, and all notifications, consents and approvals required pursuant to the Transaction Documents shall have been given or obtained, as the case may be;

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         (t) CASH AT CLOSING. On the Initial Borrowing Date, upon the consummation of all Transactions, Administrative Agent shall be satisfied that Borrower and its Subsidiaries shall have available Cash, Cash Equivalents or Foreign Cash Equivalents in an aggregate Dollar Equivalent amount of at least $5,000,000;

         (u) MINIMUM PROCEEDS OF EQUITY ISSUANCE. On the Effective Date, Holdings, and in turn the Borrower shall have received an equity contribution of at least $520 million in the aggregate from AEA, DLJMB and DBC (of which at least $355 million shall be in the form of cash common equity); and

         (v) MINIMUM PROCEEDS OF SUBORDINATED NOTES. On the Effective Date, the Borrower shall have received gross cash proceeds of not less than $275 million from the issuance of the Senior Subordinated Debt; and

         (w) SUBSIDIARY GUARANTY. Each Domestic Subsidiary shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of EXHIBIT 5.1(W) (as modified, supplemented or amended from time to time, the "SUBSIDIARY GUARANTY").

         (x) OTHER MATTERS. All corporate and other proceedings taken in connection with the Transactions at or prior to the date of this Agreement, and all documents incident thereto will be reasonably satisfactory in form and substance to Administrative Agent; and the Lenders shall have received such other instruments and documents as Administrative Agent shall reasonably request in connection with the execution of this Agreement, and all such instruments and documents shall be reasonably satisfactory in form and substance to Administrative Agent.

     5.2 CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date) and the obligation of any Facing Agent to issue or any Domestic Revolving Lender to participate in any Letter of Credit hereunder in each case shall be subject to the fulfillment at or prior to the time of each such Credit Event of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement and the other Loan Documents shall each be true and correct in all material respects at and as of such time, as though made on and as of such time except to the extent such representations and warranties are expressly made as of a specified date in which event such representation and warranties shall be true and correct as of such specified date.

         (b) NO DEFAULT. No Event of Default or Unmatured Event of Default shall have occurred and shall then be continuing on such date or will occur after giving effect to such Credit Event.

         (c) Notice of Borrowing; Letter of Credit Request.

              (i) Prior to the making of each Loan, Administrative Agent shall have received a Notice of Borrowing meeting the requirements of SECTION 2.5.

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

              (ii) Prior to the issuance of each Letter of Credit, Administrative Agent and the respective Facing Agent shall have received a Letter of Credit Request meeting the requirements of SECTION 2.9(C).

         (d) ADVERSE CHANGE. At the time of each such Credit Event and after giving effect thereto, since December 31, 2000 nothing shall have occurred (and neither Administrative Agent nor the Required Lenders shall have become aware of any fact or condition previously unknown) which has had, or is reasonably likely to have, a Material Adverse Effect.

         (e) OTHER INFORMATION. Administrative Agent shall have received such other instruments, documents and opinions as it may reasonably request in connection with such Credit Event, and all such instruments and documents shall be reasonably satisfactory in form and substance to Administrative Agent.

         The acceptance of the benefits of each such Credit Event by Borrower shall be deemed to constitute a representation and warranty by it to the effect of paragraphs (a), (b), (c) and (d) of this SECTION 5.2 (except that no opinion need be expressed as to the Administrative Agent's or Required Lenders' satisfaction with any document, instrument or other matter).

         Each Lender hereby agrees that by its execution and delivery of its signature page hereto and by the funding of its Loan to be made on the Effective Date, such Lender approves of and consents to each of the matters set forth in
SECTION 5.1 and SECTION 5.2 which must be approved by, or which must be satisfactory to, the Administrative Agent or the Required Lenders or Lenders, as the case may be; PROVIDED that, in the case of any agreement or document which must be approved by, or which must be satisfactory to, the Required Lenders, Administrative Agent or Borrower shall have delivered a copy of such agreement or document to such Lender on or prior to the Effective Date if requested.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and Borrower makes the following representations, warranties and agreements as of the Initial Borrowing Date (both before and after giving effect to the consummation of the Transaction) and as of the date of each subsequent Credit Event, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters or Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this ARTICLE VI are true and correct on and as of the Initial Borrowing Date and on and as of the date of each such Credit Event, provided that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct on the date of each Credit Event but only as of such specified date:

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

     6.1 CORPORATE STATUS. Each Credit Party (i) is a duly organized and validly existing organization in good standing under the laws of the jurisdiction of its organization, (ii) has the organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposed to engage in and (iii) is duly qualified and is authorized to do business and is in good standing in (y) Delaware and Ohio in the case of Borrower, or its jurisdiction of organization in the case of a Subsidiary of Borrower and (z) in each other jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except in the case of clause (z) for such failure to be so qualified which, in the aggregate, would not have a Material Adverse Effect.

     6.2 CORPORATE POWER AND AUTHORITY. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary organizational action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is a party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     6.3 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party (including, without limitation, the granting of Liens pursuant to the Security Documents), nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any provision of any Requirement of Law applicable to any Credit Party, (ii) will conflict with or result in any breach of or constitute a tortuous interference with any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to the terms of any Material Agreement to which any Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject, (iii) will violate any provision of any Organizational Document of any Credit Party or (iv) require any approval of stockholders or any approval or consent of any Person (other than a Governmental Authority) except as set forth on SCHEDULE 6.3 and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.4 GOVERNMENTAL AND OTHER APPROVALS. Except for the recording of the Mortgages, filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office to record liens on intellectual property, and the filing of the UCC financing statements which shall be recorded and filed, respectively, on, or as soon as practicable after, the date hereof, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Initial Borrowing
Date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect

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

or enforceability of any such Document, except with respect to the performance after the Effective Date or the legality, validity, binding effect or enforceability after the Effective Date of any Document, as would not reasonably be expected to have a Material Adverse Effect.


     6.5 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES PROJECTIONS; ETC.


         (a) FINANCIAL STATEMENTS. (i) The balance sheet of the Business (as defined in the PMD Group Acquisition Documents) at December 31, 2000, December 31, 1999 and December 31, 1998 and the related statements of operations, cash flows and shareholders' equity of the Business for the Fiscal Year or other period ended on such dates, as the case may be, fairly present in all material respects the financial condition and results of operation and cash flows of the Business as of such dates and for such periods. Copies of such statements have been furnished to the Administrative Agent prior to the date hereof and such statements have been examined by Ernst & Young, independent certified public accountants, who delivered an unqualified opinion in respect thereto, and (ii) the PRO FORMA (after giving effect to the Transaction, the related financing thereof and the other transactions contemplated hereby and thereby) balance sheet of Borrower attached hereto as SCHEDULE 6.5(A) (the "PRO FORMA BALANCE SHEET") presents fairly the financial condition of Borrower at the date of such balance sheet and presents a good faith estimate of the PRO FORMA financial condition of Borrower (after giving effect to the Transaction, the related financing thereof and the other transactions contemplated hereby and thereby) at the date thereof. The Pro Forma Balance Sheet has been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) subject to normal year-end adjustments.

         (b) SOLVENCY. On and as of the Initial Borrowing Date, after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred, and to be incurred (and the use of proceeds thereof), and Liens created, and to be created, by Borrower in connection with the transactions contemplated hereby, (i) the sum of the assets, at a fair valuation, of Borrower and each Credit Party will exceed its debts; (ii) neither Borrower nor any Credit Party has incurred and does not intend to, nor does the Borrower or any Credit Party believe that it will, incur debts beyond its ability to pay such debts as such debts mature; and (iii) Borrower and each Credit Party will have sufficient capital with which to conduct its business. For purposes of this
SECTION 6.5(B) "debt" means any liability on a claim, and "claim" means (y) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured (including all obligations, if any, under any Plan or the equivalent for unfunded past service liability, and any other unfunded medical and death benefits) or (z) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (c) NO UNDISCLOSED LIABILITIES. Except as fully reflected in the financial statements and the notes related thereto delivered pursuant to SECTION 6.5(A) and on SCHEDULE

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6.5(D) and except for the Indebtedness incurred under this Agreement and the
Senior Subordinated Note Documents, there were as of the Initial Borrowing Date (and after giving effect to the Transaction and the other transactions contemplated hereby) no liabilities or obligations (excluding obligations incurred in the ordinary course of business consistent with past practice) with respect to Borrower and its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to Borrower and its Subsidiaries. As of the Initial Borrowing Date (and after giving effect to the Transaction and the other transaction contemplated hereby), Borrower does not know of any basis for the assertion against Borrower or any Subsidiary of any liability or obligation of any nature whatsoever (excluding obligations incurred in the ordinary course of business consistent with past practice) that is not fully reflected in the financial statements or the notes related thereto delivered pursuant to SECTION 6.5(A) and on SCHEDULE 6.5(D) which, either individually or in the aggregate, could be material to Borrower and its Subsidiaries.

         (d) INDEBTEDNESS. SCHEDULE 6.5(D) sets forth a true and complete list of all Indebtedness (other than the Loans and the Letters of Credit, the Holdings Discount Note and the Senior Subordinated Debt) of Borrower and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction (the "INDEBTEDNESS TO REMAIN OUTSTANDING"), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective obligor and any other entity which directly or indirectly guaranteed such debt. No Indebtedness to Remain Outstanding has been incurred in connection with, or in contemplation of, the Transaction or the other transactions contemplated hereby. Borrower has delivered or caused to be delivered to Administrative Agent a true and complete copy of the form of each instrument evidencing Indebtedness for money borrowed listed on SCHEDULE 6.5(D) and of each instrument pursuant to which such Indebtedness for money borrowed was issued. All Indebtedness of Borrower to Administrative Agent or to the Lenders under the Loan Documents constitutes Indebtedness which is senior in priority of payment to the Senior Subordinated Notes and Holdings Discount Notes.

         (e) PROJECTIONS. On and as of the Initial Borrowing Date, the financial projections, attached hereto as EXHIBIT 6.5(E) and previously delivered to Administrative Agent and the Lenders (the "PROJECTIONS") have been and each of the Projections delivered after the Effective Date pursuant to SECTION 7.2(F) will be, at the time made, prepared on a basis consistent with the financial statements referred to in SECTION 6.5(A) or SECTION 7.2(E), and are or will be based on good faith estimates and assumptions made by the management of Borrower, and there are no statements or conclusions in any of the Projections which, at the time made, are based upon or include information known to Borrower to be misleading or which fail to take into account material information known to Borrower regarding the matters reported therein. On the Initial Borrowing Date, Borrower believes that the Projections are reasonable and attainable, it being understood that uncertainty is inherent in any forecasts or projections and that no assurance can be given that the results set forth in the Projections will actually be obtained.

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

         (f) NO MATERIAL ADVERSE CHANGE. Since December 31, 2000 there has been no material adverse change in the financial condition of Borrower and its Subsidiaries, taken as a whole.

     6.6 LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened, against the Borrower or any of its Subsidiaries (i) with respect to any Loan Document, (ii) with respect to any material Indebtedness or Capital Stock of Borrower or any of its Subsidiaries or
(iii) that are reasonably likely to have a Material Adverse Effect.

     6.7 TRUE AND COMPLETE DISCLOSURE. None of the factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Borrower or any of its Subsidiaries in writing to any Lender (including, without limitation, to the knowledge of Borrower, all information contained in the Documents) (other than the Projections as to which SECTION 6.5(E) applies) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and none of such other factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or any of its Subsidiaries in writing to any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein, as applicable, (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that individually or in the aggregate, could reasonably be expected to result in Material Adverse Effect.

     6.8  USE OF PROCEEDS; MARGIN REGULATIONS.

         (a) TERM LOAN PROCEEDS. All proceeds of the Term Loans incurred on the Initial Borrowing Date shall be used by Borrower (x) to finance, in part, the PMD Group Acquisition, (y) to pay fees and expenses in connection with the Transaction (which fees and expenses shall not exceed, in the aggregate, $65,000,000) and (z) for general corporate purposes of Borrower.

         (b) DOMESTIC REVOLVING LOAN PROCEEDS. All proceeds of the Domestic Revolving Loans incurred hereunder shall be used by Borrower for ongoing working capital needs and general corporate purposes PROVIDED, HOWEVER, that no Domestic Revolving Loans may be requested by the Borrower on the Initial Borrowing Date.

         (c) MULTICURRENCY REVOLVING LOAN PROCEEDS. All proceeds of the Multicurrency Revolving Loans incurred hereunder shall be used by Borrower for ongoing working capital needs and general corporate purposes (other than to voluntarily prepay Term Loans); PROVIDED, HOWEVER, that no Multicurrency Revolving Loans may be requested by the Borrower on the Initial Borrowing Date.

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         (d) MARGIN REGULATIONS. No part of the proceeds of any Loan will be used to purchase or carry any margin stock (as defined in Regulation U of the Board), directly or indirectly, or to extend credit for the purpose of purchasing or carrying any such margin stock for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans or extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Board.

     6.9 TAX RETURNS AND PAYMENTS. Each of Borrower and each of its Subsidiaries has timely filed or caused to be filed with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the "RETURNS") required to be filed by or with respect to the income, properties or operations of Borrower and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of Borrower and its Subsidiaries for the periods covered thereby. Each of Borrower and each of its Subsidiaries has paid all material taxes payable by it before they have become delinquent other than those contested in good faith and for which adequate reserves have been established in conformity with GAAP. As of the date hereof, there is no action, suit, proceeding, investigation, audit, or claim pending or, to the knowledge of Borrower, threatened by any authority regarding any taxes relating to Borrower or any of its Subsidiaries which would have a Material Adverse Effect. As of the Initial Borrowing Date, neither Borrower nor any of its Subsidiaries have provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither Borrower nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction.

     6.10 COMPLIANCE WITH ERISA. None of the following exists or has occurred which could reasonably be expected to have a Material Adverse Effect: (i) a Plan is not in substantial compliance with ERISA and the Code except where such non-compliance would not reasonably be expected to have a Material Adverse Effect; (ii) no Reportable Event which could reasonably be expected to result in the termination of any Plan has occurred with respect to a Plan; no Multiemployer Plan is insolvent or in reorganization; (iii) the aggregate fair market value of the assets of each Plan equals or exceeds the aggregate present value of the accrued benefits under such Plan (using the actuarial funding assumptions then in effect for such Plan); (iv) no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of SECTION 412 of the Code; (v) neither Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(d), 515, 4062, 4063, 4064, 4069,
4201 or 4204 of ERISA or SECTION 4971 or 4975 of the Code or is expected to incur any liability under any of the foregoing Sections with respect to any Plan; (vi) no proceedings have been instituted to terminate any Plan; (vii) no condition exists which presents a risk to Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; (viii) using actuarial assumptions and computation methods consistent with subpart 1 of Subtitle E of Title IV of ERISA, Borrower and its Subsidiaries and its ERISA Affiliates would not have any liability to all Plans which are Multiemployer Plans in the event of a complete withdrawal

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therefrom, as of the close of the most recent fiscal year of each such Plan ending prior to the date of any Credit Event; (ix) no Lien imposed under the Code or ERISA on the assets of Borrower or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; (x) Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in SECTION 3(1) of ERISA) which provides benefits to retired employees (other than as required by SECTION 601 of ERISA) or any employee pension benefit plan (as defined in SECTION 3(2) of ERISA).

     6.11  SECURITY DOCUMENTS.

         (a) SECURITY AGREEMENTS COLLATERAL. The provisions of the Security Agreements and the Subsidiary Guaranty are effective to create in favor of Administrative Agent for the benefit of the Lenders a legal, valid and enforceable security interest in all right, title and interest of Borrower and Domestic Subsidiaries in the Collateral, and the Subsidiary Guaranty and each of the Security Agreements, together with the filings of Form UCC-1 financing statements creates a fully perfected first lien on, and security interest in, all right, title and interest of Borrower and Domestic Subsidiaries in all of the Collateral described therein that can be perfected by the filing of such financing statements, subject to no other Liens other than Permitted Liens. The recordation in the United States Patent and Trademark Office of assignments for security made pursuant to the Security Agreements, together with filings on Form UCC-1 made pursuant to the Security Agreements, will be effective, under applicable law, to perfect the security interest granted to Administrative Agent in the United States trademarks, patents and copyrights covered by the Security Agreements, and the filing of an assignment for security made pursuant to the Security Agreements, with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreements, will be effective under applicable law to perfect the security interest granted to Administrative Agent in the United States copyrights covered by the Security Agreements.

         (b) PLEDGED SECURITIES. The security interests created in favor of Administrative Agent, as Pledgee for the benefit of the Lenders under the Pledge Agreement, constitute first perfected security interests in the Pledged Securities, if any, subject to no security interests of any other Person. Except for such filings or recordings with respect to Pledged Securities of Foreign Subsidiaries, no filings or recordings are required in order to perfect the security interests created in the Pledged Securities under the Pledge Agreement.

         (c) REAL ESTATE COLLATERAL. The Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Mortgaged Properties (including, without limitation, all fixtures and improvements relating to such Mortgaged Properties and affixed or added thereto on or after the Initial Borrowing Date in favor of Administrative Agent (or such other trustee as may be named therein)) for the benefit of the Secured Creditors, superior to and prior to the rights of all third Persons (except that the security interest created in the Mortgaged Properties may be subject to the Permitted Liens related thereto) and subject to no other Liens (other than Liens permitted under SECTION 8.1).
SCHEDULE 6.11(C) contains a true and complete list of each parcel of real

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property owned or leased by Borrower on the date hereof, and the type of interest therein held by Borrower. A Credit Party has good and marketable title to all Mortgaged Properties free and clear of all Liens except those described in the first sentence of this SECTION 6.11(C).

     6.12  DOCUMENTS.

         (a) TRUE AND ACCURATE COPIES; CONSUMMATION OF TRANSACTION. Borrower has heretofore delivered to Administrative Agent true, correct and complete copies of the Transaction Documents. Borrower has, concurrently with the execution and delivery of this Agreement, consummated the Transaction, and the Transaction Documents set forth the entire agreement among the parties thereto with respect to the subject matter thereof. Except as set forth on SCHEDULE 5.1(S) hereto, as of the Effective Date no party to the Transaction Documents has waived the fulfillment of any condition precedent set forth therein to the consummation of the transactions contemplated thereby, and neither Holdings, Borrower nor, to the knowledge of Holdings or Borrower, any other party, is in default or has failed to perform any of its obligations thereunder or under any instrument or document executed and delivered in connection therewith.

         (b) REPRESENTATIONS AND WARRANTIES IN DOCUMENTS. All representations and warranties set forth in the Documents were true and correct in all material respects at the time as of which such representations and warranties were made or deemed made and as of the Initial Borrowing Date except with respect to the representations and warranties of third parties which shall, to the best knowledge of Holdings, its Affiliates and Subsidiaries, be true and correct in all material respects at the Effective Date.

     6.13 OWNERSHIP OF PROPERTY. Borrower and each Subsidiary has good and marketable title to, or a subsisting leasehold interest in, all material items of real and personal property used in its operations (except as to leasehold interests) free and clear of all Liens, except Permitted Liens. Substantially all items of real and material personal property owned by, leased to or used by Borrower and each Subsidiary are in adequate operating condition and repair, ordinary wear and tear excepted and damage by casualty (otherwise covered by insurance). The items of real and personal property owned by, leased to or used by Borrower and each Subsidiary constitute all of the assets used in the conduct of such Person's business as presently conducted, and neither this Agreement nor any other Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of Borrower or any Subsidiary in and to any of such assets in a manner that would have or would reasonably be expected to have a Material Adverse Effect. To the knowledge of Borrower, there are no actual, threatened or alleged defaults of a material nature with respect to any leases of real property under which Borrower or any Subsidiary is lessee or lessor. As of the Effective Date and as otherwise required pursuant to SECTION 7.12, Borrower and its Domestic Subsidiaries have granted mortgages to secure the Obligations on all parcels of real estate located in the United States of America material to the operations of Borrower and such Subsidiaries.

     6.14 CAPITALIZATION. On the Initial Borrowing Date after giving effect to the Transaction Documents, the capitalization of each of Holdings and the Borrower will be as set

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forth on SCHEDULE 6.14 hereto. All outstanding shares of capital stock of each of Holdings and the Borrower have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on SCHEDULE 6.14, no authorized but unissued or treasury shares of Capital Stock of either Holdings or the Borrower are subject to any option, warrant, right to call or commitment of any kind or character. A complete and correct copy of each of the certificate of incorporation and by-laws of each of Holdings and the Borrower in effect on the date of this Agreement and the Initial Borrowing Date has been delivered to Administrative Agent. Neither Holdings nor Borrower has any outstanding stock or securities convertible into or exchangeable for any shares of its Capital Stock, or any rights issued to any Person (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any of its Capital Stock or any stock or securities convertible into or exchangeable for any of its Capital Stock (other than as set forth in the certificate of incorporation of such Person or on
SCHEDULE 6.14). Neither Holdings nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any convertible securities, rights or options of the type described in the preceding sentence (other than as set forth on SCHEDULE 6.14). All of the issued and outstanding shares of Capital Stock of each of Holdings and the Borrower are owned of record by the stockholders as set forth on SCHEDULE 6.14 hereto.

     6.15  SUBSIDIARIES.

         (a) ORGANIZATION. SCHEDULE 6.15 hereto sets forth a true, complete and correct list as of the Initial Borrowing Date of each Subsidiary of Borrower and indicates for each such Subsidiary (i) its jurisdiction of incorporation, and
(ii) its ownership (by holder and percentage interest). As of the date hereof, Borrower has no Subsidiaries except for Subsidiaries created in accordance with
SECTION 8.7 and those Subsidiaries listed as such on SCHEDULE 6.15 hereto.

         (b) CAPITALIZATION. All of the issued and outstanding shares of capital stock of each Subsidiary of Borrower as of the Initial Borrowing Date are owned as set forth on SCHEDULE 6.15. All shares of capital stock of each Subsidiary of Borrower have been duly authorized and validly issued, are fully paid and non-assessable and are owned free and clear of all Liens except for Permitted Liens. No authorized but unissued or treasury shares of capital stock of any Subsidiary of Borrower are subject to any option, warrant, right to call or commitment of any kind or character. A complete and correct copy of each organizational document of each Domestic Subsidiary of Borrower and each first-tier Foreign Subsidiary of the Borrower or a Domestic Subsidiary in effect on the date of this Agreement has been delivered to Administrative Agent.

         (c) RESTRICTIONS ON OR RELATING TO SUBSIDIARIES. Except as set forth on
SCHEDULE 6.15, there does not exist any encumbrance or restriction on the ability of (i) any Subsidiary of Borrower to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrower or any Subsidiary of Borrower, or to pay any Indebtedness owed to Borrower or a Subsidiary of Borrower, (ii) any

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Subsidiary of Borrower to make loans or advances to Borrower or any of
Borrower's Subsidiaries or (iii) Borrower or any of its Subsidiaries to transfer any of its properties or assets to Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (x) applicable law, (y) this Agreement or the other Loan Documents or (z) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or a Subsidiary of Borrower.

     6.16 COMPLIANCE WITH LAW, ETC. Neither Borrower nor any of its Subsidiaries is in default under or in violation of any Requirement of Law or Contractual Obligation or under its Organizational Documents, as the case may be, in each case the consequences of which default or violation, either in any one case or in the aggregate, would have a Material Adverse Effect.


     6.17 INVESTMENT COMPANY ACT. Neither Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     6.18 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     6.19 ENVIRONMENTAL MATTERS. (i) The operations of and the Premises owned by Holdings and each of its Subsidiaries are in compliance with all applicable Environmental Laws except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (ii) Holdings and each of its Subsidiaries has obtained and will continue to maintain all Environmental Permits, and Holdings and its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits, except where failure to so obtain, maintain or comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iii) neither Holdings nor any of its Subsidiaries, nor to the knowledge of Holdings or any of its Subsidiaries, any current owner of any Former Premises is the subject of: (A) any Environmental Claim or other written claim, request for information, judgment, order, decree or agreement from or with any Governmental Authority or private party related to any material violation of or material non-compliance with Environmental Laws or Environmental Permits to the extent any of the foregoing could reasonably be expected to have a Material Adverse Effect, (B) any pending or, to the knowledge of the Holdings or the Borrower, threatened judicial or administrative proceeding, action, suit or investigation related to any Environmental Laws or Environmental Permits which could reasonably be expected to have a Material Adverse Effect, (C) any Remedial Action which if not taken could reasonably be expected to have a Material Adverse Effect or (D) any liabilities, obligations or costs arising from the Release or substantial threat of a material Release of a Contaminant into the environment regardless of whether the Release or substantial threat of a material Release is occurring on Holdings' or any of its Subsidiaries' Premises or Former Premises, in each case where such Release or substantial threat of a material Release could reasonably be expected to have a Material Adverse Effect; (iv) neither Holdings

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nor any of its Subsidiaries has received any written notice or claim to the effect that Holdings or any of its Subsidiaries is or may be liable to any Person as a result of the Release or substantial threat of a material Release of a Contaminant into the environment, which notice or claim could reasonably be expected to result in a Material Adverse Effect, and (v) no Environmental Lien has attached to any owned property (or, to the knowledge of the Borrower or any of its Subsidiaries, leased property) of the Borrower or of any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, nor are there any facts or circumstances currently known to Holdings or any of its Subsidiaries that may reasonably be expected to give rise to such an Environmental Lien.

     6.20 LABOR RELATIONS. Neither Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonable be expected to have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against Borrower or any of its Subsidiaries or, to the best knowledge of Borrower, threatened against any of them before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Borrower or any of its Subsidiaries or, to the best knowledge of Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Borrower or any of its Subsidiaries or, to the best knowledge of Borrower, threatened against Borrower or any of its Subsidiaries and (iii) to the best knowledge of Borrower, no question concerning union representation exists with respect to the employees of Borrower or any of its subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

     6.21 INTELLECTUAL PROPERTY, LICENSES, FRANCHISES AND FORMULAS. Each of Borrower and its Subsidiaries owns or holds licenses or other rights to or under all the patents, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, trade names, copyrights, copyright registrations and applications therefor, trade secrets, proprietary information, computer programs, data bases, licenses, permits, franchises and formulas, or rights with respect to the foregoing which are material to the business of Borrower and its Subsidiaries (collectively, "INTELLECTUAL PROPERTY"), and has obtained assignments of all leases and other rights which govern such aforementioned rights of whatever nature, necessary for the present conduct of its business, without any known material conflict with the rights of others. Neither Borrower nor any of its Subsidiaries has knowledge of any existing or threatened claim by any Person contesting the validity, enforceability, use or ownership of the Intellectual Property, or of any existing state of facts that would support a claim that use by Borrower or any of its Subsidiaries of any such Intellectual Property has infringed or otherwise violated any proprietary rights of any other Person, in each case that could reasonably be expected to have a Material Adverse Effect.

     6.22 EMPLOYMENT AND MANAGEMENT AGREEMENTS. On the Initial Borrowing Date, neither Borrower nor any Subsidiary has agreements with members of, or with respect to, its management or any employment agreements or consulting agreements entered into by it other

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than the Management Services Agreements, the Employment Agreements, the
agreements, if any, set forth on SCHEDULE 6.22 and employment agreements that are not material or may be terminable at will by Borrower or such Subsidiary without payment thereunder (other than compensation accrued prior to the date of termination).

     6.23 CERTAIN FEES. No broker's or finder's fees or commissions or any similar fees or commissions will be payable by Borrower or any Subsidiary with respect to the incurrence and maintenance of the Obligations, any other transaction contemplated by the Loan Documents or any services rendered in connection with such transactions. Borrower covenants that it will indemnify Administrative Agent and each Lender against and hold Administrative Agent and each Lender harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions alleged to have been incurred in connection with any of the transactions contemplated hereby.

     6.24 ASBESTOS MATTERS. Neither the Borrower nor any Subsidiary of the Borrower (a) manufactures, produces or sells any product containing asbestos; or
(b) has manufactured, produced or sold any product containing asbestos prior to the Effective Date which would reasonably be expected to have a Material Adverse Effect.

     6.25 SUBORDINATION PROVISIONS. The subordination provisions contained in the Senior Subordinated Note Documents are enforceable against the Borrower and its Subsidiaries and the holders thereof, and the Loans and all other Obligations entitled to the benefits of any Loan Document are within the definitions of "Senior Indebtedness", or other comparable definition, included in such subordination provisions.


                                  ARTICLE VII
                              AFFIRMATIVE COVENANTS

         Each of Holdings and the Borrower hereby agrees that, so long as any of the Commitments remain in effect, or any Loan or LC Obligation remains outstanding and unpaid or any other amount is owing to any Lender or Administrative Agent hereunder, each of Holdings and the Borrower shall:

     7.1  FINANCIAL STATEMENTS. Furnish, or cause to be furnished, to each
Lender:

         (a) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but in any event not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Borrower, the unaudited consolidated and business segment (consistent with the manner provided in the Information Memorandum of the Borrower dated as of February, 2001) balance sheet of Borrower and its consolidated Subsidiaries as at the end of such Fiscal Quarter and the related unaudited consolidated and business segment (consistent with the manner provided in the Information Memorandum of the Borrower dated as of February,
2001) statements of income, retained earnings and of cash flows of Borrower and its consolidated Subsidiaries for such

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quarter and the portion of the Fiscal Year through the end of such Fiscal
Quarter, setting forth in each case in comparative form the figures for the previous Fiscal Year and in case setting forth in each case comparative figures for the related periods in the prior Fiscal Year and budgeted figures for such period as set forth in the respective budget delivered pursuant to SECTION 7.2(E), all of which shall be certified by the Chief Financial Officer of Borrower, subject to normal year-end audit adjustments;

         (b) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in any event within 90 days after the end of each Fiscal Year of Borrower, a copy of the consolidating guarantor and non-guarantor, consolidated and business segment (consistent with the manner provided in the Information Memorandum of the Borrower dated as of February, 2001) balance sheet of Borrower and its consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidating, consolidated and business segment (consistent with the manner provided in the Information Memorandum of the Borrower dated as of February,
2001) statements of income, retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year. Borrower shall provide a comparison between the consolidated balance sheets of Borrower and its Subsidiaries and the related consolidated statements of operations, shareholders' equity and cash flows referred to above and the budgeted figures for the relevant period as set forth in the respective budget delivered pursuant to SECTION 7.2(E);

         (c) MONTHLY FINANCIAL STATEMENTS. As soon as available, but in any event within 30 days after the end of each fiscal month of Borrower other than the last such month of any Fiscal Quarter of Borrower, the consolidated and business segment statements of operations for such month in form reasonably satisfactory to Administrative Agent which shall be certified by the Chief Financial Officer of Borrower, subject to normal year-end audit adjustments;

All such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants preparing such statements or the Chief Financial Officer, as the case may be, and disclosed therein) and, in the case of the consolidated financial statements referred to in SECTION 7.1(B), accompanied by a report thereon of independent certified public accountants of recognized national standing, which report shall contain no qualifications with respect to the continuance of Borrower and its Subsidiaries as going concerns and shall state that such financial statements present fairly the financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such financial statements has been made in accordance with GAAP.

     7.2 CERTIFICATES; OTHER INFORMATION. Furnish to each Lender (or, if specified below, to Administrative Agent):

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         (a) ACCOUNTANT'S CERTIFICATES. Concurrently with the delivery of the financial statements referred to in SECTION 7.1(B), (i) to the extent not contrary to the then current recommendations of the American Institute of Certified Public Accountants, a certificate from Ernst & Young or other independent certified public accountants of nationally recognized standing, stating that, in the course of their annual audit of the books and records of Borrower, no Event of Default or Unmatured Event of Default with respect to the covenants set forth in ARTICLES VIII OR IX of this Agreement has come to their attention which was continuing at the end of such Fiscal Year or on the date of their certificate, or if such an Event of Default or Unmatured Event of Default has come to their attention, the certificate shall indicate the nature of such Event of Default or Unmatured Event of Default and (ii) a letter, in form reasonably satisfactory to Administrative Agent from such accountants with respect to reliance on such accountant's certificate and report on the annual consolidated financial statements referred to in this SECTION 7.2(A);

         (b) OFFICER'S CERTIFICATES. Concurrently with the delivery of the financial statements referred to in SECTIONS 7.1(A), 7.1(B) AND 7.1(C), a certificate of Responsible Financial Officer substantially in the form of
EXHIBIT 7.2(B) stating that, to the best of such officer's knowledge, (i) such financial statements present fairly, in accordance with GAAP, the financial condition and results of operations of Borrower and its Subsidiaries for the period referred to therein (subject, in the case of interim statements, to normal recurring adjustments) and (ii) no Event of Default or Unmatured Event of Default has occurred, except as specified in such certificate and, if so specified, the action which Borrower proposes to take with respect thereto, which certificate shall set forth detailed computations to the extent necessary to establish Borrower's compliance with the covenants set forth in ARTICLE IX of this Agreement;

         (c) AUDIT REPORTS AND STATEMENTS. Promptly following Borrower's receipt thereof, copies of all consolidated financial or other consolidated reports or statements, if any, submitted to Borrower or any of its Subsidiaries by independent public accountants relating to any annual or interim audit of the books of Borrower or any of its Subsidiaries;

         (d) MANAGEMENT LETTERS. Promptly after receipt thereof, a copy of any "management letter" received by Borrower or any of its Subsidiaries from its certified public accountants;

         (e) BUDGETS; PROJECTIONS. As soon as available and in any event within sixty (60) days following the first day of each Fiscal Year beginning with the 2002 Fiscal Year of Borrower (i) an annual budget in form reasonably satisfactory to Administrative Agent (including budgeted statements of operations, income, cash flows, retained earnings and shareholders' equity and business segment (consistent with the manner provided in the Information Memorandum of the Borrower dated as of February, 2001) balance sheets) prepared by Borrower for each Fiscal Quarter of such Fiscal Year and (ii) projections in form satisfactory to Administrative Agent and the Required Lenders covering the period from such Fiscal Year through December 31, 2008 or such longer period as may be reasonably requested by Agent, in each case prepared in reasonable detail, with appropriate presentation and discussion of the

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principal assumptions upon which such budgets and projections are based, which shall be accompanied by the statement of the chief executive officer or Chief Financial Officer of Borrower to the effect that, to the best of his knowledge, such budgets and projections are a reasonable estimate for the periods respectively covered thereby;

         (f) PUBLIC FILINGS. Within 10 days after the same become public, copies of all financial statements, filings, registrations and reports which Borrower may make to, or file with, the SEC or any successor or analogous Governmental Authority; and

         (g) OTHER REQUESTED INFORMATION. Such other information respecting the respective properties, business affairs, financial condition and/or operations of Borrower or any of its Subsidiaries as Administrative Agent or the Required Lenders may from time to time reasonably request.

     7.3 NOTICES. Promptly and in any event within three Business Days after an officer of Borrower or of any of its Subsidiaries obtains knowledge thereof, give written notice to Administrative Agent (which shall promptly provide a copy of such notice to each Lender) of:

         (a) EVENT OF DEFAULT OR UNMATURED EVENT OF DEFAULT. The occurrence of any Event of Default or Unmatured Event of Default, accompanied by a statement of the Chief Financial Officer setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto;

         (b) LITIGATION AND RELATED MATTERS. The commencement of, or any material development in, any action, suit, proceeding or investigation pending or threatened against or affecting Holdings, Borrower or any of their Subsidiaries or any of their respective properties before any arbitrator or Governmental Authority, (i) in which the amount involved, is $2,500,000 or more,
(ii) with respect to any Document or any material Indebtedness or Preferred Stock of Holdings, Borrower or any of their Subsidiaries or (iii) which could reasonably be expected to have a Material Adverse Effect;

         (c) ENVIRONMENTAL MATTERS. After obtaining knowledge of any of the following: (i) any written notice of pending or threatened material Environmental Claim against Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from the Premises that (y) results in material noncompliance by Borrower or any of its Subsidiaries with any applicable Environmental Law, or (z) could reasonably be

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expected to form the basis of a material Environmental Claim against Borrower or any of its Subsidiaries; (iii) any condition or occurrence on the Premises that would reasonably be expected to cause such Premises to be subject to any material restrictions on the ownership, occupancy, use or transferability of such real property under any Environmental Law (taking into account the nature of Borrower's and its Subsidiaries' business); and (iv) the taking of any material Remedial Action, in response to the actual or alleged presence of any Hazardous Material on the Premises, the Former Premises, or on any real property to which Hazardous Materials related to the Borrower or any of its Subsidiaries come to be located and Borrower or any of its Subsidiaries may reasonably be expected to have material liabilities or obligations, as required by any Environmental Law or any Governmental Authority. All such notices shall describe in reasonable detail the nature of the Environmental Claim, condition, occurrence or Remedial Action and Borrower's or such Subsidiary's response thereto. In addition, Borrower will provide Administrative Agent with copies of all written communications with any Governmental Authority relating to any of the matters set forth in clauses (i) through (iv) above as may reasonably be requested by the Administrative Agent.

         (d) NOTICE OF CHANGE OF CONTROL. Each occasion that any Change of Control shall occur and such notice shall set forth in reasonable detail the particulars of each such occasion.

         (e) NOTICES UNDER TRANSACTION DOCUMENTS. Promptly following the receipt or delivery thereof, copies of any material demands, notices or documents received or delivered by Holdings or any Subsidiary of Holdings under or pursuant to any Transaction Document other than in the ordinary course of business.

     7.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it and other businesses reasonably related thereto and preserve, renew and keep in full force and effect its and each Subsidiary's corporate existence and take all reasonable action to maintain all rights, privileges and franchises material to its and those of each of its Subsidiaries' businesses except as otherwise permitted pursuant to SECTIONS 8.3 and 8.8 and comply and cause each of its Subsidiaries to comply with all Contractual Obligations and Requirements of Law except in each case to the extent that failure to comply therewith would not in the aggregate reasonably be expected to have a Material Adverse Effect.

     7.5 PAYMENT OF OBLIGATIONS. Pay or discharge or otherwise satisfy at maturity or, to the extent permitted hereby, prior to maturity or before they become delinquent, as the case may be, and cause each of its Subsidiaries to pay or discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be:

              (i) all its and their respective Indebtedness;

              (ii) all taxes, assessments and governmental charges or levies imposed upon any of them or upon any of their income or profits or any of their respective properties or assets prior to the date on which penalties attach thereto; and

              (iii) all lawful claims prior to the time they become a Lien (other than Permitted Liens) upon any of their respective properties or assets;

PROVIDED, HOWEVER, that neither Holdings, Borrower nor any of their Subsidiaries shall be required to pay or discharge any such Indebtedness, tax, assessment, charge, levy or claim while the same is being contested by it in good faith and by appropriate proceedings diligently pursued so long as such Person shall have set aside on its books adequate reserves in accordance with

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GAAP (segregated to the extent required by GAAP) with respect thereto and title to any material properties or assets is not jeopardized in any material respect.

     7.6 INSPECTION OF PROPERTY, BOOKS AND RECORDS. Keep, or cause to be kept, and cause each of its Subsidiaries to keep or cause to be kept, adequate records and books of account, in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with sound accounting principles consistently applied and permit, and cause each of its Subsidiaries to permit, any Lender or its representatives, at any reasonable time, and from time to time at the reasonable request of such Lender made to Borrower and upon reasonable notice, to visit and inspect its and their respective properties, to examine and make copies of and take abstracts from its and their respective records and books of account, and to discuss its and their respective affairs, finances and accounts with its and their respective principal officers, directors and independent public accountants (and by this provision each of Holdings and Borrower authorizes such accountants to discuss with the Lenders and such representatives the affairs, finances and accounts of Holdings, Borrower and their Subsidiaries, provided that officers of Borrower or the applicable Subsidiary are offered the reasonable opportunity to be present at such discussion).

     7.7 ERISA. (i) As soon as practicable and in any event within ten (10) days after Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that a Reportable Event which would have a Material Adverse Effect has occurred with respect to any Plan (whether or not the requirement for notice of such Reportable Event has been waived by the PBGC), deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to Administrative Agent a certificate of a responsible officer of Borrower or such Subsidiary or ERISA Affiliate, as the case may be, setting forth the details of such Reportable Event and the action, if any, which Borrower or such Subsidiary or ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given; (ii) upon the request of Administrative Agent made in writing from time to time, deliver, or cause each Subsidiary or ERISA Affiliate to deliver, to Administrative Agent a copy of the most recent actuarial report and annual report completed with respect to any Plan; (iii) as soon as possible and in any event within ten (10) days after Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that any of the following have occurred or is reasonably likely to occur with respect to any Plan and which would have a Material Adverse Effect: (A) such Plan has been or may be terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA, (B) the Plan Sponsor intends to terminate such Plan, (C) the PBGC has instituted or will institute proceedings under Section 515 of ERISA to collect a delinquent contribution to such Plan or under Section 4042 of ERISA to terminate such Plan, (D) that an accumulated funding deficiency has been incurred or that an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code, (E) that Borrower, or any Subsidiary of Borrower, or any ERISA Affiliate will or may incur any liability (including, but not limited to, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(1) of ERISA,
or (F) Borrower or any Subsidiary of Borrower has or may incur any

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liability under any employee welfare benefit plan (within the meaning of Section
3(1) of ERISA) that provides benefits to retired employees (other than as required by Section 601 of ERISA) or any employee pension benefit plans (as defined in Section 3(2) of ERISA), deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to Administrative Agent a written notice thereof; and (iv) as soon as possible and in any event within thirty days after Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that any of them has caused a complete withdrawal or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) from any Multiemployer Plan which would have a Material Adverse Effect, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to Administrative Agent a written notice thereof.
For purposes of this SECTION 7.7, Borrower shall be deemed to have knowledge of all facts known by the Plan Administrator of any Plan of which Borrower is the Plan Sponsor, and each Subsidiary and ERISA Affiliate of Borrower shall be deemed to have knowledge of all facts known by the Plan administrator of any Plan of which such Subsidiary or ERISA Affiliate, respectively, is a Plan Sponsor. In addition to its other obligations set forth in this ARTICLE VII, Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to:

              (A) correct any failure to satisfy funding requirements under
         Section 412 of the Code or correct any delinquency notices under
         Section 412(n)(4) of the Code within ninety (90) days after the occurrence thereof, except where the failure to so satisfy would not reasonably be expected to have a Material Adverse Effect;

              (B) comply in good faith in all respects with the requirements set forth in Section 4980B of the Code and with Sections 601(a) and 606 of ERISA except where noncompliance could reasonably be expected to have a Material Adverse Effect;

              (C) at the request of Administrative Agent in writing, deliver to Administrative Agent a complete copy of the most recent annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service; and

              (D) at the request of Administrative Agent in writing, deliver to Administrative Agent copies of the most recent annual reports and notices received by Borrower or any Subsidiary or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan no later than ten (10) days after the date of such request.

     7.8 MAINTENANCE OF PROPERTY, INSURANCE. (i) Keep, and cause each of its Subsidiaries to keep, all property (including, but not limited to, equipment) useful and necessary in its business in good working order and condition, normal wear and tear and damage by casualty excepted, and subject to SECTION 8.4(A),
(ii) maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried

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under similar circumstances by such other Persons. Such insurance shall be maintained with financially sound and reputable insurers, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance, provided adequate reserves therefor, in accordance with GAAP, are maintained, and (iii) furnish to the Administrative Agent, on the Initial Borrowing Date and on each anniversary thereof, full information as to the insurance carried. All insurance policies or certificates (or certified copies thereof) with respect to such insurance (A) shall be endorsed to the Administrative Agent's reasonable satisfaction for the benefit of the Secured Creditors (including, without limitation, by naming the Administrative Agent as loss payee or additional insured, as appropriate); and
(B) shall state that such insurance policy shall not be canceled or revised without thirty days' prior to written notice thereof by the insurer to the Administrative Agent. SCHEDULE 7.8 lists the current insurance maintained by the Borrower and its Subsidiaries. The provisions of this SECTION 7.8 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance.

     7.9  ENVIRONMENTAL LAWS.

         (a) Comply in all material respects with, and cause its Subsidiaries to comply in all material respects with, and, in each case take reasonable steps to ensure such compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable steps to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, Environmental Permits, in each case, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

         (b) Conduct and complete all Remedial Actions required under Environmental Laws and promptly comply in all material respects with all lawful orders, directives and information requests of all Governmental Authorities regarding Environmental Laws except to the extent that such Remedial Actions, orders, directives and information requests are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

         (c) Defend, indemnify and hold harmless Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Borrower, any of its Subsidiaries or the Premises, the Former Premises or any real property to which Hazardous Materials related to the Borrower or any of its Subsidiaries come to be located, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorneys' and consultants' fees, investigation and laboratory fees, costs arising from any Remedial Action, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross

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negligence or willful misconduct of the party seeking indemnification therefor.
The agreements in this SECTION 7.9(C) shall survive repayment of the Notes and all other Obligations.

     7.10 INTEREST RATE PROTECTION. No later than ninety (90) days following the Initial Borrowing Date, enter into and maintain arrangements reasonably acceptable to Administrative Agent which have the effect of establishing a fixed or maximum interest rate acceptable to Administrative Agent for an aggregate notional principal amount of Indebtedness from time to time outstanding equal to at least 50% of the total of the Loans and the Senior Subordinated Notes for a period of at least four (4) years.

     7.11 USE OF PROCEEDS. Use all proceeds of the Loans as provided in SECTION 6.8.

     7.12  ADDITIONAL SECURITY; FURTHER ASSURANCES.

         (a) AGREEMENT TO GRANT ADDITIONAL SECURITY. Promptly, and in any event within 30 days after the acquisition by Borrower or any Domestic Subsidiary of assets or real or personal property or leasehold interests of the type that would have constituted Collateral at the date hereof and investments of the type that would have constituted Collateral on the date hereof, in each case located in the United States of America and not already subject to a prior Permitted Lien (other than (x) any parcel of real estate with a fair market value at the date of acquisition thereof of less than $1,000,000 or (y) assets with a fair market value of less than $250,000 individually or $1,000,000 in the aggregate; PROVIDED that if the value is more than $250,000, Borrower shall notify Administrative Agent of the acquisition of such assets and, to the extent not already Collateral which Administrative Agent has a perfected security interest pursuant to Security Documents, such assets will become additional Collateral hereunder to the extent Administrative Agent deems the pledge of such assets practicable) (the "ADDITIONAL COLLATERAL"), Holdings and Borrower will, and will cause each of its Domestic Subsidiaries to, take all necessary action, including
(i) the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate and (ii) with respect to real estate, the execution of a mortgage, the obtaining of Mortgage Policies, title surveys and real estate appraisals satisfying all Requirements of Law, to grant Administrative Agent a perfected Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) pursuant to and to the full extent required by the Security Documents and this Agreement.

         (b) ADDITIONAL SUBSIDIARY GUARANTORS. Borrower agrees to cause each Domestic Subsidiary established or created in accordance with SECTION 8.7 to execute and deliver a guaranty of all Obligations and all obligations under Interest Rate Agreements or other hedging agreements in form and substance reasonably satisfactory to Administrative Agent and the Required Lenders.

         (c) PLEDGE OF NEW SUBSIDIARY STOCK. Borrower shall, and shall cause each of its Domestic Subsidiaries to, pledge all of the capital stock of each new Domestic Subsidiary held by it and 65% of the capital stock of each first tier Foreign Subsidiary (provided that if


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Borrower or a Domestic Subsidiary of Borrower owns less than 65% of a first tier
Foreign Subsidiary then Borrower or such Domestic Subsidiary shall only be required to pledge such amounts as are from time to time owned by it up to 65% of such Foreign Subsidiary) established or created to Administrative Agent for the benefit of the Lenders pursuant to the Pledge Agreement.

         (d) GRANT OF SECURITY BY NEW SUBSIDIARIES. Borrower will cause each of its Domestic Subsidiaries established or created in accordance with SECTION 8.7 to grant to Administrative Agent a first priority Lien on all property (tangible and intangible) of such Subsidiary upon terms similar to those set forth in the Security Documents as appropriate, and satisfactory in form and substance to Administrative Agent and Required Lenders. Borrower shall cause each Subsidiary, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by Administrative Agent to be necessary or desirable for the creation and perfection of the foregoing Liens. Borrower will cause each of its Subsidiaries to take all actions requested by Administrative Agent (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

         (e) PLEDGE OF EQUITY IN UNRESTRICTED SUBSIDIARIES. The Borrower agrees to pledge (or cause its Domestic Subsidiaries to pledge) all of the Capital Stock owned by the Borrower or a Domestic Subsidiary of each domestic Unrestricted Subsidiary (or 65% in the case of first-tier Foreign Subsidiaries) to the Administrative Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement. The Borrower agrees to pledge or cause its Subsidiaries to pledge, to the Administrative Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement all instruments evidencing indebtedness owed by any Unrestricted Subsidiary to the Borrower or any Domestic Subsidiary.

         (f) DOCUMENTATION FOR ADDITIONAL SECURITY. The security interests required to be granted pursuant to this SECTION 7.12 shall be granted pursuant to such security documentation (which shall be substantially similar to the Security Documents already executed and delivered by Borrower) reasonably satisfactory in form and substance to Administrative Agent and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens in each case except for Permitted Liens. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of Administrative Agent for the benefit of the Lenders, required to be granted pursuant to the Additional Security Document and, all taxes, fees and other charges payable in connection therewith shall be paid in full by Borrower. At the time of the execution and delivery of the Additional Security Documents, Borrower shall cause to be delivered to Administrative Agent such agreements, opinions of counsel, title surveys, real estate appraisals and other related documents as may be reasonably requested by Administrative Agent to assure it that this SECTION 7.12 has been complied with.

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         (g) Notwithstanding anything to the contrary in this Agreement, a
Domestic Subsidiary which is a Subsidiary of a Foreign Subsidiary and which is either approved by the Administrative Agent or is not a Material Subsidiary shall not be required by any provision of this Agreement to (1) grant a security interest in any of its assets, (2) execute or deliver a guaranty, or
(3) pledge any stock or assets, provided that any such Domestic Subsidiary shall be deemed a Foreign Subsidiary for purposes of SECTION 7.15.

     7.13 END OF FISCAL YEARS; FISCAL QUARTERS. Cause each of its and its Subsidiaries' annual accounting periods to end on December 31 of each year (each a "FISCAL YEAR", with quarterly accounting periods ending on March 31, June 30, September 30, and December 31, of each Fiscal Year (each a "FISCAL QUARTER").

     7.14 MAINTENANCE OF CORPORATION SEPARATENESS. Holdings will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the maintenance of corporate records. Neither Borrower nor any Subsidiary of Borrower shall make any payment to a creditor of Holdings (other than a Guaranteed Creditor pursuant to any Loan Document or an Interest Rate Agreement or Other Hedging Agreement entered into with any such Guaranteed Creditor) in respect of any liability of Holdings, and no bank account of Holdings shall be commingled with any bank account of Borrower or any Subsidiary of Borrower. Any financial statements distributed to any creditors of Holdings shall, to the extent permitted by GAAP, clearly establish the corporate separateness of Holdings from Borrower and each of Borrower's Subsidiaries. Finally, neither Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of Holdings on the one hand and of Borrower or any Subsidiary of Borrower on the other hand being ignored, or in the assets and liabilities of Borrower or any Subsidiary of Borrower being substantively consolidated with those of Holdings in a bankruptcy, reorganization or other insolvency proceeding.

     7.15 FOREIGN SUBSIDIARIES SECURITY. If, following a change in the relevant sections of the Code, the regulations and rules promulgated thereunder and any rulings issued thereunder and all other applicable Requirements of Law of any applicable Governmental Authority and at the request of the Administrative Agent or the Required Lenders, counsel for Borrower reasonably acceptable to the Administrative Agent and the Required Lenders does not within 30 days after such request deliver evidence reasonably satisfactory to the Administrative Agent with respect to any Foreign Subsidiary which is a Wholly-Owned Subsidiary of the Company that (i) a pledge of 66% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty or (iii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreements, in either case would create a substantial risk that the earnings of such Foreign Subsidiary would be treated as a deemed dividend to such Foreign Subsidiary's United States parent or would otherwise violate a material applicable Requirement of Law, then (a) in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be

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pledged to Administrative Agent for the benefit of the Lenders pursuant to the
Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Lenders pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), (b) in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver a guaranty of the Obligations of the Company under the Loan Documents, and (c) in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver a security agreement granting Administrative Agent for the benefit of the Lenders a security interest in such portion of such Foreign Subsidiary's assets as a Lien can be granted, in each case with all documents delivered pursuant to this
SECTION 7.15 to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

         Each of Holdings and Borrower hereby agrees that, so long as any of the Commitments remain in effect or any Loan or LC Obligation remains outstanding and unpaid or any other amount is owing to any Lender or Administrative Agent hereunder:

     8.1 LIENS. Neither Holdings nor Borrower will, or will permit any of its Subsidiaries to, create, incur, assume or suffer to exist or agree to create, incur or assume any Lien in, upon or with respect to any of its properties or assets (including, without limitation, any securities or debt instruments of any of its Subsidiaries), whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income to secure any obligation; except for the following Liens (herein referred to as "PERMITTED LIENS"):

         (a) Liens created by the Loan Documents or permitted by the Security Documents;

         (b) Customary Permitted Liens;

         (c) Liens existing on the date hereof listed on SCHEDULE 6.5(D) hereto;

         (d) Liens on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition, construction, repair or improvement cost of such property (or financing of the purchase price within 90 days after the respective purchase of assets), provided that (A) any such Lien does not extend to any other property, (B) such Lien either exists on the date hereof or is created in connection with the acquisition, construction, repair or improvement of such property as permitted by this Agreement, (C) the indebtedness secured by any such Lien, (or the Capitalized Lease Obligation with respect to any Capitalized Lease) does not exceed 100% of the fair market value of such assets and (D) the Indebtedness secured thereby is permitted to be incurred pursuant to SECTION 8.2(D);

         (e) Liens on any property of any Person at the time such property is acquired or such Person becomes a Subsidiary or is merged or consolidated with or into a Subsidiary and,

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in each case, not created in contemplation of or in connection with such event,
PROVIDED that (x) no such Lien shall extend to or cover any other property or assets of Borrower or of such Subsidiary, as the case may be, (y) the aggregate principal amount of the Indebtedness secured by all such Liens in respect of any such property or assets shall not exceed 100% of the fair market value of such property or assets at the time of such acquisition or, in the case of a Lien in respect of property or assets existing at the time of such Person becoming a Subsidiary or being so consolidated or merged, the fair market value of the property or assets acquired at such time, and (z) the Indebtedness secured thereby is permitted to be incurred pursuant to SECTION 8.2(D);

         (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by clauses (c), (d) and (e) of this Section; PROVIDED that such Indebtedness is not increased and is not secured by any additional assets;

         (g) Liens granted by Foreign Subsidiaries on assets not constituting Collateral securing Indebtedness of Foreign Subsidiaries; PROVIDED, that the Dollar Equivalent amount of such Indebtedness shall not exceed $20,000,000 in the aggregate at any one time outstanding; and

         (h) additional Liens incurred by Borrower and its Subsidiaries so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $5,000,000.

         In connection with the granting of Liens of the type described in clauses (d), (e) and (f) of this SECTION 8.1 by Borrower or any of its Subsidiaries, at the reasonable request of Borrower, and at Borrower's expense, Administrative Agent shall take (and are hereby authorized to take) any actions reasonably requested by Borrower in connection therewith (including, without limitation, by executing appropriate lien releases in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

     8.2 INDEBTEDNESS. Neither Holdings nor Borrower will, or will permit any of its Subsidiaries to, incur, create, assume directly or indirectly, or suffer to exist any Indebtedness except:

         (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

         (b) Indebtedness to Remain Outstanding on the Initial Borrowing Date and listed on SCHEDULE 6.5(D), and any Indebtedness resulting from the extension, renewal or refinancing or successive refinancing (whether in whole or in part) of any such Indebtedness; PROVIDED, HOWEVER, that (i) the principal amount of any such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) does not exceed the principal amount of the Indebtedness refinanced thereby on such date,
(ii) the Weighted Average Life to Maturity of such Indebtedness is not decreased and (iii)

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the covenants, defaults and similar provisions applicable to such refinancing
Indebtedness or obligations are no more restrictive in any material respect than the provisions contained in the agreements governing the Indebtedness being refinanced and do not conflict in any material respect with the provisions of this Agreement;

         (c) Indebtedness under Interest Rate Agreements entered into to protect Borrower or any of its Subsidiaries against fluctuations in interest rates in respect of the Obligations;

         (d) Indebtedness of Borrower and its Subsidiaries secured by Liens permitted under SECTION 8.1(D) OR 8.1(E); PROVIDED, that the aggregate outstanding principal amount of such Indebtedness at any time shall not exceed $20,000,000 together with Indebtedness permitted to be outstanding pursuant to
SECTION 8.2(E);

         (e) Indebtedness of a Subsidiary of Borrower issued and outstanding on or prior to the date on which such Subsidiary was acquired by Borrower (other than Indebtedness issued as consideration in, or to provide all of any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Borrower) which, together with Indebtedness permitted to be outstanding pursuant to SECTIONS 8.2(D) does not exceed $20,000,000;

         (f) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with Borrower's or any of its Subsidiaries' operations so long as management of Borrower or such Subsidiary, as the case may be, has determined that entering into such Other Hedging Agreements constitutes BONA FIDE hedging activities;

         (g) Indebtedness of Borrower or any of its Subsidiaries consisting of take-or-pay obligations contained in supply agreements or endorsements for collection or deposit entered into in the ordinary course of business;

         (h) Intercompany Indebtedness to the extent permitted by SECTION 8.7; PROVIDED, HOWEVER, that in the event of any subsequent issuance or transfer of any Capital Stock which results in the holder of such Indebtedness ceasing to be a Subsidiary or Borrower or any subsequent transfer of such Indebtedness (other than to Borrower or any of its Subsidiaries) such Indebtedness shall be required to be permitted under another clause of this SECTION 8.2; PROVIDED, FURTHER, HOWEVER, that (x) in the case of Intercompany Indebtedness consisting of a loan or advance to Borrower, each such loan or advance shall be subordinated to the indefeasible payment in full of all of Borrower's obligations pursuant to this Agreement and the other Loan documents and (y) in the case of Intercompany Indebtedness consisting of a loan or advance from Borrower, such Indebtedness shall be evidenced by promissory notes payable to Borrower, in form and substance satisfactory to Administrative Agent, which promissory notes shall be delivered and pledged to Administrative Agent as part of the Collateral;

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         (i) Indebtedness consisting of Senior Subordinated Notes and Holdings
Discount Notes and any Indebtedness resulting from the extension, renewal or refinancing or successive refinancing (whether in whole or in part) of any such Indebtedness; PROVIDED, HOWEVER, that (i) the principal amount of any such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) does not exceed the principal amount of the Indebtedness refinanced thereby on such date, (ii) the Weighted Average Life to Maturity of such Indebtedness is not decreased, (iii) the covenants, defaults and similar provisions applicable to such refinancing Indebtedness or obligations are no more restrictive in any material respect than the provisions contained in the agreements governing the Indebtedness being refinanced and do not conflict in any material respect with the provisions of this Agreement and (iv) the terms of such refinancing Indebtedness shall be satisfactory to the Administrative Agent;

         (j) Indebtedness of Foreign Subsidiaries for working capital purposes and Guarantee Obligations of Holdings or Borrower with respect thereto not exceeding the Dollar Equivalent of $25,000,000 in the aggregate principal amount at any time outstanding provided that after giving effect to the incurrence of such Indebtedness, the Borrower will be able to incur an additional dollar of Indebtedness pursuant to the fixed charge coverage ratio set forth in the indenture to the Senior Subordinated Notes;

         (k) Unsecured Indebtedness not otherwise permitted hereunder not exceeding $20,000,000 in the aggregate principal amount at any time outstanding; PROVIDED that no more than the Dollar Equivalent of $10,000,000 of such Indebtedness shall be unsecured Indebtedness of a Person other than a Credit Party;

         (l) Indebtedness in addition to that described in clauses (a) through
(k) of this SECTION 8.2; PROVIDED, HOWEVER, that the aggregate principal amount of the Indebtedness permitted under this SECTION 8.2(L), when added (without duplication) to (i) all Indebtedness outstanding secured by Liens and permitted under SECTION 8.1(H) and (ii) the aggregate amount of all Attributable Debt of Borrower and its Subsidiaries then outstanding, does not exceed $5,000,000;

         (m) unsecured Indebtedness of Borrower and its Subsidiaries consisting of payment obligations of Holdings and its Subsidiaries incurred in connection with a Permitted Acquisition which are in the nature of deferred purchase price ("EARN OUT OBLIGATIONS"); PROVIDED that the aggregate amount of each such Earn Out Obligations shall not exceed 25% of the aggregate consideration for each such Permitted Acquisition;

         (n) Indebtedness consisting of a guarantee by the Borrower of obligations of a Subsidiary or by an Foreign Subsidiary of obligations of its Subsidiary under any lease or other agreement otherwise permitted hereunder or entered into in the ordinary course of business and not constituting Indebtedness;

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         (o) Indebtedness of Domestic Subsidiaries of the Borrower consisting of subordinated guarantees of the Senior Subordinated Notes which are subordinated to the Subsidiary Guaranty in the same fashion as the Senior Subordinated Notes are subordinated to the Obligations; and

         (p) unsecured Indebtedness of Holdings or Borrower on terms and conditions not more restrictive to Holdings and its Subsidiaries than those set forth in this Agreement (and at or below a market interest rate for comparable instruments) which Indebtedness is subordinated to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent and, with respect to which, no principal payments may be made prior to February 28, 2011, so long as at the time of incurrence thereof (x) no Unmatured Event of Default or Event of Default exists, (y) the Borrower would remain in compliance with SECTION 9.3 and 9.4 after giving pro forma effect to the incurrence of any such Indebtedness, and (z) Holdings and the Borrower shall comply with the mandatory prepayment provisions of SECTION 4.4(F).

     8.3 FUNDAMENTAL CHANGES. Each of Holdings and Borrower will not and will not permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default or Unmatured Event of Default shall have occurred and be continuing (i) any Subsidiary may merge into Borrower in a transaction in which Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Credit Party in a transaction in which the surviving entity is a Credit Party, (iii) any Subsidiary that is not a Credit Party may merge into any Subsidiary that is not a Credit Party, (iv) any Subsidiary may merge into any other Person that becomes a Credit Party in connection with a Permitted Acquisition, (v) any Subsidiary may liquidate or dissolve if Borrower determines in good faith that such liquidation or dissolution is in the best interests of Borrower and is not materially disadvantageous to the Lenders; PROVIDED that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by SECTION 8.7; PROVIDED, FURTHER, that notwithstanding anything else herein to the contrary, each of Dutch Holdco and PMD Holdings Corp. shall at all times remain a Credit Party and shall not transfer any of its assets without the prior written consent of Administrative Agent.

     8.4 ASSET SALES. Holdings and Borrower will not, and will not permit any of their respective Subsidiaries to, convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time without Administrative Agent's prior written consent) all or any part of their property or assets, or enter into any Sale and Leaseback Transaction, except that:

         (a) each of Borrower and its Subsidiaries may in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business;

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         (b) each of Borrower and its Subsidiaries may lease (as lessor or lessee) real or personal property in the ordinary course of business;

         (c) each of Borrower and its Subsidiaries may sell Inventory in the ordinary course of Business;

         (d) Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business (x) which are overdue, or (y) which Borrower may reasonably determine are difficult to collect but only in connection with the compromise or collection thereof consistent with prudent business practice (and not as part of any bulk sale or financing of receivables);

         (e) Borrower or any Subsidiary may make any Investment permitted by
SECTION 8.7 and may make any Restricted Payment permitted by SECTION 8.5;

         (f) Borrower or any Subsidiary may enter into consignment arrangements (as consignor or as consignee) or similar arrangements for the sale of goods in the ordinary course of business and consistent with the past practices of Borrower and its Subsidiaries prior to the Effective Date;

         (g) Borrower and its Subsidiaries may sell Investments referred to in CLAUSES (A) and (D) of SECTION 8.7;

         (h) each of Holdings, Borrower and their respective Subsidiaries may enter into licenses or sublicenses of software, trademarks and other Intellectual Property and general intangibles in the ordinary course of business and which do not materially interfere with the business of such Person;

         (i) Borrower and its Subsidiaries may enter into Sale and Leaseback Transactions permitted under SECTION 8.9; and

         (j) Borrower and its Subsidiaries may make Asset Dispositions for fair value, provided (A) 80% of the aggregate sales price from such Asset Disposition shall be paid in cash; and (B) that the aggregate net book value (at the time of disposition thereof) of all assets disposed of by the Borrower and its Subsidiaries subsequent to the Initial Borrowing Date pursuant to this CLAUSE
(J) PLUS the aggregate net book value of all the assets then proposed to be disposed of does not exceed 15% of the total assets of the Borrower and its Subsidiaries (on a consolidated basis) as of the end of the immediately preceding Fiscal Quarter for which the Borrower has delivered the financial statements as required by SECTION 7.1; PROVIDED, HOWEVER, that if concurrently with any disposition of assets or within 365 days thereafter, substantially all of the Net Sale Proceeds of such disposition are used by the Borrower or a Subsidiary to acquire other property and if the Borrower or such Subsidiary has complied with the provisions of SECTION 7.12 with respect to such property, such dispositions shall be disregarded for purposes of calculations pursuant to this
SECTION 8.4(J) (and shall otherwise be deemed to be permitted under

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this SECTION 8.4(J)) from and after the time of compliance with SECTION 7.12 with respect to the acquisition of such other property.

         Upon the occurrence of any Asset Disposition in accordance with the provisions of this SECTION 8.4, any and all property and assets of the applicable Credit Party or Subsidiary subject to such Asset Disposition shall be deemed released from the Lien of the applicable Collateral Documents without any further action by or consent of Administrative Agent or any Lender, and Administrative Agent shall take all actions and execute any documents reasonably requested by Borrower to effect such release.

     8.5 DIVIDENDS OR OTHER DISTRIBUTIONS. Neither Holdings nor the Borrower will, and will not permit any of its Subsidiaries to, either: (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock ("DIVIDEND") or to the direct or indirect holders of its Capital Stock (except
(a) dividends or distributions payable solely in such Capital Stock or in options, warrants or other rights to purchase such Capital Stock, (b) except dividends or distributions payable to Borrower or a Wholly-Owned Subsidiary of Borrower and (c) dividends and distributions payable by a Foreign Subsidiary which is not a Wholly Owned Subsidiary to its shareholders on a pro rata basis),
(ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Borrower, (iii) pay any Management Fees; or (iv) make any interest or principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, any other Indebtedness that is subordinate or junior in right of payment to the Obligations (any of the foregoing being hereinafter referred to as a "RESTRICTED PAYMENT"); PROVIDED, HOWEVER, (a) the Borrower may make scheduled interest payments on the Senior Subordinated Notes in accordance with the terms of the Senior Subordinated Note Documents, (b) Borrower may repurchase or may dividend cash to Holdings to repurchase Capital Stock of Holdings from employees whose employment has terminated provided that such purchases are required by the express terms of the Employee Share Program and are in an aggregate amount in any Fiscal Year not to exceed $2,000,000 plus the amount of cash consideration received by Holdings (other than with the proceeds of a loan from Holdings or any Subsidiary) in connection with the issuance of Capital Stock of Holdings to employees pursuant to the Employee Share Program and (c) the Borrower may make Restricted Payments in amounts required to pay cash income taxes of Holdings in respect of the net income of Borrower and its Subsidiaries; and PROVIDED, FURTHER, that so long as no Event of Default has occurred and is continuing or would result therefrom: (w) Holdings or the Borrower may pay Management Fees pursuant to the Management Services Agreement in an aggregate amount not in excess of $4,000,000 in any Fiscal Year; (x) Holdings may use Net Offering Proceeds of any issuance of Capital Stock of Holdings to repay the principal amount (including any accreted interest) then outstanding on the Holdings Discount Notes; (y) Holdings may make voluntary prepayments of the Holdings Discount Notes as permitted by the last sentence of SECTION 4.4; and (z) in addition to repurchases of Capital Stock permitted by CLAUSE (B) of the first proviso above, Borrower may repurchase or may dividend cash to Holdings to repurchase Capital Stock of Holdings from employees of Borrower and its Subsidiaries whose employment has terminated provided that such purchases are required by the express terms of the Employee Share Program and are in an aggregate amount in any Fiscal Year not to exceed $5,000,000.

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     8.6  ISSUANCE OF STOCK.

         (a) Neither Holdings nor Borrower will, or will permit any of their respective Subsidiaries to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock of any Subsidiary of Borrower, except (i) to Borrower, (ii) to another Wholly-Owned Subsidiary of Borrower or (iii) to qualified directors if required by applicable Requirements of Law. Notwithstanding the foregoing, Borrower or its Subsidiaries shall be permitted to sell 100% of the outstanding stock of Subsidiary, but not less than 100% of such stock, subject to SECTION 8.4 and SECTION 4.4(C), except in the case of the formation of a joint venture permitted by SECTION 8.7.

         (b) Neither Holdings nor Borrower shall issue any Capital Stock (other than, with respect to Holdings, pursuant to the Employee Share Plan), except for issuances of Capital Stock of Holdings consisting of common stock or Permitted Preferred Stock: (i) where after giving effect to such issuance, no Event of Default will exist under SECTION 10.1(M), (ii) where Administrative Agent has consented to the terms and conditions of such offering and (iii) where the Net Offering Proceeds received in connection with such issuance are applied in accordance with SECTION 4.4(E).

     8.7 LOANS, INVESTMENTS AND ACQUISITIONS. Neither Holdings nor the Borrower will, and will not permit any of its Subsidiaries to make any loans or make or own any Investments or make any Acquisitions except:

         (a) Holdings, Borrower and their respective Subsidiaries may acquire and hold Cash and Cash Equivalents and Foreign Subsidiaries may acquire and hold Foreign Cash Equivalents;

         (b) Investments identified on SCHEDULE 8.7, without giving effect to any additions thereto or replacements thereof;

         (c) advances made to employees in the ordinary course of business in an aggregate principal amount not exceeding $2,500,000 at any one time outstanding;

         (d) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

         (e) Borrower may enter into Interest Rate Agreements in compliance with
SECTION 7.10;

         (f) pledges or deposits made in the ordinary course of business consistent with past practices to secure obligations not considered Indebtedness;

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         (g) Investments by each of Holdings and the Borrower and each of their
Subsidiaries in the Capital Stock of a Person who is a Subsidiary immediately before and after such Investment; PROVIDED, that (i) the requirements of SECTION
7.12 are satisfied and (ii) the amount of such Investments by Credit Parties in Subsidiaries that are not Credit Parties, plus the amount of all loans, contributions to capital, Guarantee Obligations and advances referred to in clauses (h) below that are made by Credit Parties to Subsidiaries that are not Credit Parties, shall not exceed in the aggregate at any time outstanding $75,000,000 PLUS an additional amount in any Fiscal Year equal to the net interest income paid in cash with respect to Intercompany Indebtedness of a Foreign Subsidiary to Borrower or to a Domestic Subsidiary;

         (h) Investments constituting loans, contributions to capital, Guarantee Obligations or advances made by Borrower to any Subsidiary or made by any Subsidiary to the Borrower or any other Subsidiary; PROVIDED, that any such loans and advances made by a Credit Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and the amount of all such loans, contributions to capital, Guarantee Obligations and advances by Credit Parties to Subsidiaries that are not Credit Parties shall not exceed the limitations set forth in CLAUSE (G) above;

         (i) Borrower or any Credit Party may make a Permitted Acquisition;

         (j) Borrower and its Subsidiaries may acquire and hold debt securities as partial consideration for a sale of assets pursuant to SECTION 8.4(H) to the extent permitted by such Section;

         (k) Holdings, Borrower and each of their respective Subsidiaries may make Investments in connection with Consolidated Capital Expenditures permitted by SECTION 9.2;

         (l) so long as no Unmatured Event of Default or Event of Default exists, or would exist as a result thereof, the Borrower and its Subsidiaries make any Investment in any Unrestricted Subsidiary consisting of an amount not in excess of the Available Unrestricted Subsidiary Investment Basket; PROVIDED, THAT, the Borrower and its Subsidiaries shall have complied with SECTION 7.12(E) in connection with such Investment;

         (m) so long as no Unmatured Event of Default or Event of Default exists, or would exist as a result thereof, Investments constituting loans to officers and/or directors of Borrower and any of its Subsidiaries to finance the purchase by such officers and directors of common stock of Holdings; PROVIDED that the aggregate principal amount of all such loans outstanding at any time shall not exceed $10 million; PROVIDED, FURTHER, that Holdings shall make a contribution in an amount equal to the amount of any such Investment to the Borrower ;

         (n) Borrower may consummate the PMD Group Acquisition as contemplated by the PMD Group Acquisition Documents including the reorganization steps described in the transaction summary attached hereto as EXHIBIT 8.7(A); and

         (o) other Investments not in excess of $5,000,000 outstanding at any one time.

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     8.8  TRANSACTIONS WITH AFFILIATES. Neither Holdings nor Borrower will, nor will it permit any of its Subsidiaries to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower (other than a Credit Party) unless the terms of such business, transaction or series of transactions are (i) as favorable to Borrower or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third Person or, if such transaction is not one which by its nature could be obtained from such Person, is on fair and reasonable terms and (ii) are in the ordinary course of business or, if not in the ordinary course of business, are set forth in writing and the board of directors of Borrower or such Subsidiary, as the case may be, has determined in good faith that such business or transaction or series of transactions meets the applicable criteria set forth in clause (i) above, provided that the following shall be permitted: (x) transactions expressly permitted by SECTION 8.5, (y) fees, expenses and compensation paid to and indemnity provided on behalf of officers, directors or employees of the Credit Parties or any Subsidiary and (z) any other agreement as in effect as of the Effective Date and as set forth on SCHEDULE 8.8 or any amendment thereto or any transaction contemplated thereby, or any replacement agreement thereto so long as such amendment or replacement agreement is not more disadvantageous to the Credit Parties or the Lenders in any material respect than the original agreement as in effect on the Closing Date.

     8.9 SALE-LEASEBACKS. Neither Holdings nor Borrower will, or will permit any Subsidiary to, lease any property as lessee in connection with a Sale and Leaseback Transaction entered into after the Effective Date if, at the time of such entering into and after giving effect thereto, the aggregate amount of Attributable Debt for all Sale and Leaseback Transaction when added (without duplication) to the aggregate amount of Indebtedness then outstanding and permitted under SECTION 8.2(L) exceeds $5,000,000.

     8.10 LINES OF BUSINESS. Neither Holdings nor Borrower will, or will permit any Subsidiary to, enter into or acquire any line of business which is not reasonably related to the business engaged in by Borrower and its Subsidiaries as of the date hereof; PROVIDED, HOWEVER, that neither Holdings nor Dutch Holdco will engage in any business other than (a) in the case of Holdings, holding Capital Stock of Borrower; and (b) in the case of Dutch Holdco, holding 65% of the Capital Stock of PMD Netherlands C.V.

     8.11 FISCAL YEAR. Neither Holdings nor Borrower will, or will permit any of its Subsidiaries to, change the Fiscal Year of Borrower or its Subsidiaries.

     8.12 LIMITATION ON VOLUNTARY PAYMENTS AND MODIFICATIONS OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; ETC. Neither Holdings nor Borrower will, or will permit any of its Subsidiaries to:

              (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Senior Subordinated Notes or Holdings Discount Note (other than the prepayments of the principal amount of the Holdings Discount Note otherwise permitted under this Agreement and refinancings of the Senior Subordinated Notes or Holdings Discount Note otherwise permitted hereunder) ;

              (ii) amend, terminate or modify, or permit the amendment, termination or modification of, any provision of the Senior Subordinated Note Documents or the Holdings Discount Notes in a manner adverse to the interests of the Lenders (as determined by the Administrative Agent in its sole discretion after reasonable advance notice of such proposed change);

              (iii) amend or modify, or permit the amendment or modification of, any provision of the Management Services Agreement in a manner adverse to the interests of the Lenders (as determined by the Administrative Agent in its sole discretion after reasonable advance notice of such proposed change);

              (iv) amend, modify or change in any way adverse to the interests of the Lenders under the Loan Documents, its Organizational Documents (including, without limitation, by filing or modification of any certificate of designation), or any agreement entered into by it, with respect to its Capital Stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its Capital Stock, which in any way could be adverse to the interests of the Lenders; or

              (v) issue any class of Capital Stock other than (x) in the case of Borrower and its Subsidiaries, non-redeemable common stock and (y) in the case of Holdings, Permitted Preferred Stock and common stock, in each case where, after giving effect to such issuance, no Event of Default will exist under SECTION 10.1(M) and to the extent the proceeds thereof are applied in accordance with this Agreement.

     8.13 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Holdings and Borrower will not, and will not permit any of their respective Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of Borrower or any Subsidiary of Borrower to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to Borrower or any of its other Subsidiaries, (ii) make any loans or advances to Borrower or any of its other Subsidiaries, or (iii) transfer any of its property or assets to Borrower or any of its other Subsidiaries, except:

         (a) any encumbrance or restriction pursuant to the Senior Subordinated Notes, the Holdings Discount Note or any an agreement in effect at or entered into on the Effective Date and reflected on SCHEDULE 8.13(A) hereto and any Indebtedness resulting from the extension, renewal or refinancing thereof permitted by SECTION 8.2(I);

         (b) any encumbrance or restriction with respect to a Subsidiary of Borrower pursuant to an agreement relating to any Indebtedness issued by such Subsidiary on or prior to the date on which such Subsidiary became a Subsidiary of Borrower or was acquired by Borrower (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Borrower) and outstanding on such date;

         (c) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease; and

         (d) in the case of CLAUSE (III) above, Permitted Liens or other restrictions contained in security agreements securing Indebtedness permitted hereby to the extent such restrictions restrict the transfer of the property subject to such security agreements

     8.14 ACCOUNTING CHANGES. Neither Holdings nor Borrower will make or permit any of its Subsidiaries to make any change in accounting policies affecting the presentation of financial statements or reporting practices from those employed by it on the date hereof, unless (i) such change is required by GAAP, (ii) such change is disclosed to the Lenders through Administrative Agent or otherwise and
(iii) relevant prior financial statements that are affected by such change are restated (in form and detail reasonably satisfactory to Administrative Agent) as may be required by GAAP to show comparative results. If any changes in GAAP or the application thereof from that used in the preparation of the financial statements referred to in SECTION 6.5(A) hereof occur after the Effective Date and such changes result in, in the sole judgment of Administrative Agent, a meaningful change in the calculation of any financial covenants or restrictions set forth in this Agreement, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants and restrictions so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of Holdings and its Subsidiaries shall be the same after such changes as if such changes had not been made.

                                   ARTICLE IX
                               FINANCIAL COVENANTS

         Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or LC Obligation remains outstanding and unpaid or any other amount is owing to any Lender or Administrative Agent hereunder, Borrower shall not, directly or indirectly:

     9.1 MAINTENANCE OF CONSOLIDATED NET WORTH. Permit its Consolidated Net Worth on the last day of any Fiscal Quarter to be less than the sum of (i) 80% of the Consolidated Net Worth of the Borrower and its Subsidiaries (as reflected on the Pro Forma Balance Sheet) on the Effective Date PLUS (ii) the amount equal to 50% of the aggregate Consolidated Net Income of Borrower since December 31, 2000; PROVIDED, HOWEVER, that in the event that Borrower has

Consolidated Net Income of less than zero for any Fiscal Quarter, Consolidated Net Income for purposes only of this SECTION 9.1 shall be deemed to be zero for such Fiscal Quarter.

     9.2 CONSOLIDATED CAPITAL EXPENDITURES. (a) Permit it or any of its Subsidiaries to, make any Consolidated Capital Expenditures, except that during any Fiscal Year, Borrower and its Subsidiaries may make Consolidated Capital Expenditures so long as the aggregate amount so made by Borrower and its Subsidiaries (on a consolidated basis) during any such Fiscal Year does not exceed $75,000,000.

         (b) Notwithstanding the foregoing, in the event that the amount of Consolidated Capital Expenditures permitted to be made by Borrower and its Subsidiaries pursuant to clause (a) above in any Fiscal Year (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Consolidated Capital Expenditures made by Borrower and its Subsidiaries during such Fiscal Year, such excess (the "Rollover Amount") may be carried forward and utilized to make Consolidated Capital Expenditures in the next succeeding Fiscal Year, provided that in no event shall the aggregate amount of Consolidated Capital Expenditures made by Borrower and its Subsidiaries during any Fiscal Year pursuant to this clause (b) exceed 125% of the amount set forth in SECTION 9.2(A).

         (c) Notwithstanding the foregoing, Borrower and its Subsidiaries may make Consolidated Capital Expenditures (which Consolidated Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the insurance or condemnation proceeds received by Borrower or any of its Subsidiaries from any Recovery Event so long as such Consolidated Capital Expenditures are applied to replace or restore any properties or assets pursuant to SECTION 4.4(C).

         (d) Notwithstanding the foregoing, Borrower and its Subsidiaries may make Consolidated Capital Expenditures ("DESIGNATED CAPITAL EXPENDITURES") in an amount not to exceed $20,000,000 in the aggregate (which Consolidated Capital Expenditures will not be included in any determination under the foregoing CLAUSE (A)) PROVIDED that within thirty (30) days of the incurrence of any Consolidated Capital Expenditures which the Borrower wishes to be Designated Capital Expenditures Borrower shall deliver to Administrative Agent a certificate indicating that such Consolidated Capital Expenditures are to be considered Designated Capital Expenditures for the purpose of this SECTION 9.2(D).

         (e) Notwithstanding the foregoing, the amount of permitted Consolidated Capital Expenditures set forth in CLAUSE (A), without giving effect to any carryforward, shall be increased in the case of a Permitted Acquisition or decreased in the case of an Asset Disposition by an amount equal to 5.5% of the consolidated net sales with respect to the business or assets acquired or disposed of, as the case may be, for the immediately preceding four Fiscal Quarter period, such amount to be pro rated in the year of such acquisition or disposition based on the number of days remaining in the Fiscal Year of such event from the date of such event. A Responsible Officer shall deliver a certificate to the Administrative Agent setting forth the calculation of the consolidated net sales as determined pursuant to the pro forma financial statements delivered in connection with any such Permitted Acquisition and as determined in good faith by the Borrower with respect to any such Asset Disposition.

     9.3 INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio for the applicable Test Period ending on a date set forth below to be less than the ratio set forth opposite such date:

                  PERIOD                                      RATIO
                  ------------------------                   ------------------
                  June 30, 2001                               1.80 to 1.0

                  September 30, 2001                          1.80 to 1.0

                  December 31, 2001                           1.80 to 1.0

                  March 31, 2002                              1.80 to 1.0

                  June 30, 2002                               1.95 to 1.0

                  September 30, 2002                          1.95 to 1.0

                  December 31, 2002                           1.95 o 1.0

                  March 31, 2003                              1.95 to 1.0

                  June 30, 2003                               2.10 to 1.0

                  September 30, 2003                          2.10 to 1.0

                  December 31, 2003                           2.10 to 1.0

                  March 31, 2004                              2.10 to 1.0

                  June 30, 2004                               2.35 to 1.0

                  September 30, 2004                          2.35 to 1.0

                  December 31, 2004                           2.35 to 1.0

                  March 31, 2005                              2.35 to 1.0

                  June 30, 2005                               2.70 to 1.0

                  September 30, 2005                          2.70 to 1.0


                  December 31, 2005                           2.70 to 1.0

                  March 31, 2006                              2.70 to 1.0

                  June 30, 2006 and thereafter                2.95 to 1.0


     9.4 LEVERAGE RATIO. Permit the Leverage Ratio for the applicable Test Period ending on a date set forth below to be more than the ratio set forth opposite such date:

                  PERIOD                                      RATIO
                  ------------------------                   ------------------
                  June 30, 2001                               5.10 to 1.0

                  September 30, 2001                          5.10 to 1.0

                  December 31, 2001                           5.10 to 1.0

                  March 31, 2002                              5.10 to 1.0

                  June 30, 2002                               4.75 to 1.0

                  September 30, 2002                          4.75 to 1.0

                  December 31, 2002                           4.75 to 1.0

                  March 31, 2003                              4.75 to 1.0

                  June 30, 2003                               4.50 to 1.0

                  September 30, 2003                          4.50 to 1.0

                  December 31, 2003                           4.50 to 1.0

                  March 31, 2004                              4.50 to 1.0

                  June 30, 2004                               4.25 to 1.0

                  September 30, 2004                          4.25 to 1.0

                  December 31, 2004                           4.25 to 1.0

                  March 31, 2005                              4.25 to 1.0

                  June 30, 2005                               4.00 to 1.0


                  September 30, 2005                          4.00 to 1.0

                  December 31, 2005                           4.00 to 1.0

                  March 31, 2006                              4.00 to 1.0

                  June 30, 2006                               3.75 to 1.0

                  September 30, 2006                          3.75 to 1.0

                  December 31, 2006                           3.75 to 1.0

                  March 31, 2007                              3.75 to 1.0

                  June 30, 2007 and thereafter                3.50 to 1.0


     9.5 MINIMUM CONSOLIDATED EBITDA. Permit Consolidated EBITDA of Borrower and its Subsidiaries on a consolidated basis for each period of four consecutive Fiscal Quarters ending on the last day of any Fiscal Quarter of Borrower to be less than the amount opposite the last day of such Fiscal Quarter as set forth below:

                  PERIOD                                      RATIO
                  ------------------------                   ------------------
                  March 31, 2001                              $175 million

                  June 30, 2001                               $175 million

                  September 30, 2001                          $175 million

                  December 31, 2001                           $175 million

                  March 31, 2002                              $175 million

                  June 30, 2002                               $185 million

                  September 30, 2002                          $185 million

                  December 31, 2002                           $185 million

                  March 31, 2003                              $185 million

                  June 30, 2003                               $200 million

                  September 30, 2003                          $200 million

                  December 31, 2003                           $200 million

                  March 31, 2004                              $200 million

                  June 30, 2004                               $215  million

                  September 30, 2004                          $215 million

                  December 31, 2004                           $215 million

                  March 31, 2005                              $215 million

                  June 30, 2005 and thereafter                $225 million

         Notwithstanding anything in this SECTION 9.5 to the contrary, upon the consummation of a Permitted Acquisition or Asset Disposition where the aggregate consideration exceeds $10 million, the minimum amount of Consolidated EBITDA as set forth above (as the same may have been previously adjusted by this clause) shall be adjusted by: (A) in the case of a Permitted Acquisition, adding thereto 80% of the EBITDA associated with the assets or business acquired on a Pro Forma Basis (as set forth in the certificate required to be delivered in accordance with SECTION 1.2(B)) for the most recently ended four fiscal quarter period for which financial statements are available, and (B) in the case of an Asset Disposition, subtracting therefrom a proportional amount of such minimum Consolidated EBITDA equal to the ratio of (x) the EBITDA associated with the assets or business disposed of on a Pro Forma Basis (as set forth on the certificate required to be delivered in accordance with SECTION 1.2(B)) for the most recently ended four fiscal quarter period for which financial statements are available to (y) the Consolidated EBITDA of the Borrower and its Subsidiaries for the prior four consecutive Fiscal Quarters as set forth on the most recent financial statements delivered pursuant to SECTION 7.1; provided that in the case of any adjustment pursuant to CLAUSE (A) OR (B) above, the Administrative Agent shall be reasonably satisfied with any such adjustment.


                                   ARTICLE X
                                EVENTS OF DEFAULT

     10.1 EVENTS OF DEFAULT. Any of the following events, acts, occurrences or state of facts shall constitute an "EVENT OF DEFAULT" for purposes of this
Agreement:

         (a) FAILURE TO MAKE PAYMENTS WHEN DUE. Borrower (i) shall default in the payment of principal on any of the Loans or any reimbursement obligation with respect to any Letter of Credit; or (ii) shall default in the payment of interest on any of the Loans or default in the payment of any fee or any other amount owing hereunder or under any other Loan Document when due and such default in payment shall continue for five (5) Business Days; or

            (b) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by or on the part of Holdings, Borrower or any Credit Party, as the case may be, contained in any Loan Document or any document, instrument or certificate delivered pursuant hereto or thereto shall have been incorrect or misleading in any material respect when made or deemed made and, if such inaccuracy is capable of being cured in a manner reasonably satisfactory to Administrative Agent, such inaccuracy has not been cured within five (5) Business Days of Borrower becoming aware thereof, or

            (c) COVENANTS. Holdings or Borrower shall (i) default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under ARTICLE VIII and ARTICLE IX hereof SECTIONS 7.1, 7.3(A), 7.9, 7.10, 7.11, 7.12 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after written notice to Borrower by Administrative Agent or any Lender;

            (d) DEFAULT UNDER OTHER LOAN DOCUMENTS. Any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed hereunder or under any Loan Document (and not constituting an Event of Default under any other clause of this SECTION 10.1) and such default shall continue unremedied for a period of thirty (30) days after written or telephonic (immediately confirmed in writing) notice thereof has been given to Borrower by Administrative Agent; or

            (e) VOLUNTARY INSOLVENCY, ETC. Holdings, Borrower or any of their Material Subsidiaries shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business (other than in respect of any dissolution or liquidation permitted pursuant to SECTION 8.3) or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts or shall take any corporate action authorizing any of the foregoing; or

            (f) INVOLUNTARY INSOLVENCY, ETC. Involuntary proceedings or an involuntary petition shall be commenced or filed against Holdings, Borrower or any of their Material Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within thirty (30) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or

            (g) DEFAULT UNDER OTHER AGREEMENTS. (i) Holdings, Borrower or any of their Subsidiaries shall default in the payment when due, whether at stated maturity or otherwise, of any Indebtedness (other than Indebtedness owed to the Lenders under the Loan Documents) in excess of $10,000,000 in the aggregate beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) a default shall occur in the performance or observance of any agreement or condition to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration or similar notice is required), any such Indebtedness to become due or be repaid prior to its stated maturity, (iii) any such Indebtedness of Holdings, Borrower or any of their Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof or (iv) any breach, default or event of default remaining uncured for a period of thirty (30) days on the part of Holdings, Borrower or any of their Subsidiaries shall occur under any Operating Lease to which Holdings, Borrower or any of their Subsidiaries is a party pursuant to which rental payments thereunder equal or exceed $10,000,000 per annum;

            (h) INVALIDITY OF SUBORDINATION PROVISIONS. The subordination provisions of any agreement or instrument governing the Senior Subordinated Notes, the Holdings Notes or any other subordinated debt which refinances such Indebtedness is for any reason revoked or invalidated, or otherwise ceases to be in full force and effect, any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Loans and the other Obligations hereunder entitled to receive the benefits of any Loan Document is for any reason subordinated or do not have the priority contemplated by this Agreement or such subordination provisions.

            (i) JUDGMENTS. One or more judgments or decrees shall be entered against Holdings, Borrower or any of their Subsidiaries involving, individually or in the aggregate, a liability (to the extent not paid or covered by a reputable insurance company which has accepted liability in writing) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within thirty
(30) days from the entry thereof; or

            (j) SECURITY DOCUMENTS. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect (other than the validity or enforeceability of a pledge of the Capital Stock of a Foreign Subsidiary which is not a Material Subsidiary due to the effect of applicable foreign law or action of any foreign government) or shall, together with the other Security Documents, cease to give Administrative Agent for the benefit of the Lenders the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a first priority perfected security interest in, and Lien on, a material portion of the Collateral), in favor of Administrative Agent, superior to and prior to the rights of all third Persons and subject to no other Liens (except in each case to the extent expressly permitted herein or therein); or

            (k) GUARANTIES. Any Guaranty or any provision thereof shall (other than as a result of the actions taken by Administrative Agent or the Lenders to release such Guaranty) cease to be in full force and effect in accordance with its terms, or any Guarantor or any Responsible Officer or any Person acting with authority from a Responsible Officer on behalf of such Guarantor shall deny or disaffirm in writing such Guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

            (l) ERISA. Either (i) any Reportable Event which the Required Lenders determine constitutes reasonable grounds for the termination of any Plan by the PBGC or of any Multiemployer Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Plan or Multiemployer Plan shall have occurred, (ii) a trustee shall be appointed by a United States District Court to administer any Plan or Multiemployer Plan, (iii) the PBGC or shall institute proceedings to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan;
(iv) Borrower or any of its Subsidiaries or any of their ERISA Affiliates shall become liable to the PBGC or any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Plan; or (v) Borrower or any of its Subsidiaries or any of their ERISA Affiliates shall become liable to make a current payment with respect to any Multiemployer Plan under Section 4201 ET SEQ. of ERISA if an event described in CLAUSES (I), (II), (III), (IV) OR (V) would have a Material Adverse Effect; or

            (m) CHANGE OF CONTROL. A Change of Control shall occur.

            If any of the foregoing Events of Default shall have occurred and be continuing, Administrative Agent, at the written direction of the Required Lenders, shall take one or more of the following actions: (i) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to Borrower declare the Total Commitments to be terminated whereupon the Total Commitments shall forthwith terminate, (ii) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to Borrower declare all sums then owing by Borrower hereunder and under the Loan Documents to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand or protest or other notice of any kind, all of which are hereby expressly waived by Borrower, or (iii) terminate any Letter of Credit in accordance with its terms, (iv) direct Borrower to pay (and Borrower agrees that upon receipt of such notice, or upon the occurrence of any Event of Default specified in SECTION 10.1(E) or SECTION 10.1(F) with respect to Borrower it will pay) to Administrative Agent at the Payment Office such additional amount of cash, to be held as security by Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of Borrower and its Subsidiaries and then outstanding, and (v) enforce, as Administrative Agent, all of the Liens and security interests created pursuant to the Security Documents. In cases of any occurrence of any Event of Default described in SECTION 10.1(E) or SECTION 10.1(F), the Loans, together with accrued interest thereon, shall become due and payable forthwith without the requirement of any such acceleration or request, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Borrower, any provision of this Agreement or any other Loan Document to the contrary notwithstanding, and other amounts payable by Borrower hereunder shall also become immediately due and payable all without notice of any kind.

            Anything in this SECTION 10.1 to the contrary notwithstanding, Administrative Agent shall, at the request of the Required Lenders, rescind and annul any acceleration of the Loans by written instrument filed with Borrower; provided that at the time such acceleration is so rescinded and annulled: (A) all past due interest and principal, if any, on the Loans and all other sums payable under this Agreement and the other Loan Documents shall have been duly paid, and (B) no other Event of Default shall have occurred and be continuing which shall not have been waived in accordance with the provision of SECTION
12.1 hereof.

      10.2 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE II

                            THE ADMINISTRATIVE AGENT

            In this ARTICLE XI, the Lenders agree among themselves as follows:

      11.1 APPOINTMENT. The Lenders hereby appoint BT as Administrative Agent (for purposes of this Agreement, the term "Administrative Agent" shall include BT in its capacity as Collateral Agent pursuant to the Security Documents) to act as herein specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes and each holder of any Note by the acceptance of such Note shall be deemed to irrevocably authorize Administrative Agent to take such action on its behalf under the provisions hereof, the other Loan Documents (including, without limitation, to give notices and take such actions on behalf of the Required Lenders as are consented to in writing by the Required Lenders) and any other instruments, documents and agreements referred to herein or therein and to exercise such powers hereunder and thereunder as are specifically delegated to Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Administrative Agent may perform any of its duties hereunder and under the other Loan Documents, by or through its officers, directors, agents, employees or affiliates.

      11.2 NATURE OF DUTIES. Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of Administrative Agent shall be


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mechanical and administrative in nature. EACH LENDER HEREBY ACKNOWLEDGES AND
AGREES THAT ADMINISTRATIVE AGENT SHALL NOT HAVE, BY REASON OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, A FIDUCIARY RELATIONSHIP TO OR IN RESPECT OF ANY LENDER. Nothing in any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the credit worthiness of Borrower, and Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter. Administrative Agent will promptly notify each Lender at any time that the Required Lenders have instructed it to act or refrain from acting pursuant to ARTICLE X.

      11.3 EXCULPATION, RIGHTS ETC. Neither Administrative Agent nor any of its officers, directors, agents employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of any of the Loan Documents or any other document or the financial condition of Borrower. Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or any other Document or the financial condition of Borrower, or the existence or possible existence of any Unmatured Event of Default or Event of Default unless requested to do so by the Required Lenders. Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals (including the failure to act or approve) which by the terms of any of the Loan Documents, Administrative Agent is permitted or required to take or to grant, and if such instructions are requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders or all Lenders, as applicable. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting, approving or refraining from acting or approving under any of the Loan Documents in accordance with the instructions of the Required Lenders or, to the extent required by SECTION 12.1, all of the Lenders.

      11.4 RELIANCE. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, writing, resolution notice, statement, certificate, order or other document or any telephone, telex, teletype or telecopier message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with


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respect to all matters pertaining herein or to any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by Administrative Agent.

      11.5 INDEMNIFICATION. To the extent Administrative Agent is not reimbursed and indemnified by Borrower, the Lenders will reimburse and indemnify Administrative Agent for and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent, acting pursuant hereto in such capacity in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Administrative Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender's Aggregate Pro Rata Share of the Total Commitment; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. The obligations of the Lenders under this SECTION 11.5 shall survive the payment in full of the Notes and the termination of this Agreement.

            For purposes hereof, "Aggregate Pro Rata Share" means, when used with reference to any Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such desired aggregate or total amount by a fraction the numerator of which shall be the aggregate principal amount of such Lender's Domestic Revolving Loan, Multicurrency Revolving Loan, Term A Dollar Loan, Term A Euro Loan, Term B Dollar Loan and Term B Euro Loan and the denominator of which shall be the aggregate of all of the Loans outstanding hereunder.

      11.6 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its Loans and Commitments (and its Multicurrency Revolver Pro Rata Share, Domestic Revolver Pro Rata Share, Term A Dollar Pro Rata Share, Term A Euro Pro Rata Share, Term B Dollar Pro Rata Share and Term B Euro Pro Rata Share, as applicable, thereof), Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of Obligations. The terms "Lenders", "holder of Obligations" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity as a Lender, one of the Required Lenders or a holder of Obligations. Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower or any Subsidiary or affiliate of Borrower as if it were not acting as Administrative Agent hereunder or under any other Loan Document, including, without limitation, the acceptance of fees or other consideration for services without having to account for the same to any of the Lenders.

      11.7 NOTICE OF DEFAULT. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default hereunder unless Administrative Agent has received written notice from a Lender or Borrower referring to this Agreement describing such Event of Default or Unmatured Event of Default and stating that


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such notice is a "notice of default". In the event that Administrative Agent receives such a notice, Administrative Agent shall give prompt notice thereof to the Lenders.

      11.8 HOLDERS OF OBLIGATIONS. Administrative Agent may deem and treat the payee of any Obligation as reflected on the books and records of Administrative Agent as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Administrative Agent pursuant to SECTION 12.8(C). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Obligation shall be conclusive and binding on any subsequent holder, transferee or assignee of such Obligation or of any Obligation or Obligations granted in exchange therefor.

      11.9  RESIGNATION BY ADMINISTRATIVE AGENT.

            (a) Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving fifteen (15) Business Days' prior written notice to Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent who shall be satisfactory to Borrower and shall be an incorporated bank or trust company.

            (c) If a successor Administrative Agent shall not have been so appointed within said fifteen (15) Business Day period, Administrative Agent, with the consent of Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent until such time, if any, as the Required Lenders, with the consent of Borrower, appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) by the twentieth (20th) Business Day after the date such notice of resignation was given by Administrative Agent, Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders, with the consent of Borrower, appoint a successor Administrative Agent as provided above.

                                  ARTICLE XII

                                  MISCELLANEOUS

      12.1 NO WAIVER; MODIFICATIONS IN WRITING. (a) No failure or delay on the part of Administrative Agent or any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies


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that may be available to Administrative Agent or any Lender at law or in equity or otherwise. Neither this Agreement nor any terms hereof may be amended, modified, supplemented, waived, discharged, terminated or otherwise changed unless such amendment, modification, supplement, waiver, discharge, termination or other change is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such amendment, modification, supplement, waiver, discharge, termination or other change shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations directly affected thereby in the case of the following clause (i)), (i) extend the final scheduled maturity of any Loan or Note (it being understood that amending the definitions of Scheduled Term A Repayments (other than the Term A Loan Maturity Date) and Scheduled Term B Repayments (other than the Term B Loan Maturity Date) shall not constitute an extension of the final scheduled maturity of any Loan or Note) or extend the stated maturity of any Letter of Credit beyond the Revolver Termination Date, or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof,
(ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents), (iii) amend, modify or waive any provision of this SECTION 12.1, (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, the definition of "Required Lenders" shall include lenders with respect to additional term loans pursuant to this Agreement so long as such additional term loans are on substantially the same basis (other than interest rate and fees and with maturity no earlier than the Term B Loan Maturity Date) as the extensions of Term Loans and Domestic Revolving Commitments and Multicurrency Revolving Commitments are included in such determination on the date hereof) or
(v) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement; PROVIDED, FURTHER, that no such amendment, modification, supplement, waiver, discharge, termination or other change shall
(1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Events of Default or Unmatured Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (2) without the consent of Facing Agent, amend, modify or waive any provision of
SECTION 2.9 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of Administrative Agent, amend, modify or waive any provision of ARTICLE XI as same applies to Administrative Agent or any other provisions relating to the rights or obligations of Administrative Agent under the other Loan Documents, (4) without the consent of the Majority Lenders of each Facility which is being allocated a lesser prepayment, repayment or commitment reduction, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Facilities pursuant to clause (i) of the first sentence of SECTION 4.5(A) and the second and third sentence of SECTION 4.5(A) (although the Required Lenders may waive in whole or in part, any such prepayment, repayment or commitment reduction so long as the application, as amongst the various Facilities, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), or (5) without the consent of the Supermajority Lenders of each Facility amend for such Facility the definition of Supermajority Lenders or Scheduled Repayments of such Facility. Notwithstanding anything


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herein to the contrary, as long as no Term A Lender or Term B Lender is treated in an adverse and disproportionate manner from any other Term A Lender or Term B Lender, as the case may be, the Term A Dollar Facility and Term A Euro Facility on the one hand and the Term B Dollar Facility and Term B Euro Facility on the other hand, shall each be treated as a single Facility for purposes of any vote required by clause 4 or clause 5 above, with amounts in Euro converted to the Dollar Equivalent amount in Dollars.

            (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (a)(i) through (v), inclusive, of the first proviso to the third sentence of SECTION 12.1(A), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower if the respective Lender's consent is required with respect to less than all Loans, to replace only the respective Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to SECTION 3.7 so long as at the time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, supplement, waiver, discharge, termination or other change or (B) terminate such non-consenting Lender's Domestic Revolving Commitment and Multicurrency Revolving Commitment and repay all outstanding Loans of such Lender which gave rise to the need to obtain such Lender's consent, in accordance with SECTION 4.1(B) and/or 4.3; PROVIDED that, unless the Domestic Revolving Commitment or Multicurrency Revolving Commitment are terminated and Loans repaid pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause
(B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, PROVIDED, FURTHER, that in any event Borrower shall not have the right to replace a Lender, terminate its Domestic Revolving Commitment or Multicurrency Revolving Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) contemplated by the second proviso to the third sentence of SECTION 12.1(A).

      12.2 FURTHER ASSURANCES. Borrower agrees to do such further acts and things and to execute and deliver to Administrative Agent such additional assignments, agreements, powers and instruments, as Administrative Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or any of the Loan Documents or to better assure and confirm unto Administrative Agent its rights, powers and remedies hereunder.

      12.3 NOTICES, ETC. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return


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receipt requested, or by a reputable overnight or courier delivery service, or by prepaid telex or telecopier, and shall be deemed to be given for purposes of this Agreement on the third day after deposit in registered or certified mail, postage prepaid, and otherwise on the date that such writing is delivered or sent to the intended recipient thereof, or in the case of notice delivered by telecopy, upon completion of transmission with a copy of such notice also being delivered under any of the methods provided above, all in accordance with the provisions of this SECTION 12.3. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this SECTION 12.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) indicated on its signature page to this Agreement or, in the case of any Assignee, on its signature page to its Assignment and Assumption Agreement and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party on its signature page to this Agreement or such Assignment and Assumption Agreement, as the case may be.

      12.4  COSTS, EXPENSES AND TAXES; INDEMNIFICATION.

            (a) GENERALLY. Borrower agrees to pay promptly upon request by Administrative Agent all reasonable costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver, consent relating hereto or thereto or other modifications of (or supplements to) any of the foregoing and any and all other documents and instruments furnished pursuant hereto or thereto or in connection herewith or therewith, including without limitation, the reasonable fees and out-of-pocket expenses of Winston & Strawn, special counsel to Administrative Agent, and any local counsel retained by Administrative Agent relative thereto, other Attorney Costs, independent public accountants and other outside experts retained by Administrative Agent in connection with the administration of this Agreement and the other Loan Documents, and all search fees, appraisal fees and expenses, title insurance policy fees, costs and expenses and filing and recording fees and all costs and expenses (including, without limitation, Attorney Costs), if any, in connection with the enforcement of this Agreement, any of the Loan Documents or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, Borrower shall pay any and all present and future stamp, transfer, excise and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, any Loan Document, or the making of any Loan, and each agrees to save and hold Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay by Borrower in paying, or omission by Borrower to pay, such taxes. Any portion of the foregoing fees, costs and expenses which remains unpaid more than thirty (30) days following Administrative Agent's or any Lender's statement and request for payment thereof shall bear interest from the date of such statement and request to the date of payment at the Default Rate.

            (b) INDEMNIFICATION. Borrower will indemnify and hold harmless Administrative Agent and each Lender and each director, officer, employee, agent, attorney and


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Affiliate of Administrative Agent and each Lender (each such Person an
"INDEMNIFIED PERSON" and collectively, the "INDEMNIFIED PERSONS") from and against all losses, claims, damages, obligations (including removal or remedial actions), expenses or liabilities (not including Taxes or Excluded Taxes as to which Borrower is not required to make any payment of additional amounts pursuant to SECTION 4.7 hereof) to which such Indemnified Person may become subject, insofar as such losses, claims, damages, penalties, obligations (including removal or remedial actions), expenses or liabilities (or actions, suits or proceedings including any inquiry or investigation or claims in respect thereof (whether or not Administrative Agent or any Lender is a party thereto)) arise out of, in any way relate to, or result from the transactions contemplated by this Agreement or any of the other Loan Documents and to reimburse each Indemnified Person upon their demand, for any Attorney Costs or other expenses incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; PROVIDED, HOWEVER, (a) that no Indemnified Person shall have the right to be so indemnified hereunder for any loss, claim, damage, penalties, obligations, expense or liability to the extent it arises or results from the gross negligence, willful misconduct or bad faith of such Indemnified Person as finally determined by a court of competent jurisdiction and (b) that nothing contained herein shall affect the express contractual obligations of the Lenders to Borrower contained herein. If any action, suit or proceeding arising from any of the foregoing is brought against Administrative Agent, any Lender or any other Person indemnified or intended to be indemnified pursuant to this SECTION 12.4, Borrower will, if requested by Administrative Agent, any Lender or any such Indemnified Person, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified. Each Indemnified Person shall, unless Administrative Agent, a Lender or other Indemnified Person has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (which counsel shall be reasonably satisfactory to Borrower) (or (but not as well as) staff counsel) to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party. Excluding any liability arising out of the gross negligence, willful misconduct or bad faith of any Indemnified Person as determined by a court of competent jurisdiction in a final non-appealable judgment, Borrower further agrees to indemnify and hold each Indemnified Person harmless from all loss, cost (including Attorney Costs), liability and damage whatsoever incurred by any Indemnified Person by reason of any violation of any Environmental Laws or Environmental Permits or for the Release or Threatened Release of any Contaminants into the environment for which Borrower or any of its Subsidiaries has any liability or which occurs upon the Mortgaged Property or which is related to any Premises or Former Premises, or by reason of the imposition of any Environmental Lien or which occurs by a breach of any of the representations, warranties or covenants relating to environmental matters contained herein, provided that, with respect to any liabilities arising from acts or failure to act for which Borrower or any of its Subsidiaries is strictly liable under any Environmental Law or Environmental Permit, Borrower's obligation to each Indemnified Person under this indemnity shall likewise be without regard to fault on the part of Borrower or any such Subsidiary. If Borrower shall fail to do any act or thing which it has covenanted to do hereunder or any


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representation or warranty on the part of Borrower or any Subsidiary contained herein or in any other Loan Document shall be breached, Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts to give prompt written notice to Borrower that it proposes to take such action. Any and all amounts so expended by Administrative Agent shall be repaid to it by Borrower promptly upon Administrative Agent's demand therefor, with interest at the Default Rate in effect from time to time during the period including the date so expended by Administrative Agent to the date of repayment. To the extent that the undertaking to indemnify, pay or hold harmless Administrative Agent or any Lender as set forth in this SECTION 12.4 may be unenforceable because it is violative of any law or public policy, Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. The obligations of Borrower under this SECTION 12.4 shall survive the termination of this Agreement and the discharge of Borrower's other Obligations hereunder.

            (c) FOREIGN EXCHANGE INDEMNITY. If any sum due from Borrower under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable hereunder or under such order or judgment into another currency (the "SECOND CURRENCY") for the purpose of (i) making or filing a claim or proof against Borrower with any Governmental Authority or in any court or tribunal, or
(ii) enforcing any order or judgment given or made in relation hereto, Borrower shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss actually suffered as a result of any discrepancy between (a) the rate of exchange used to convert the amount in question from the first currency into the second currency, and (b) the rate or rates of exchange at which such Person, acting in good faith in a commercially reasonable manner, purchased the first currency with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of Borrower distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations.

      12.5 CONFIRMATIONS. Each of Borrower and each holder of any portion of the Obligations agrees from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to Administrative Agent) the aggregate unpaid principal amount of the Loan or Loans and other Obligations then outstanding.

      12.6  ADJUSTMENT; SETOFF.

            (a) If any lender (a "BENEFITED LENDER") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in SECTION 10.1(E) or SECTION 10.1(F) hereof, or otherwise) in a greater proportion than any such payment to and Collateral received by any other Lender in respect of such other Lender's Loans


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or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each Lender; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower, upon the occurrence and during the continuance of an Event of Default, to setoff and apply against any Obligations then due and payable, of Borrower or any Credit Party to such Lender, any amount owing from such Lender to Borrower, at or at any time after, the happening of any of the above-mentioned events, and the aforesaid right of setoff may be exercised by such Lender against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against, Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

            (c) Borrower expressly agrees that to the extent Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Indebtedness to the Lenders or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

      12.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.


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      12.8  BINDING EFFECT; ASSIGNMENT; ADDITION AND SUBSTITUTION OF LENDERS.

              (a) This Agreement shall be binding upon, and inure to the benefit of, Borrower, Administrative Agent, the Lenders, all future holders of the Notes and their respective successors and assigns; PROVIDED, HOWEVER, that Borrower may not assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of Administrative Agent and all of the Lenders.

            (b) Each Lender may at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in all or any portion of its Commitment and Loans or participation in Letters of Credit or any other interest of such Lender hereunder (in respect of any Lender, its "CREDIT EXPOSURE"). In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. At the time of each sale of a participating interest, pursuant to this SECTION 12.8(B), the Lender shall provide to Borrower or Administrative Agent revised IRS Forms, and if applicable, a Section 4.7(d)(ii) Certificate described in SECTION 4.7(D), reflecting that portion of its Commitment and Loan retained by it on an amended IRS Form W-8BEN and that portion of its Commitment and Loan which had been sold to a Participant on a IRS Form W-8IMY (together with any required attachments). Borrower agrees that if amounts outstanding under this Agreement or any of the Loan Documents are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Loan Document, PROVIDED, HOWEVER, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in
SECTION 12.6. Borrower also agrees that each Participant shall be entitled to the benefits of SECTION 3.6 and 4.7 with respect to its participation in the Loans outstanding from time to time, provided that such Participant's benefits under SECTIONS 3.6 and 4.7 shall be limited to the benefits that the primary Lender would be entitled to thereunder. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to approve or agree to any amendment, restatement, supplement or other modification to, waiver of, or consent under, this Agreement or any of the Loan Documents except to the extent that any of the forgoing would (i) extend the final scheduled maturity of any Loan or Note in which such Participant is participating (it being understood that amending the definitions of Scheduled Term A Repayments (other than the Term A Loan Maturity Date) and Scheduled Term B Repayments (other than the Term B Loan Maturity Date) shall not constitute an extension of the final scheduled maturity of any Loan or Note) or extend the stated maturity of any Letter of Credit in which such Participant is participating beyond the Revolver Termination Date, or reduce the rate or extend the time of payment of interest or fees on any such Loan, Note or Letter of Credit (except in connection with a waiver of applicability of any


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post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Events of Default or Unmatured Events of Default or of a mandatory reduction in Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Participant if the Participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Loan Documents) supporting the Loans and/or Letters of Credit hereunder in which such Participant is participating.

            (c) Any Lender may at any time assign to one or more Eligible Assignees, including an Affiliate thereof (treating any fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Lender or by an affiliate of such investment manager as a single Eligible Assignee) (each an "ASSIGNEE"), all or any part of its Credit Exposure pursuant to an Assignment and Assumption Agreement, PROVIDED that (i) it assigns its Credit Exposure in an amount not less than $2,500,000 with respect to Domestic Revolving Loans and Term A Dollar Loans, [EURO]2,500,000 with respect to Multicurrency Revolving Loans (or the Euro Equivalent of [EURO]2,500,000 (rounded to the nearest one hundred thousand units of the applicable Alternative Currency) and Term A Euro Loans, $1,000,000 with respect to Term B Dollar Loans (with respect to Term B Dollar Loans, aggregating transfers by any fund that invests in bank loans with transfers by any other fund that invests in bank loans and is managed by the same investment advisor of such Lender or by any Affiliate of such investment manager as a single Lender) and [EURO]1,000,000 with respect to Term B Euro Loans (or if less the entire amount of Lender's Credit Exposure) and (ii) any assignment of all or any portion of any Lender's Credit Exposure to an Assignee other than an Affiliate of such Lender or another Lender, or in the case of a Lender that is a fund that invests in senior loans, any other fund that invests in senior loans and is managed by the same investment advisor of a Lender or by an Affiliate of such investment advisor, shall require the prior written consent of the Administrative Agent and the Borrower (the consent of the Borrower and the Administrative Agent not to be unreasonably withheld or delayed, PROVIDED, HOWEVER, that for the first fifteen Business Days following the Initial Borrowing Date, assignments by the Agents shall not require the consent of the Borrower) and PROVIDED FURTHER, that notwithstanding the foregoing limitations, any Lender may at any time assign all or any part of its Credit Exposure to any Affiliate of such Lender or to any other Lender (or in the case of a Lender which is a fund, any other fund that invests in bank loans and is managed by the same investment advisor of such Lender or by any Affiliate of such investment manager). Upon execution of an Assignment and Assumption Agreement and the payment of a nonrefundable assignment fee of $3,500 (provided that no such fee shall be payable upon assignments by any fund that invests in bank loans to any other fund that invests in bank loans and is managed by the same investment advisor of such Lender or by any Affiliate of such investment manager) in immediately available funds to the Administrative Agent at its Payment Office in connection with each such assignment, written notice thereof by such transferor Lender to the Administrative Agent and the recording by the Administrative Agent in the Register of


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such assignment and the resulting effect upon the Domestic Revolving Commitment and Multicurrency Revolving Commitment of the assigning Lender and the Assignee, the Assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were a Lender hereunder and the holder of the Obligations (provided that the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by the assignor Lender and the Assignee) and, if the Assignee has expressly assumed, for the benefit of the Borrower, some or all of the transferor Lender's obligations hereunder, such transferor Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption, and except as described above, no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required. At the time of each assignment pursuant to this SECTION 12.8(C) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States Federal income tax purposes, the respective Assignee shall provide to the Borrower and the Administrative Agent the appropriate IRS Forms (and, if applicable a Section 4.7(d)(ii) Certificate) described in SECTION 4.7(D) AND (E). Each Assignee shall take such Credit Exposure subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by the Administrative Agent and the Borrower of written notice of such transfer, by each previous holder of such Credit Exposure. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement and SCHEDULE 1.1(A) hereto, to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Maximum Commitment, the determination of its Term A Dollar Pro Rata Share, Term A Euro Pro Rata Share, Term B Dollar Pro Rata Share, Term B Euro Pro Rata Share, Domestic Revolver Pro Rata Share or Multicurrency Revolver Pro Rata Share, as the case may be (in each case, rounded to twelve decimal places), the Loans, any outstanding Letters of Credit and any new Notes to be issued, at the Borrower's expense, to such Assignee, and no further consent or action by the Borrower or the Lenders shall be required to effect such amendments.

            (d) Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning Borrower and any Subsidiary of Borrower which has been delivered to such Lender by Borrower pursuant to this Agreement or which has been delivered to such Lender by Borrower in connection with such Lender's credit evaluation of Borrower prior to entering into this Agreement; PROVIDED that such Transferee or prospective Transferee agrees to treat any such information which is not public as confidential in accordance with SECTION 12.17.

            (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Notes held by it) to any Federal


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Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to, or the consent of, Borrower; PROVIDED that no such pledge or assignment of a security interest under this SECTION 12.8(E) shall release a Lender from any obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto Any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No such pledge or assignment shall release the transferor Lender from its obligations hereunder.

      12.9  CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL.

                  (A) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011 AS ITS DESIGNEE, APPOINTEE AND ADMINISTRATIVE AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND ADMINISTRATIVE AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH CREDIT PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND ADMINISTRATIVE AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH CREDIT PARTY IN ANY OTHER JURISDICTION.

                  (B) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE


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LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR
IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR
PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING WITHOUT LIMITATION THOSE REFERRED TO IN CLAUSE (A) ABOVE, IN RESPECT TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      12.10 RELEASE OF COLLATERAL. The Mortgaged Property, the Collateral and any other collateral security for the Obligation shall be released from any security interest or Lien created by the Loan Documents at such time as no Commitment by any Lender remains outstanding to Borrower hereunder and after Borrower shall have no Obligations or Loans of any kind then outstanding to Administrative Agent and the Lender under this Agreement or any of the Loan Documents; and Administrative Agent and the Lenders shall then deliver to Borrower all collateral held under the Loan Documents and related documents in the custody or possession of Administrative Agent and, if requested by Borrower, shall execute and deliver to Borrower for filing in each office in which any financing statement relative to such collateral, or any part thereof, shall have been filed, a termination statement under the Uniform Commercial Code releasing Administrative Agent's interest therein or a release of mortgage in each office in which an applicable Mortgage was filed releasing the lien of such Mortgage on the Mortgaged Property covered thereby, and such other documents and instruments as Borrower may reasonably request, all without recourse upon, or warranty whatsoever by, Administrative Agent and at the cost and expense of Borrower.

      12.11 GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

      12.12 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.


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      12.13 TRANSFERS OF NOTES. In the event that the holder of any Note
(including any Lender) shall transfer such Note, it shall immediately advise Administrative Agent and Borrower of such transfer, and Administrative Agent and Borrower shall be entitled conclusively to assume that no transfer of any Note has been made by any holder (including any Lender) unless and until Administrative Agent and Borrower shall have received written notice to the contrary. Except as otherwise provided in this Agreement or as otherwise expressly agreed in writing by all of the other parties hereto, no Lender shall, by reason of the transfer of a Note or otherwise, be relieved of any of its obligations hereunder. Each transferee of any Note shall take such Note subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by Administrative Agent and Borrower of written notice of such transfer, by each previous holder of such Note, and, except as expressly otherwise provided in such transfer, Administrative Agent and Borrower shall be entitled conclusively to assume that the transferee named in such notice shall hereafter be vested with all rights and powers under this Agreement with respect to the Pro Rata Share of the Loans of the Lender named as the payee of the Note which is the subject of such transfer.

      12.14 REGISTRY. Borrower hereby designates Administrative Agent to serve as Borrower's agent, solely for purposes of this SECTION 12.14 to maintain a register (the "REGISTER") on which it will record the Commitment from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. The entries in the Register shall be conclusive and binding, absent manifest error. Failure to make any such recordation, or any error in such recordation shall not affect Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by Administrative Agent on the Register only upon the acceptance by Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to SECTION 12.8. Coincident with the delivery of such an Assignment and Assumption Agreement to Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount then owing to such assignor or transferor Lender shall be issued to the assigning or transferor Lender and/or the new Lender. Borrower agrees to indemnify Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by Administrative Agent in performing its duties under this SECTION 12.14 other than any of the foregoing arising from the gross negligence, willful misconduct or bad faith of Administrative Agent as determined by a court of competent jurisdiction in a final non-appealable judgment.


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      12.15 HEADINGS. The Table of Contents and Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

      12.16 TERMINATION OF AGREEMENT. This Agreement shall terminate when the Commitment of each Lender has terminated and all outstanding Obligations and Loans have been paid in full and all Letters of Credit have expired or been terminated; PROVIDED, HOWEVER, that the rights and remedies of Administrative Agent and each Lender with respect to the indemnification provisions contained in this Agreement and any other Loan Document, shall be continuing and shall survive any termination of this Agreement or any other Loan Document.

      12.17 CONFIDENTIALITY. Each of the Lenders severally agrees to keep confidential all non-public information pertaining to Borrower and its Subsidiaries which is provided to it by any such parties in accordance with such Lender's customary procedures for handling confidential information of this nature and in a prudent fashion, and shall not disclose such information to any Person except (i) to the extent such information is public when received by such Lender or becomes public thereafter due to the act or omission of any party other than a Lender, (ii) to the extent such information is independently obtained from a source other than Borrower or its Subsidiaries and such information from such source is not, to such Lender's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted,
(iii) to an Affiliate of such Lender, counsel, auditors, examiners of any regulatory authority having or asserting jurisdiction over such Lender, accountants and other consultants retained by Administrative Agent or any Lender, (iv) in connection with any litigation or the enforcement of the rights of any Lender or Administrative Agent under this Agreement or any other Loan Document, (v) to the extent required by any applicable statute, rule or regulation or court order (including, without limitation, by way of subpoena) or pursuant to the request of any Governmental Authority having or asserting jurisdiction over any Lender or Administrative Agent; provided, however, that in such event, if the Lender(s) are able to do so, the Lender shall provide Borrower with prompt notice of such requested disclosure so that Borrower may seek a protective order or other appropriate remedy, and, in any event, the Lenders will endeavor in good faith to provide only that portion of such information which, in the reasonable judgment of the Lender(s), is relevant and legally required to be provided, or (vi) to any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with rating issued with respect to such Lender, or (vii) to the extent disclosure to other entities is appropriate in connection with any proposed or actual assignment or grant of a participation by any of the Lenders of interests in this Agreement and/or any of the other Loan Documents to such other entities (who will in turn be required to maintain confidentiality as if they were Lenders parties to this Agreement). In no event shall Administrative Agent or any Lender be obligated or required to return any such information or other materials furnished by Borrower.


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      12.18 CONCERNING THE COLLATERAL AND THE LOAN DOCUMENTS.

            (a) AUTHORITY. Each Lender authorizes and directs BT to act as collateral agent and to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the other secured parties. Each Lender agrees that any action taken by the Administrative Agent or the Required Lenders (or, where required by the express terms, hereof, a different proportion of the Lenders) in accordance with the provisions hereof or of the other Loan Documents, and the exercise by the Administrative Agent, the collateral trustee or the Required Lenders (or, where so required, such different proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection herewith and with the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by Borrower or any of its Subsidiaries, (iii) act as collateral trustee for the Lenders for purposes stated therein to the extent such action is provided for under the Loan Documents, provided, however, the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to Borrower's and its Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender; (iv) manage, supervise and otherwise deal with the Collateral;
(v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents, and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent or the Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

            (b)   Release of Collateral.

                  (i) Administrative Agent and the Lenders hereby direct Administrative Agent to release, in accordance with the terms hereof, any Lien held by Administrative Agent, under the Security Documents:

                  (A) against all of the Collateral, upon final and indefeasible payment in full of the Loans and Obligations and termination hereof;

                  (B) against any part of the Collateral sold or disposed of by
            Borrower or any of its Subsidiaries to the extent such sale or disposition is permitted hereby (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited hereby);

                  (C) against any Collateral acquired by Borrower or any of its
            Subsidiaries after the Effective Date if at least 80% of the purchase price therefor


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            is within 120 days of the acquisition thereof financed with
            Indebtedness secured by a Lien permitted by SECTION 8.1(C);

                  (D) so long as no Event of Default or Unmatured Event of
            Default has occurred and is continuing, in the sole discretion of the Administrative Agent upon the request of the Borrower, against any part of the Collateral with a fair market value of less than $10,000,000 in the aggregate during the term of this Agreement as such fair market value may be certified to the Administrative Agent by Borrower in an officer's certificate acceptable in form and substance to the Administrative Agent; and

                  (E) against a part of the Collateral which release does not require the consent of all of the Lenders as set forth in SECTION 12.1(A)(II), if such release is consented to by the Required Lenders;

provided, however, that (y) Administrative Agent shall not be required to execute any such document on terms which, in its opinion, would expose it to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (z) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower or any of its Subsidiaries in respect of) all interests retained by Borrower and/or any of its Subsidiaries, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (ii) Each of the Lenders hereby directs Administrative Agent to execute and deliver or file such termination and partial release statements and such other things as are necessary to release Liens to be released pursuant to this SECTION 12.18 promptly upon the effectiveness of any such release or enter into intercreditor agreements contemplated or permitted herein.

            (c) NO OBLIGATION. Administrative Agent shall not have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrower or any of its Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to Administrative Agent herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Administrative Agent in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent's own interests in the Collateral as one of the Lenders and that Administrative Agent shall not have any duty or liability whatsoever to any Lender, provided, that, notwithstanding the foregoing, Administrative Agent shall be responsible for its grossly negligent actions or actions constituting intentional misconduct. as determined by a court of competent jurisdiction in a final non-appealable judgment.


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      12.19 EFFECTIVENESS. This Agreement shall become effective on the date
(the "EFFECTIVE DATE") on which Borrower, Holdings and each of the Lenders shall have signed a counterpart of this Agreement (whether the same or different counterparts) and shall have delivered the same to Administrative Agent at the Notice Office (or to Administrative Agent's counsel as directed by such counsel) or, in the case of the Lenders, shall have given to Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office or the office of Administrative Agent's counsel that the same has been signed and mailed to it. Administrative Agent will give Borrower, Holdings and each Lender prompt written notice of the occurrence of the Effective Date.

                                  ARTICLE XIII
                                HOLDINGS GUARANTY

      13.1 THE GUARANTY. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letters of Credit, Holdings hereby agrees with the Lenders as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of Borrower to the Guaranteed Creditors becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to Administrative Agent and/or the Lenders, or order, on demand, together with any and all expenses which may be incurred by Administrative Agent or the Lenders in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

      13.2 INSOLVENCY. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of Borrower to the Guaranteed Creditors whether or not due or payable by Borrower upon the occurrence of any of the events specified in SECTIONS 10.01(E) or (F), and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

      13.3 NATURE OF LIABILITY. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of


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Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by Borrower or by any other party; or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of Borrower; or (c) any payment on or in reduction of any such other guaranty or undertaking; or (d) any dissolution, termination or increase, decrease or change in personnel by Borrower; or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

      13.4 INDEPENDENT OBLIGATION. The obligations of Holdings hereunder are independent of the obligations of any other guarantor, any other party or Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or Borrower and whether or not any other guarantor, any other party or Borrower be joined in any such action or actions. Holdings waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by Borrower or other circumstance which operates to toll any statute of limitations as to Borrower shall operate to toll the statute of limitations as to any Guarantor.

      13.5 AUTHORIZATION. Holdings authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

            (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

            (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

            (c) exercise or refrain from exercising any rights against Borrower or others or otherwise act or refrain from acting;

            (d) release or substitute any one or more endorsers, guarantors, Borrower or other obligors;


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            (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of Borrower to its creditors other than the Guaranteed Creditors;

            (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of Borrower to the Guaranteed Creditors regardless of what liability or liabilities of Holdings or Borrower remain unpaid;

            (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

            (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Guaranty.

      13.6 RELIANCE. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

      13.7 SUBORDINATION. Any of the indebtedness of Borrower now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of Borrower owing to the Guaranteed Creditors; and if Administrative Agent so requests at a time when an Event of Default shall have occurred and is continuing, all such indebtedness relating to the Guaranteed Obligations of Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

      13.8 WAIVER. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security


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held from Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by Administrative Agent, or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against Borrower or any other party or any security.

            (b) Holdings waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that Administrative Agent and the Lenders shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

      13.9 NATURE OF LIABILITY. It is the desire and intent of Holdings and the Lenders that this Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of Holdings shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                            [signature pages follow]


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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          PMD GROUP INC.

                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________

                                          Address:





                                          PMD GROUP HOLDINGS INC.

                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________

                                          BANKERS TRUST COMPANY, in its
                                          individual capacity and as
                                          Administrative Agent

                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________





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                                          Address:

                                          Bankers Trust Company
                                          One Bankers Trust Plaza
                                          130 Liberty Street
                                          30th Floor
                                          New York, New York 10006
                                          Attn:  Rosemary S. Dunne
                                          Tel. No.:  (212) 250-2500
                                          Telecopier No.:  (212) 250-7200



                                          With copies to

                                          Bankers Trust Company
                                          233 South Wacker Drive
                                          Suite 8400
                                          Chicago, Illinois 60606
                                          Attention:  John Anos
                                          Tel. No.: (312) 993-8000
                                          Telecopier No.: (312) 993-8218

                                          Winston & Strawn
                                          35 West Wacker Drive
                                          Chicago, Illinois 60601
                                          Attention: Charles B. Boehrer, Esq.
                                          Tel. No.:  (312) 558-5600
                                          Telecopier No.:  (312) 558-5700




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